FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-262701-07

September 16, 2024

BENCHMARK 2024-V10
Commercial Mortgage Trust

Free Writing Prospectus
Structural and Collateral Term Sheet
$737,970,000
(Approximate Initial Mortgage Pool Balance)
$658,638,000
(Approximate Offered Certificates)

Citigroup Commercial Mortgage Securities Inc. Depositor
Commercial Mortgage Pass-Through Certificates, Series 2024-V10

Citi Real Estate Funding Inc. German American Capital Corporation Goldman Sachs Mortgage Company
As Sponsors and Mortgage Loan Sellers

Citigroup	Goldman Sachs & Co. LLC	Deutsche Bank Securities

 Co-Lead Managers and Joint Bookrunners

Bancroft Capital, LLC	Drexel Hamilton

Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about September 16, 2024, included as part of our registration statement (SEC File No. 333-262701) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a summary of risks associated with an investment in the offered securities under the heading “Summary of Risk Factors” and a detailed discussion of such risks under the heading “Risk Factors”). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC. This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the headings “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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CERTIFICATE SUMMARY
OFFERED CERTIFICATES
Offered Classes	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$230,000		30.000%	%	(6)	2.56	11/24 – 07/29
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class X-A	NR/AAAsf/AAA(sf)	$588,531,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	NR/A-sf /AAA(sf)	$70,107,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	NR/AAAsf/AAA(sf)	$71,952,000		20.250%	%	(6)	4.96	09/29 – 09/29
Class B	NR/AA-sf /AA(sf)	$41,510,000		14.625%	%	(6)	4.96	09/29 – 09/29
Class C	NR/A-sf /A-(sf)	$28,597,000		10.750%	%	(6)	4.96	09/29 – 09/29

NON-OFFERED CERTIFICATES(10)
Non-Offered Classes	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class X-D(11)	NR/BBBsf/BBB+(sf)	$12,914,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D(11)	NR/BBBsf/BBB+(sf)	$12,914,000		9.000%	%	(6)	4.96	09/29 – 09/29
Class E-RR(11)	NR/BBB-sf/BBB(sf)	$11,070,000		7.500%	%	(6)	4.96	09/29 – 09/29
Class F-RR(11)	NR/BB-sf/BB+(sf)	$14,759,000		5.500%	%	(6)	4.96	09/29 – 09/29
Class G-RR(11)	NR/B-sf/B+(sf)	$11,070,000		4.000%	%	(6)	4.96	09/29 – 09/29
Class J-RR(11)	NR/NR/NR	$29,519,000		0.000%	%	(6)	5.00	09/29 – 10/29
Class R(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest-only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the respective classes of Principal Balance Certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X Certificates would be equal to zero at all times, such class of Class X Certificates will not be issued on the closing date of this securitization (the “Closing Date”) or (b) the pass-through rate of any class of Principal Balance Certificates whose certificate balance comprises the notional amount of any class of Class X Certificates is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time (the “WAC Rate”), the certificate balance of such class of Principal Balance Certificates may not be part of, and there may be a corresponding reduction in, such notional amount of such class of Class X Certificates.
(3)	“Approximate Initial Credit Support” means, with respect to any class of Principal Balance Certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of Principal Balance Certificates, if any, junior to such class of Principal Balance Certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of Principal Balance Certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.
(4)	Approximate per annum rate as of the Closing Date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, and Class J-RR certificates (collectively, the “Principal Balance Certificates”, and collectively with the Class X and Class R certificates, the “Certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified per annum rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage, but no less than 0.000%. The Certificates, other than the Class R certificates, are collectively referred to in this term sheet as the “Regular Certificates”. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $516,349,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 – $225,000,000	N/A – 4.86	N/A / 07/29 – 08/29
Class A-3	$291,349,000 – $516,349,000	4.93 – 4.90	08/29 – 09/29 / 07/29 – 09/29

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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CERTIFICATE SUMMARY (continued)
(8)	The Class X Certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X Certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X Certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the Principal Balance Certificates identified in the same row as such class of Class X Certificates in the chart below (as to such class of Class X Certificates, the “Corresponding Principal Balance Certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D

(9)	The pass-through rate for each class of Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the WAC Rate over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of Corresponding Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(10)	The classes of Certificates set forth below “Non-Offered Certificates” in the table are not offered by this Term Sheet.
(11)	In satisfaction of the risk retention obligations of Citi Real Estate Funding Inc. (as “retaining sponsor” with respect to this securitization transaction), RREF V - D AIV RR H, LLC is expected to acquire and retain (directly or through one or more of its “majority-owned affiliates”), in accordance with the credit risk retention rules applicable to this securitization transaction, all of the Class E-RR, Class F-RR, Class G-RR, and Class J-RR certificates (collectively, the “HRR Certificates”), which will collectively constitute an “eligible horizontal residual interest” with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the Certificates (other than the Class R certificates)) issued by the issuing entity. The certificate balances of the Class D and Class E-RR certificates may be reallocated between those classes based on the determination of the respective aggregate fair values, as of the closing date for this transaction, of (i) all of the HRR Certificates and (ii) all of the Certificates (other than the Class R certificates), in order to satisfy the foregoing. Any such reallocation may affect the notional amounts of the Class X-D certificates. “Retaining sponsor,” “majority-owned affiliate,” “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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MORTGAGE POOL CHARACTERISTICS
Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$737,970,000
Number of Mortgage Loans	32
Number of Mortgaged Properties	62
Average Cut-off Date Balance	$23,061,563
Weighted Average Mortgage Rate	6.52577%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	60
Weighted Average Remaining Amortization Term (months)(4)	360
Weighted Average Cut-off Date LTV Ratio(5)	55.8%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	55.8%
Weighted Average UW NCF DSCR(6)	1.71x
Weighted Average Debt Yield on Underwritten NOI(7)	11.7%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	0.7%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	99.3%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	10.6%
% of Initial Pool Balance of Mortgage Loans with Subordinate Debt	27.0%

(1)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Unit / Room information for each mortgage loan is presented in this Term Sheet (i) if such mortgage loan is part of a whole loan (as defined under “Collateral Overview—Whole Loan Summary” below), based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date. However, no such mortgage loans will be included in the Benchmark 2024-V10 Mortgage Trust. With respect to two mortgage loans representing approximately 2.0% of the initial pool balance, the initial due date for each such mortgage loan occurs after October 2024. On the closing date of the securitization, with respect to each such mortgage loan, the related mortgage loan seller will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such mortgage loan at the related interest rate with respect to the assumed October 2024 payment date, and for such reason the mortgage loan is being treated as having an initial due date in October 2024.
(4)	Excludes mortgage loans that are interest-only for the entire term.
(5)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that such LTV ratios may be calculated based on (i) “as-stabilized” or similar values other than “as-is” in certain cases where the completion of certain hypothetical conditions or other events at the property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (iii) the “as-is” appraised value for a portfolio of mortgaged properties that includes a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that, with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance is net of the related economic holdback reserve.
(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan; provided, that with respect to any mortgage loan structured with an economic holdback reserve, each of the Debt Yield on Underwritten NOI and the Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the cut-off date balance that would be in effect for such mortgage loan assuming that the related cut-off date balance is net of the related economic holdback reserve.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC
Co-Managers:	Drexel Hamilton, LLC Bancroft Capital, LLC
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$737,970,000
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC (other than with respect to the Bronx Terminal Market mortgage loan) and Situs Holdings, LLC (solely with respect to the Bronx Terminal Market mortgage loan)
Certificate Administrator:	Citibank, N.A.
Trustee:	Wilmington Savings Fund Society, FSB
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by Citi Real Estate Funding Inc., as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy European or United Kingdom risk retention and due diligence requirements.
Closing Date:	On or about September 30, 2024
Cut-off Date:	With respect to each mortgage loan, the due date in September 2024 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to September 2024, the date that would have been its due date in September 2024 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)
Determination Date:	The 11th day of each month or next business day, commencing in October 2024
Distribution Date:	The 4th business day after the Determination Date, commencing in October 2024
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	September 2057
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (other than the Class X-A and Class X-B certificates); $1,000,000 minimum for the Class X-A and Class X-B certificates; and integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX, BLOOMBERG and Moody’s Analytics
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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TRANSACTION HIGHLIGHTS
■	$658,638,000 (Approximate) New-Issue Multi-Borrower CMBS:
—	Overview: The mortgage pool consists of 32 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $737,970,000 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $23,061,563 and are secured by 62 mortgaged properties located throughout 18 states.
—	LTV: 55.8% weighted average Cut-off Date LTV Ratio
—	DSCR: 1.71x weighted average Underwritten NCF Debt Service Coverage Ratio
—	Debt Yield: 11.7% weighted average Debt Yield on Underwritten NOI
—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3
■	Loan Structural Features:
—	Amortization: 0.7% of the mortgage loans by Initial Pool Balance have scheduled amortization:
-	0.7% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity
—	Hard Lockboxes: 62.8% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place
—	Cash Traps: 100.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than (i) a 1.10x coverage or (ii) a 7.00% debt yield, that fund an excess cash flow reserve
—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:
-	Real Estate Taxes: 27 mortgage loans representing 73.5% of the Initial Pool Balance
-	Insurance: 17 mortgage loans representing 45.4% of the Initial Pool Balance
-	Replacement Reserves (Including FF&E Reserves): 24 mortgage loans representing 57.1% of the Initial Pool Balance
-	Tenant Improvements / Leasing Commissions: 13 mortgage loans representing 74.3% of the Initial Pool Balance that is secured by office, industrial, retail and mixed use properties or multifamily properties with commercial tenants.
—	Predominantly Defeasance Mortgage Loans: 96.5% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period
■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:
—	Mixed Use: 28.1% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties
—	Multifamily: 26.3% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties
—	Office: 20.5% of the mortgaged properties by allocated Initial Pool Balance are office properties
—	Retail: 10.3% of the mortgaged properties by allocated Initial Pool Balance are retail properties
—	Self Storage: 7.8% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

 Geographic Diversity: The 62 mortgaged properties are located throughout 18 states, with only California (27.4%) and New York (26.5%) having greater than 10.0% of the allocated Initial Pool Balance.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
8

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance		Roll-up Aggregate Cut-off Date Balance(1)	Roll-up % of Initial Pool Balance(1)
Citi Real Estate Funding Inc. (“CREFI”)	15	20	$317,095,000	43.0%		$367,095,000	49.7%
German American Capital Corporation (“GACC”)	9	20	208,925,000	28.3		$223,425,000	30.3
Goldman Sachs Mortgage Company (“GSMC”)	6	13	91,950,000	12.5		$147,450,000	20.0
CREFI / GSMC(2)	1	8	73,500,000	9.9	6
GSMC / GACC(3)	1	1	46,500,000	6.3
Total	32	62	$737,970,000	100.0%		$737,970,000	100.0%

(1)	For any mortgage loan seller, the Roll-up Aggregate Cut-off Date Balance and the Roll-up % of Initial Pool Balance reflect all mortgage loans and portions of co-sponsored mortgage loans that are being contributed thereby to the Benchmark 2024-V10 securitization transaction.
(2)	The BioMed 2024 Portfolio 2 mortgage loan (9.96%) is part of a whole loan as to which separate notes are being sold by CREFI and GSMC. The BioMed 2024 Portfolio 2 mortgage loan is evidenced by three promissory notes: (i) note A-5-1 and note A-5-3, with an aggregate Cut-off Date Balance of $50,000,000 as to which CREFI is acting as the mortgage loan seller; and (ii) note A-7-1, with a Cut-off Date Balance of $23,500,000 as to which GSMC is acting as the mortgage loan seller.
(3)	The Moffett Towers Building D mortgage loan (6.3%) is part of a whole loan as to which separate notes are being sold by GSMC and GACC. The Moffett Towers Building D mortgage loan is evidenced by three promissory notes: (i) note A-1 and note A-2-1, with an aggregate Cut-off Date Balance of $32,000,000 as to which GSMC is acting as the mortgage loan seller; and (ii) note A-5-1, with a Cut-off Date Balance of $14,500,000 as to which GACC is acting as the mortgage loan seller.

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Units/Rooms	Cut-off Date Balance Per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio(3)
1	BioMed 2024 Portfolio 2	$73,500,000	9.96%	Various	995,458	$552	2.34x	13.1%	50.1%
2	Hyatt Centric Hotel & Shops Waikiki Beach	69,000,000	9.3	Mixed Use	230	$300,000	1.72x	14.5%	51.0%
3	Culver Collection	66,000,000	8.9	Various	307,905	$390	1.78x	12.2%	50.0%
4	Bronx Terminal Market	60,000,000	8.1	Retail	918,779	$261	2.18x	11.9%	43.2%
5	Moffett Towers Building D	46,500,000	6.3	Office	357,481	$406	1.83x	13.2%	48.3%
6	Culver Steps	41,250,000	5.6	Mixed Use	121,736	$616	1.66x	11.4%	57.7%
7	2767-2777 Atlantic Avenue	30,000,000	4.1	Multifamily	104	$288,462	1.32x	8.5%	67.9%
8	AAA Stow-A-Way Storage Portfolio	28,500,000	3.9	Self Storage	732,769	$39	1.51x	11.0%	63.1%
9	1000 Lorimer	28,300,000	3.8	Multifamily	49	$577,551	1.30x	9.3%	63.3%
10	The Grove Apartments	25,750,000	3.5	Multifamily	318	$80,975	1.46x	10.0%	56.7%
	Top 10 Total / Wtd. Avg.	$468,800,000	63.5%				1.81x	12.1%	52.9%
	Remaining Total / Wtd. Avg.	269,170,000	36.5				1.54x	11.1%	60.8%
	Total / Wtd. Avg.	$737,970,000	100.0%				1.71x	11.7%	55.8%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.
(2)	With respect to each mortgage loan that is part of a whole loan (as identified under “Collateral Overview—Whole Loan Summary” below), the Cut-off Date Balance Per SF/Unit/Room, UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness.
(3)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
9

COLLATERAL OVERVIEW (continued)

Whole Loan Summary

Mortgage Loan Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling/Trust and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer(3)	Special Servicer / Outside Special Servicer(3)
BioMed 2024 Portfolio 2	$73,500,000	9.96%	$476,394,737	$166,842,106	$716,736,843	BX 2024-BIO2	KeyBank	KeyBank
Culver Collection	$66,000,000	8.9%	$54,000,000	$12,000,000	$132,000,000	Benchmark 2024-V10	Midland	Rialto
Bronx Terminal Market	$60,000,000	8.1%	$180,000,000	$140,000,000	$380,000,000	Benchmark 2024-V10	Midland	Situs
Moffett Towers Building D	$46,500,000	6.3%	$98,500,000	—	$145,000,000	Benchmark 2024-V10	Midland	Rialto
Culver Steps	$41,250,000	5.6%	$33,750,000	—	$75,000,000	Benchmark 2024-V10	Midland	Rialto
Stonebriar Centre	$16,000,000	2.2%	$239,000,000	—	$255,000,000	Benchmark 2024-V9	Midland	3650 REIT

(1)	Each of the mortgage loans included in the issuing entity that is secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s) (none of which is included in the issuing entity), is referred to in this Term Sheet as a “whole loan”. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
(2)	Each whole loan will be serviced under the related Controlling PSA and, in the event the Controlling Note is included in the related securitization transaction, the controlling class representative (or an equivalent entity) under such Controlling PSA will generally be entitled to exercise the rights of the controlling note holder for the subject whole loan. See, however, the chart entitled “Whole Loan Controlling Notes and Non-Controlling Notes” below and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for information regarding the party that will be entitled to exercise such rights in the event the Controlling Note is held or deemed to be held by a third party or included in a separate securitization transaction.
(3)	In the above table, “Midland” refers to Midland Loan Services, a division of PNC Bank, National Association, “Rialto” refers to Rialto Capital Advisors, LLC, “KeyBank” refers to KeyBank National Association, “3650 REIT” refers to 3650 REIT Loan Servicing LLC and “Situs” refers to Situs Holdings, LLC.

Mortgage Loans with Existing Mezzanine Debt or Subordinate Debt(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Wtd. Avg Cut-off Date Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV(3)	Cut-off Date Total Debt LTV(2)	Cut-off Date Mortgage Loan UW NCF DSCR(3)	Cut-off Date Total Debt UW NCF DSCR(2)	Cut-off Date Mortgage Loan UW NOI Debt Yield(3)	Cut-off Date Total Debt UW NOI Debt Yield(2)
BioMed 2024 Portfolio 2	$73,500,000	$476,394,737	—	$166,842,106	$716,736,843	5.89535606378235%	50.1%	65.3%	2.34x	1.67x	13.1%	10.1%
Culver Collection	$66,000,000	$54,000,000	—	$12,000,000	$132,000,000	6.97272727272727%	50.0%	55.0%	1.78x	1.53x	11.1%	11.1%
Bronx Terminal Market	$60,000,000	$180,000,000	—	$140,000,000	$380,000,000	6.66168421052632%	43.2%	68.5%	2.18x	1.07x	7.5%	7.5%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.
(2)	All “Total Debt” calculations set forth in the table above include any related pari passu companion loan(s), any related subordinate companion loan(s) and any related mezzanine debt.
(3)	“Cut-off Date Mortgage Loan LTV”, “Cut-off Date Mortgage Loan UW NCF DSCR” and “Cut-off Date Mortgage Loan UW NOI Debt Yield” calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and related mezzanine debt.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
10

COLLATERAL OVERVIEW (continued)

Whole Loan Controlling Notes and Non-Controlling Notes(1)(2)

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(3)(4)(5)	Current or Anticipated Holder of Securitized Note(4)	Aggregate Cut-off Date Balance
BioMed 2024 Portfolio 2	Outside Serviced	Note A-1	Yes	—	BX 2024-BIO2	$139,957,896
		Note A-2	No	—	BX 2024-BIO2	$69,978,947
		Note A-3	No	—	BX 2024-BIO2	$69,978,947
		Note A-4	No	—	BX 2024-BIO2	$69,978,947
		Note A-5-1	No	—	Benchmark 2024-V10	$45,000,000
		Note A-5-2	No	—	BBCMS 2024-5C29	$30,000,000
		Note A-5-3	No	—	Benchmark 2024-V10	$5,000,000
		Note A-6	No	—	BANK5 2024-5YR9	$40,000,000
		Note A-7-1	No	—	Benchmark 2024-V10	$23,500,000
		Note A-7-2	No	GSBI	—	$16,500,000
		Note A-8	No	—	BANK5 2024-5YR9	$40,000,000
		Note B-1	No	—	BX 2024-BIO2	$66,736,843
		Note B-2	No	—	BX 2024-BIO2	$33,368,421
		Note B-3	No	—	BX 2024-BIO2	$33,368,421
		Note B-4	No	—	BX 2024-BIO2	$33,368,421

Culver Collection	Serviced	Note A-1	No	—	Benchmark 2024-V10	$56,000,000
		Note A-2	No	—	Benchmark 2024-V10	$10,000,000
		Note A-3	No	WFBNA	—	$34,000,000
		Note A-4	No	WFBNA	—	$20,000,000
		Note B-1	Yes	HRCP Culver, LLC	—	$6,600,000
		Note B-2	No	HRCP Culver, LLC	—	$5,400,000

Bronx Terminal Market	Serviced	Note A-1	No	—	Benchmark 2024-V10	$40,000,000
		Note A-2	No	—	BMO 2024-5C6	$20,000,000
		Note A-3	No	—	Benchmark 2024-V10	$15,000,000
		Note A-4	No	—	BMO 2024-5C6	$11,578,947
		Note A-5	No	—	Benchmark 2024-V10	$5,000,000
		Note A-6	No	—	BMO 2024-5C6	$10,000,000
		Note A-7	No	—	BMO 2024-5C6	$10,000,000
		Note A-8	No	—	BBCMS 2024-5C29	$10,000,000
		Note A-9	No	—	BBCMS 2024-5C29	$10,000,000
		Note A-10	No	—	BMO 2024-5C6	$3,421,053
		Note A-11	No	—	BBCMS 2024-5C29	$4,578,947
		Note A-12	No	—	BANK5 2024-5YR9	$30,000,000
		Note A-13	No	—	BANK5 2024-5YR9	$10,000,000
		Note A-14	No	—	BANK5 2024-5YR9	$4,500,000
		Note A-15	No	—	BANK5 2024-5YR9	$3,210,526
		Note A-16	No	—	BANK5 2024-5YR9	$2,500,000
		Note A-17	No	BANA	—	$30,000,000
		Note A-18	No	BANA	—	$10,000,000
		Note A-19	No	BANA	—	$4,500,000
		Note A-20	No	BANA	—	$3,210,526
		Note A-21	No	BANA	—	$2,500,000
		Note B	Yes	CPPIB	—	$140,000,000

Moffett Towers Building D	Serviced	Note A-1	Yes	—	Benchmark 2024-V10	$25,000,000
		Note A-2-1	No	—	Benchmark 2024-V10	$7,000,000
		Note A-2-2	No	GSBI	—	$18,000,000
		Note A-3-1	No	GSBI	—	$17,500,000
		Note A-3-2	No	—	BMO 2024-5C6	$5,000,000
		Note A-4	No	DBRI	—	$20,000,000
		Note A-5-1	No	—	Benchmark 2024-V10	$14,500,000
		Note A-5-2	No	DBRI	—	$5,500,000
		Note A-6-1	No	DBRI	—	$6,000,000
		Note A-6-2	No	—	BMO 2024-5C6	$5,000,000
		Note A-7	No	—	BMO 2024-5C6	$10,000,000
		Note A-8	No	—	BMO 2024-5C6	$5,000,000
		Note A-9	No	UBS AG	—	$4,000,000
		Note A-10	No	UBS AG	—	$2,500,000

Culver Steps	Serviced	Note A-1	Yes	—	Benchmark 2024-V10	$41,250,000
		Note A-2	No	—	BANK5 2024-5YR9	$33,750,000

Stonebriar Centre	Outside Serviced	Note A-1-1	Yes	—	Benchmark 2024-V9	$25,000,000
		Note A-1-2	No	—	BMO 2024-5C5	$20,000,000
		Note A-1-3	No	—	Benchmark 2024-V10	$16,000,000
		Note A-1-4	No	—	Benchmark 2024-V9	$40,000,000
		Note A-1-5	No	—	Benchmark 2024-V9	$24,000,000
		Note A-2-1	No	SGFC	—	$30,000,000
		Note A-2-2	No	—	BMO 2024-5C5	$20,000,000
		Note A-2-3	No	—	BMO 2024-5C6	$15,000,000
		Note A-3-1	No	—	BANK 2024-5YR8	$65,000,000

(1)	The holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related whole loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such whole loan with or without cause. See “Description of the Mortgage Pool—The Whole Loans,” “The Pooling and Servicing Agreement—Directing Holder” and “—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
11

COLLATERAL OVERVIEW (continued)
(2)	The holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the holder of the Controlling Note has consent rights involving the related whole loan, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
(3)	Unless otherwise specified, with respect to each whole loan, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(4)	Unless otherwise specified, with respect to each whole loan, each related unsecuritized pari passu companion loan (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an outside securitization (a) that has closed or (b) as to which a preliminary prospectus or final prospectus has been filed with the SEC or (c) as to which a preliminary offering circular or final offering circular has been printed, that, in each such case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the SEC nor has any preliminary offering circular or final offering circular been printed that identifies any future outside securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of an outside securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held (or is expected to be held) by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.
(5)	Entity names have been abbreviated for presentation.

“BANA” means Bank of America, National Association.

“CREFI” means Citi Real Estate Funding Inc.

“CPPIB” means CPPIB Credit Investments III Inc.

“DBRI” means DBR Investments Co. Limited.

“GSBI” means Goldman Sachs Bank USA.

“SGFC” means Societe Generale Financial Corporation.

“WFBNA” means Wells Fargo Bank, National Association.

“UBS AG” means United Bank of Switzerland.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
12

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Bronx Terminal Market	GACC	Bronx	New York	Retail	$60,000,000	8.1%	COMM 2014-CR17, COMM 2014-CR18, COMM 2014-UBS3
Moffett Towers Building D	GSMC, GACC	Sunnyvale	California	Office	$46,500,000	6.3%	COMM 2014-CR14
Hayden & National	GACC	Culver City	California	Office	$31,507,538	4.3%	COMM 2014-CR20
200 Sidney	CREFI, GSMC	Cambridge	Massachusetts	Mixed Use	$23,650,559	3.2%	LIFE 2021-BMR
Marriott Durham City Center	CREFI	Durham	North Carolina	Hospitality	$19,500,000	2.6%	JPMBB 2015-C27, JPMBB 2015-C28
Lincoln Centre	CREFI, GSMC	Foster City	California	Mixed Use	$15,473,684	2.1%	DBGS 2018-BIOD
40 Erie Street	CREFI, GSMC	Cambridge	Massachusetts	Mixed Use	$10,638,158	1.4%	LIFE 2021-BMR
Residence Inn Pinehurst	CREFI	Southern Pines	North Carolina	Hospitality	$10,000,000	1.4%	CGCMT 2015-GC33
UC Flats	CREFI	Philadelphia	Pennsylvania	Multifamily	$7,000,000	0.9%	FREMF 2019-KF59
Woodman Townhomes	GACC	Van Nuys	California	Multifamily	$5,700,000	0.8%	RCMT 2021-FL6
21 Erie Street	CREFI, GSMC	Cambridge	Massachusetts	Mixed Use	$5,428,362	0.7%	DBGS 2018-BIOD
Storage Sense - County Road	CREFI	Huntsville	Alabama	Self Storage	$4,460,000	0.6%	CGCMT 2019-GC43
Storage Sense - Highway 72	CREFI	Huntsville	Alabama	Self Storage	$2,790,000	0.4%	CGCMT 2019-GC43
47 Erie Street Parking Structure	CREFI, GSMC	Cambridge	Massachusetts	Other	$2,030,921	0.3%	DBGS 2018-BIOD

(1)	The table above includes mortgage loans secured by mortgaged properties for which the most recent prior financing of all or a significant portion of such mortgaged properties was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
13

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)		% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)	Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Mixed Use	12	$207,414,079		28.1%	1.91x	52.9%	13.0%
Lab/Office	7	71,469,079		9.7	2.34x	50.1%	13.1%
Hospitality/Retail	1	69,000,000		9.3	1.72x	51.0%	14.5%
Office/Retail	1	41,250,000		5.6	1.66x	57.7%	11.4%
Retail/Other	1	11,000,000		1.5	2.05x	47.6%	13.5%
Retail/Office	1	8,100,000		1.1	1.39x	64.5%	10.5%
Multifamily/Retail	1	6,595,000		0.9	1.31x	67.3%	8.7%
Multifamily	14	$193,875,000		26.3%	1.31x	65.6%	8.8%
Mid Rise	8	123,925,000		16.8	1.29x	67.5%	8.6%
Garden	3	45,250,000		6.1	1.38x	59.7%	9.4%
Low Rise	3	24,700,000		3.3	1.29x	67.3%	8.7%
Office	9	$151,022,613		20.5%	1.82x	51.8%	13.0%
CBD	6	80,522,613		10.9	1.80x	51.0%	12.7%
Suburban	3	70,500,000		9.6	1.85x	52.8%	13.3%
Retail	2	$76,000,000		10.3%	2.21x	43.0%	12.9%
Anchored	1	60,000,000		8.1	2.18x	43.2%	11.9%
Super Regional Mall	1	16,000,000		2.2	2.30x	42.1%	16.8%
Self Storage	12	$57,900,000	=	7.8%	1.42x	63.1%	9.8%
Hospitality	2	$29,500,000		4.0%	1.83x	53.6%	16.1%
Full Service	1	19,500,000		2.6	1.71x	51.0%	16.2%
Extended Stay	1	10,000,000		1.4	2.05x	58.8%	16.0%
Industrial	4	$10,750,000		1.5%	1.47x	45.8%	12.6%
Warehouse	3	5,750,000		0.8	1.57x	54.2%	13.0%
Printing Press	1	5,000,000		0.7	1.35x	36.2%	12.1%
Other	2	$6,508,308		0.9%	1.95x	50.0%	12.5%
Parking Garage	2	6,508,308		0.9	1.95x	50.0%	12.5%
Manufactured Housing	5	$5,000,000		0.7%	1.32x	64.1%	8.9%
Total	62	$737,970,000		100.0%	1.71x	55.8%	11.7%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
14

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
California	14	$202,202,000	27.4%	$1,219,900,000	33.4%	$73,904,430	31.6%
New York	10	195,695,000	26.5	764,500,000	20.9	41,379,968	17.7
Hawaii	1	69,000,000	9.3	135,200,000	3.7	9,997,270	4.3
Pennsylvania	7	43,545,380	5.9	63,700,000	1.7	3,764,604	1.6
Massachusetts	4	41,748,000	5.7	579,000,000	15.8	42,402,684	18.1
Illinois	4	34,906,435	4.7	65,700,000	1.8	3,495,151	1.5
North Carolina	2	29,500,000	4.0	55,200,000	1.5	4,763,475	2.0
Kentucky	2	27,235,963	3.7	43,000,000	1.2	2,981,262	1.3
Utah	2	24,000,000	3.3	39,000,000	1.1	3,267,033	1.4
Texas	1	16,000,000	2.2	605,000,000	16.5	42,823,625	18.3
Tennessee	1	13,800,000	1.9	21,800,000	0.6	1,248,888	0.5
Arizona	1	8,100,000	1.1	12,560,000	0.3	853,547	0.4
Alabama	2	7,250,000	1.0	14,350,000	0.4	825,809	0.4
Connecticut	1	5,997,598	0.8	8,700,000	0.2	328,285	0.1
North Dakota	3	5,750,000	0.8	10,600,000	0.3	749,364	0.3
South Carolina	5	5,000,000	0.7	7,600,000	0.2	442,560	0.2
Vermont	1	4,286,962	0.6	6,200,000	0.2	424,253	0.2
Virginia	1	3,952,662	0.5	5,300,000	0.1	334,925	0.1
Total	62	$737,970,000	100.0%	$3,657,310,000	100.0%	$233,987,133	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).
(3)	For multi-property loans that do not have underwritten cash flow information reported on a property level basis, Underwritten NOI is allocated based on each respective property’s allocated loan amount.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
15

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
$5,000,000 - 9,999,999	10	$61,795,000	8.4%
10,000,000 - 19,999,999	9	138,525,000	18.8
20,000,000 - 29,999,999	6	151,400,000	20.5
30,000,000 - 39,999,999	1	30,000,000	4.1
40,000,000 - 49,999,999	2	87,750,000	11.9
50,000,000 - 73,500,000	4	268,500,000	36.4
Total	32	$737,970,000	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.14 - 1.49	17	$240,720,000	32.6%
1.50 - 1.99	10	326,750,000	44.3
2.00 - 2.34	5	170,500,000	23.1
Total	32	$737,970,000	100.0%

(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	31	$732,970,000	99.3%
Amortizing Balloon	1	5,000,000	0.7
Total	32	$737,970,000	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable.

Distribution of Lockbox Types
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	14	$463,600,000	62.8%
Springing	16	246,745,000	33.4
Soft	1	13,825,000	1.9
None	1	13,800,000	1.9
Total	32	$737,970,000	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
36.2 - 39.9	1	$5,000,000	0.7%
40.0 - 49.9	4	133,500,000	18.1
50.0 - 59.9	11	344,000,000	46.6
60.0 - 69.9	12	212,545,000	28.8
70.0 - 75.0	4	42,925,000	5.8
Total	32	$737,970,000	100.0%
(1)	See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
34.4 - 39.9	1	$5,000,000	0.7%
40.0 - 49.9	4	133,500,000	18.1
50.0 - 59.9	11	344,000,000	46.6
60.0 - 69.9	12	212,545,000	28.8
70.0 - 75.0	4	42,925,000	5.8
Total	32	$737,970,000	100.0%
(1)	See footnotes (1), (3), and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	26	$531,470,000	72.0%
Recapitalization	3	135,000,000	18.3
Acquisition	3	71,500,000	9.7
Total	32	$737,970,000	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
5.181 - 5.9999	5	$152,750,000	20.7%
6.000 - 6.4999	7	106,920,000	14.5
6.500 - 6.9999	14	351,950,000	47.7
7.000 - 7.4999	5	106,850,000	14.5
7.500 - 8.0500	1	19,500,000	2.6
Total	32	$737,970,000	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
16

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.7 - 8.9	11	$152,770,000	20.7%
9.0 - 9.9	3	49,100,000	6.7
10.0 - 10.9	2	33,850,000	4.6
11.0 - 11.9	4	137,000,000	18.6
12.0 - 12.9	2	71,000,000	9.6
13.0 - 13.9	5	160,750,000	21.8
14.0 - 16.8	5	133,500,000	18.1
Total	32	$737,970,000	100.0%

(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.6 - 8.9	12	$166,570,000	22.6%
9.0 - 9.9	3	61,050,000	8.3
10.0 - 10.9	2	36,600,000	5.0
11.0 - 11.9	6	185,250,000	25.1
12.0 - 12.9	3	139,500,000	18.9
13.0 - 13.9	3	103,500,000	14.0
14.0 - 16.3	3	45,500,000	6.2
Total	32	$737,970,000	100.0%

(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods(1)
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
0	0	$0	0.0%

(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.
Distribution of Original Terms to Maturity/ARD(1)
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	30	$722,970,000	98.0%
61	2	15,000,000	2.0
Total	32	$737,970,000	100.0%

(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
58	3	$27,450,000	3.7%
59	9	300,295,000	40.7
60-61	20	410,225,000	55.6
Total	32	$737,970,000	100.0%

(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	31	$732,970,000	99.3%
360	1	5,000,000	0.7
Total	32	$737,970,000	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	31	$732,970,000	99.3%
360	1	5,000,000	0.7
Total	32	$737,970,000	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	23	$455,120,000	61.7%
Yield Maintenance or Defeasance	5	257,000,000	34.8
Yield Maintenance	4	25,850,000	3.5
Total	32	$737,970,000	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	27	$542,220,000	73.5%
Replacement Reserves(1)	24	$421,620,000	57.1%
Insurance	17	$335,120,000	45.4%
TI/LC(2)	13	$378,995,000	74.3%

(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties or multifamily properties with commercial tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
17

STRUCTURAL OVERVIEW
Distributions	The aggregate amount available for distribution to holders of the Certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.
On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1.	Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.
2.	Class A-1, Class A-2 and Class A-3 certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, then (ii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (i) above, then (iii) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (ii) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.
3.	Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.
4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.
5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.
6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.
7.	After the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest and principal and to reimburse (with interest at the related pass-through rate) any unreimbursed losses to the Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, sequentially in that order and with respect to each such class in a manner analogous to the Class C certificates pursuant to clause 6 above.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
18

STRUCTURAL OVERVIEW (continued)
Realized Losses	The certificate balances of the respective classes of Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates;; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2 and Class A-3 certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class E-RR, Class F-RR, Class G-RR, and Class J-RR certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-3, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B/C”) comprised solely of the Class X-B, Class B, and Class C, and (iii) the group (the “YM Group D” and, collectively with the YM Group A and the YM Group B/C, the “YM Groups”) comprised of the Class D and Class X-D certificates, pro rata based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to the subject class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of a single Class of Principal Balance Certificates (for which the value of this clause (Y) is one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and the subject class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates, if any, in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.
If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.
After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated to the holders of the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates as provided in the Benchmark 2024-V10 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.
Advances	The master servicer and, if it fails to do so, the certificate administrator, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the Benchmark 2024-V10 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any other related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the certificate administrator will each be entitled to receive interest on advances they make at the prime rate (and, solely with respect to the master servicer, subject to a floor rate of 2.0% per annum), compounded annually.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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STRUCTURAL OVERVIEW (continued)

Serviced Mortgage

Loans/Outside Serviced	Mortgage Loans One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Overview—Whole Loan Summary” above), the Benchmark 2024-V10 pooling and servicing agreement is not the Controlling PSA, and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling PSA constitutes an “outside servicing agreement.”
One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the Benchmark 2024-V10 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.
All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the Benchmark 2024-V10 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Appraisal Reduction

Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the Benchmark 2024-V10 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Regular Certificates then outstanding (i.e., first, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E-RR certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.
For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, as well as the allocation and/or exercise of voting rights for certain purposes, any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2 and Class A-3, certificates, pro rata based on certificate balance.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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STRUCTURAL OVERVIEW (continued)

Cumulative Appraisal

Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.
“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan, became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below) (or for purposes of determining an Operating Advisor Consultation Trigger Event, the HRR Certificates), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.
“AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.
Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.
Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling PSA, any related subordinate companion loan(s), together as one defaulted loan.
Directing Holder	The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the Benchmark 2024-V10 pooling and servicing agreement will be:
●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a control termination event has occurred and is continuing, the Controlling Class Representative; and
●	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”), provided, that with respect to any serviced whole loan, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.
The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.
An “excluded mortgage loan” is a mortgage loan or whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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STRUCTURAL OVERVIEW (continued)

Controlling Class

Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class F-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class F-RR, Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.
On the Closing Date, RREF V - D AIV RR H, LLC, a Delaware limited partnership, or its affiliate, is expected to (i) purchase the HRR Certificates, and (ii) appoint itself or an affiliate as the initial Controlling Class Representative. RREF V - D AIV RR H, LLC or an affiliate may purchase additional Certificates.

Control Termination

Event	A “Control Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.
The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination

Event	A “Consultation Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Consultation Termination Event will be deemed to exist.

Control/Consultation

Rights	With respect to any serviced loan, the applicable Directing Holder, if any, will be entitled to have consent and/or consultation rights under the Benchmark 2024-V10 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to such serviced loan.
After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the Benchmark 2024-V10 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan, and (ii) any serviced outside controlled whole loan.
After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.
With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the Benchmark 2024-V10 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.
With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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STRUCTURAL OVERVIEW (continued)
the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.
See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Termination of

Special Servicer	At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the Benchmark 2024-V10 pooling and servicing agreement; provided that the special servicer with respect to the Culver Collection whole loan or any related REO property and the special servicer with respect to the Bronx Terminal Market whole loan or any related REO property may each be terminated by the applicable Directing Holder in such capacity solely as to such whole loan or related REO property without being terminated as special servicer with respect to any other serviced mortgage loan or serviced whole loan as to which it is acting in such capacity.
Except in the case of a serviced outside controlled whole loan, and solely if a Control Termination Event has occurred and is continuing, the special servicer under the Benchmark 2024-V10 pooling and servicing agreement may be terminated and replaced pursuant to a vote of applicable certificateholders, with or without cause, in accordance with the procedures described under “The Pooling and Servicing Agreement—Removal of the Special Servicer by Certificateholders Following a Control Termination Event” in the Preliminary Prospectus, upon the affirmative vote of (a) the holders of Certificates evidencing at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates entitled to vote on the matter evidencing more than 50% of the voting rights allocable to each class of such Non-Reduced Certificates.
At any time, the special servicer under the Benchmark 2024-V10 pooling and servicing agreement may be terminated and replaced with respect to all the serviced loans, if (i) the operating advisor (A) determines, in its sole discretion exercised in good faith, that the special servicer has failed to comply with the Servicing Standard and a replacement of the special servicer would be in the best interest of the holders of the Certificates (as a collective whole), and (B) recommends the replacement of the special servicer with respect to such serviced loans, and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the special servicer in such capacity in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor” in the Preliminary Prospectus.
“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.
Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the Benchmark 2024-V10 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.
“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders or beneficial owners of Certificates evidencing at least 20% of the aggregate outstanding principal balance of all the Principal Balance Certificates, with such quorum including at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other.
The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the Benchmark 2024-V10 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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STRUCTURAL OVERVIEW (continued)
If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the Benchmark 2024-V10 pooling and servicing agreement.
Voting Rights	At all times during the term of the Benchmark 2024-V10 pooling and servicing agreement, the voting rights for the Certificates will be allocated among the respective classes of holders thereof in the following percentages:
(1)	1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and
(2)	in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.
The voting rights of any class of Certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.
The Class R certificates will not be entitled to any voting rights.

Servicing

Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.
All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.
Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.
Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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STRUCTURAL OVERVIEW (continued)
Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within three months of the maturity default, but the special servicer may collect from the related borrower and retain (x) a liquidation fee or workout fee, as applicable, and (y) such other fees as are provided for in the related loan documents.
In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.
Operating Advisor	The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:
●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;
●	reviewing reports provided by the special servicer to the extent set forth in the Benchmark 2024-V10 pooling and servicing agreement;
●	reviewing for accuracy certain calculations made by the special servicer;
●	issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the Benchmark 2024-V10 pooling and servicing agreement and identifying any material deviations therefrom;
●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the holders of the Certificates (as a collective whole); and
●	after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the Benchmark 2024-V10 pooling and servicing agreement) in respect of the applicable serviced loan(s).
An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.
Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the Benchmark 2024-V10 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.
The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.
See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 30% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.
The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders of the Certificates (other than the Class R certificates) evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
25

STRUCTURAL OVERVIEW (continued)
reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the Benchmark 2024-V10 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the Benchmark 2024-V10 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.
Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other holder or beneficial owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other holder or beneficial owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other holder or beneficial owner of Certificates may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other holder or beneficial owner of Certificates may deliver, within the time frame provided in the Benchmark 2024-V10 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.
“Resolved” means, with respect to a Repurchase Request in connection with a mortgage loan, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Benchmark 2024-V10 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Liquidated Loan Waterfall	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 43) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to satisfy its risk retention obligation through the purchase by a third-party purchaser (directly or through one or more majority-owned affiliates) of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the Benchmark 2024-V10 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Benchmark 2024-V10 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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STRUCTURAL OVERVIEW (continued)
Deal Website	The certificate administrator will maintain a deal website including, but not limited to:
—all special notices delivered.
—summaries of final asset status reports.
—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.
—an “Investor Q&A Forum” and a voluntary investor registry.
Cleanup Call	On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.
If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the Benchmark 2024-V10 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding Certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
27

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
28

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
29

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%
Mortgage Loan Information		Property Information
Loan Sellers:	CREFI, GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(7):	Various – Various
Borrower Sponsor(s):	BioMed Realty, L.P.	Collateral:	Fee
Borrower(s)(1):	Various	Location(7):	Various, Various
Original Balance(2):	$73,500,000	Year Built / Renovated(7):	Various / Various
Cut-off Date Balance(2):	$73,500,000	Property Management:	BioMed Realty LLC and Pro Park, LLC
% by Initial UPB:	9.96%	Size(8):	995,458 SF
Interest Rate(3):	5.48759809004295%	Appraised Value / Per SF(9):	$1,098,200,000 / $1,103
Note Date:	August 9, 2024	Appraisal Date(10):	Various
Original Term:	60 months	Occupancy:	93.8% (as of Various)
Amortization:	Interest Only	UW Economic Occupancy:	93.7%
Original Amortization:	NAP	Underwritten NOI(11):	$72,082,166
Interest Only Period:	60 months	Underwritten NCF:	$71,517,523
First Payment Date:	September 9, 2024
Maturity Date:	August 9, 2029	Historical NOI
Additional Debt Type(2):	Pari Passu / B-Note	Most Recent NOI(11):	$60,248,205 (TTM March 31, 2024)
Additional Debt Balance(2):	$476,394,737 / $166,842,106	2023 NOI:	$59,155,334
Call Protection(4):	YM0.5(25),DorYM0.5(28),O(7)	2022 NOI:	$58,687,190
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$55,282,799
Reserves(5)				Financial Information(2)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF(12):	$552	$720
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF(12):	$552	$720
Replacement Reserves:	$0	$0	NAP	Cut-off Date LTV:	50.1%	65.3%
TI / LC:	$0	Springing	(6)	Maturity Date LTV:	50.1%	65.3%
Unfunded Obligations:	$3,569,740	$0	NAP	UW NOI DY:	13.1%	10.1%
				UW NCF DSCR:	2.34x	1.67x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(2)	$549,894,737	64.0%	Loan Payoff	$845,920,651	98.5%
Subordinate Debt(2)	166,842,106	19.4	Closing Costs	9,648,775	1.1
Borrower Sponsor Equity	142,402,323	16.6	Upfront Reserves	3,569,740	0.4
Total Sources	$859,139,166	100.0%	Total Uses	$859,139,166	100.0%
(1)	The borrowers are BMR-21 Erie Street LLC, BMR-Lincoln Centre LP, BMR-Sidney Research Campus LLC and BRE-BMR Campus at Towne Centre LP.
(2)	The BioMed 2024 Portfolio 2 Mortgage Loan (as defined below) is part of the BioMed 2024 Portfolio 2 Whole Loan (as defined below), which is comprised of 11 pari passu senior promissory notes and four junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $716,736,843. The Financial Information in the chart above under the heading “Senior Loan” is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the BioMed 2024 Portfolio 2 Senior Loan (as defined below) and the Financial Information in the chart above under the heading “Whole Loan” is based on the aggregate outstanding principal balance as of the Cut-off Date of the BioMed 2024 Portfolio 2 Whole Loan.
(3)	Interest Rate represents the weighted average interest rate of component A and component B of the BioMed 2024 Portfolio 2 Whole Loan. Component A has an interest rate of 5.4313179% per annum and Component B has an interest rate of 5.9172279% per annum. The Interest Rate does not include the weighted average interest rate of component C and component D applicable to the BioMed 2024 Portfolio 2 Junior Notes (as defined below). See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the preliminary prospectus. The Interest Rate of the BioMed 2024 Portfolio 2 Whole Loan may change if any of the individual mortgaged properties securing the BioMed 2024 Portfolio 2 Whole Loan is released and any portion of any of the BioMed 2024 Portfolio 2 Mortgage Loan components is paid down in accordance with the BioMed 2024 Portfolio 2 Whole Loan documents. See “Release of Collateral” below for additional information related to permitted partial releases.
(4)	Defeasance of the BioMed 2024 Portfolio 2 Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 9, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMARK 2024-V10 securitization trust in September 2024. The actual defeasance lockout period may be longer.
(5)	See “Initial and Ongoing Reserves” below.
(6)	The TI / LC Reserve is capped at an amount equal to the aggregate square footage (excluding the rentable square footage attributable to the 47 Erie Street Parking Structure property) multiplied by $1.
(7)	See “Portfolio Summary” below.
(8)	The BioMed 2024 Portfolio 2 Properties (as defined below) are inclusive of 447 parking stalls located at the 47 Erie Street Parking Structure property.
(9)	Appraised Value / Per SF excludes the value of the 47 Erie Street Parking Structure property as there is no attributable square feet.
(10)	The appraisals were completed on various dates between April 22, 2024 and April 30, 2024.
(11)	Increase in Underwritten NOI compared to Most Recent NOI is primarily attributable to (i) rent increases through May 31, 2025 and (ii) straight line rent credit for investment-grade tenants.
(12)	Cut-off Date Loan / SF and Maturity Date Loan / SF exclude the 447 parking stalls located at the 47 Erie Street Parking Structure property.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
30

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

The Loan. The largest mortgage loan (the “BioMed 2024 Portfolio 2 Mortgage Loan”) is part of a whole loan with an outstanding balance of $716,736,843 (the “BioMed 2024 Portfolio 2 Whole Loan”) comprised of (i) 11 pari passu senior notes with an aggregate outstanding balance of $549,894,737 (collectively the “BioMed 2024 Portfolio 2 Senior Notes”), which collectively evidence the senior portion of the BioMed 2024 Portfolio 2 Whole Loan (“BioMed 2024 Portfolio 2 Senior Loan”), and (ii) four junior notes with an aggregate outstanding balance of $166,842,106 (collectively, the “BioMed 2024 Portfolio 2 Junior Notes”). Among the BioMed 2024 Portfolio 2 Senior Notes are the non-controlling Notes A-5-1, A-5-3, and A-7-1, with an aggregate initial principal balance of $73,500,000, which evidence the BioMed 2024 Portfolio 2 Mortgage Loan and will be contributed to the BMARK 2024-V10 securitization trust. The BioMed 2024 Portfolio 2 Junior Notes are generally subordinate in right of payment to the BioMed 2024 Portfolio 2 Senior Notes. The BioMed 2024 Portfolio 2 Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA (“GSBI”) and Wells Fargo Bank, National Association on August 9, 2024. The BioMed 2024 Portfolio 2 Whole Loan is secured by a first priority fee mortgage encumbering a portfolio of seven life science lab/office properties and one parking garage, totaling 995,458 square feet and 447 parking stalls located across California and Massachusetts (collectively, the “BioMed 2024 Portfolio 2 Properties”, and each individually, a “BioMed 2024 Portfolio 2 Property”).

The promissory notes comprising the BioMed 2024 Portfolio 2 Whole Loan are summarized in the below table. The relationship between the holders of the BioMed 2024 Portfolio 2 Whole Loan is governed by a co-lender agreement. The BioMed 2024 Portfolio 2 Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2024-BIO2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The BioMed 2024 Portfolio 2 Pari Passu AB Whole Loan” and “The Pooling and Servicing Agreement-Servicing of the Outside Serviced Mortgage Loans” in the preliminary prospectus.

BioMed 2024 Portfolio 2 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$139,957,896	$139,957,896	BX 2024-BIO2	Yes
A-2	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-3	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-4	$69,978,947	$69,978,947	BX 2024-BIO2	No
A-5-1	$45,000,000	$45,000,000	BMARK 2024-V10	No
A-5-2	$30,000,000	$30,000,000	BBCMS 2024-5C29	No
A-5-3	$5,000,000	$5,000,000	BMARK 2024-V10	No
A-6	$40,000,000	$40,000,000	BANK5 2024-5YR9	No
A-7-1	$23,500,000	$23,500,000	BMARK 2024-V10	No
A-7-2(1)	$16,500,000	$16,500,000	GSBI	No
A-8	$40,000,000	$40,000,000	BANK5 2024-5YR9	No
Total Senior Notes	$549,894,737	$549,894,737
B-1(2)	$66,736,843	$66,736,843	BX 2024-BIO2	No
B-2(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
B-3(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
B-4(2)	$33,368,421	$33,368,421	BX 2024-BIO2	No
Total Junior Notes	$166,842,106	$166,842,106
Whole Loan	$716,736,843	$716,736,843
(1)	Expected to be contributed to one or more future securitizations.
(2)	The BioMed 2024 Portfolio 2 Junior Notes will be generally subordinate in right of payment to the BioMed 2024 Portfolio 2 Senior Notes.

The Properties. The BioMed 2024 Portfolio 2 Properties consist of eight properties totaling approximately 995,458 square feet and 447 parking stalls, including seven lab/office properties and one parking garage property. Geographically, the BioMed 2024 Portfolio 2 Properties span two states and three key life science submarkets: Mid Cambridge, Boston (four properties, 58.8% of UW NOI), Peninsula, San Francisco (one property, 21.5% of UW NOI) and University Towne Center, San Diego (three properties, 19.7% of UW NOI).

As of the underwritten rent roll dated April 12, 2024, the BioMed 2024 Portfolio 2 Properties were 93.8% leased to 14 individual tenants, with a weighted average remaining lease term of 5.8 years. Tenancy across the BioMed 2024 Portfolio 2 Properties is generally comprised of biotech and life science companies including a mix of publicly traded, investment-grade rated and privately held companies. Approximately 48.2% of the BioMed 2024 Portfolio 2 Properties NRA is leased to investment-grade tenants, with the largest tenant, Illumina, Inc. (“Illumina”) (rated Baa3/BBB/BBB by Moody’s/S&P/Fitch), representing 20.8% of underwritten rent. Several of the BioMed 2024 Portfolio 2 Properties serve as domestic headquarters for companies such as Intellia Therapeutics, Inc. and Poseida Therapeutics, Inc.

Additionally, the BioMed 2024 Portfolio 2 Properties benefit from their rollover profile as evidenced by only 26.7% of NRA and 36.4% of underwritten rent expiring during the term of the BioMed 2024 Portfolio 2 Whole Loan. No greater than 9.9% of Portfolio NRA or 15.3% of underwritten rent is subject to roll during any single year during the term of the BioMed 2024 Portfolio 2 Whole Loan. Additionally, 36.2% of the BioMed 2024 Portfolio 2 Properties’ NRA is comprised of leases expiring in 2033. Additionally, among those tenants rolling

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
31

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

during the term of the BioMed 2024 Portfolio 2 Whole Loan, UW rent is on average approximately 12.0% below the appraisal concluded market rents, offering potential mark-to-market opportunity.

The BioMed 2024 Portfolio 2 Properties fell into the following three categories prior to the closing of the BX 2024-BIO2 securitization: (i) two properties previously included in the LIFE 2021-BMR securitization transaction (the “BMR Same-Store Properties”), (ii) three properties previously included in the DBGS 2018-BIOD securitization transaction (the “BIOD Same-Store Properties”) and (iii) three properties previously encumbered with balance sheet financing. Since the closing of the LIFE 2021-BMR securitization transaction, the BMR Same-Store Properties have achieved UW NOI growth of approximately 42.7%. The BIOD Same-Store Properties have achieved UW NOI growth of approximately 27.7% since the closing of the DBGS 2018-BIOD securitization transaction.

The following table presents a summary of certain information relating to the BioMed 2024 Portfolio 2 Properties:

Portfolio Summary
Property Name	City, State	Property Sub- Type	Year Built / Year Renovated	NRA(1)	% of Portfolio NRA(1)	Leased %(1)	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI ($MM)(1)	% of Portfolio UW NOI(1)
200 Sidney	Cambridge, MA	Lab/Office	2000 / 2016	188,616	18.9%	100.0%	4.8	$24.3	33.7%
Lincoln Centre	Foster City, CA	Lab/Office	2017 / NAP	360,000	36.2%	100.0%	8.7	$15.5	21.5%
40 Erie Street	Cambridge, MA	Lab/Office	1996 / 2015	106,638	10.7%	100.0%	2.4	$10.6	14.7%
4570 Executive Drive	San Diego, CA	Lab/Office	2000 / 2019	125,550	12.6%	91.6%	1.6	$8.4	11.6%
21 Erie Street	Cambridge, MA	Lab/Office	1925 / 2018	51,914	5.2%	100.0%	6.2	$5.3	7.4%
9360-9390 Towne Centre Drive	San Diego, CA	Lab/Office	1990 / 2020	147,577	14.8%	65.6%(2)	5.6	$4.9	6.8%
47 Erie Street Parking Structure	Cambridge, MA	Parking Garage	1997 / NAP	NAP	NAP	NAP	NAP	$2.2	3.0%
Eastgate Mall	San Diego, CA	Lab/Office	1989 / 2020	15,163	1.5%	100.0%	5.3	$0.9	1.2%
Total/Wtd. Avg.				995,458	100.0%	93.8%	5.8	$72.1	100.0%
(1)	Information is based on the underwritten rent roll as of April 12, 2024.
(2)	Biosplice Therapeutics, Inc. currently leases 76,172 square feet at 9360-9390 Towne Centre Drive and subleases 25,391 square feet of this space to BioMed Realty, L.P. The remaining 50,781 square feet of non-subleased space was not being utilized by Biosplice Therapeutics, Inc. at the time of origination and, therefore, the lender underwriting considers this 50,781 square feet to be vacant.

Major Tenants. The three largest tenants based on underwritten base rent are Illumina, AbbVie Inc. (“AbbVie”) and Seres Therapeutics, Inc. (“Seres Therapeutics”).

Illumina (Baa3/BBB/BBB by Moody’s/S&P/Fitch; 360,000 square feet; 36.2% of net rentable area; 20.8% of underwritten rent) (NASDAQ: ILMN) is a company specializing in sequencing and array-based solutions for genetic and genomic analysis with products servicing customers across several markets. Illumina’s customers include genomic research centers, academic institutions, government laboratories and hospitals, as well as pharmaceutical, biotechnology, commercial molecular diagnostic laboratories and consumer genomics companies. Illumina leases 360,000 square feet at the Lincoln Centre property, with 200,000 square feet expiring in January 2033 and 160,000 square feet expiring in November 2033.

Illumina subleases a total of 133,800 square feet to three distinct sub-tenants at the Lincoln Centre property. The weighted average sub-lease rent represents a premium to the in-place contractual rent under the Illumina lease. The lender underwriting is reflective of the in-place contractual rent under the Illumina prime lease.

AbbVie (A3/A-/NR by Moody’s/S&P/Fitch; 119,980 square feet; 12.1% of net rentable area) (NYSE: AABV) is a global, research-based pharmaceutical company with products across immunology, oncology, aesthetics, neuroscience and eye care. AbbVie serves patients in over 175 countries and provides treatments for over 75 conditions. AbbVie employed approximately 50,000 employees in over 70 countries as of January 31, 2024. AbbVie leases 119,980 square feet at the 200 Sidney property, with 57,850 square feet expiring in July 2028 and 62,130 square feet expiring in October 2029. A portion of the space leased through October 2029 was a recent extension by AbbVie.

Seres Therapeutics (68,636 square feet; 6.9% of net rentable area; 13.1% of underwritten rent) (NASDAQ: MCRB) operates as a microbiome therapeutics platform company that focuses on developing biological drugs designed to treat disease by modulating the microbiome to restore health and repair the function of a disrupted microbiome to a non-disease state. Seres Therapeutics’ first drug VOWST was approved by the U.S. Food and Drug Administration to prevent Clostridioides difficile infection. Seres Therapeutics’ current lease expires in January 2030.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
32

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

The following table presents certain information relating to the tenants at the BioMed 2024 Portfolio 2 Properties:

Tenant Summary(1)(2)(3)
Tenant	Property	Credit Rating (Moody’s/ S&P/Fitch)(4)	Net Rentable Area (SF)	% of Net Rentable Area		U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration
Illumina	Lincoln Centre	Baa3/BBB/BBB	360,000	36.2%		$13,694,400	$38.04	20.8%	Various(5)
AbbVie	200 Sidney	A3/A-/NR	119,980	12.1		NAV	NAV	NAV	Various(6)
Seres Therapeutics	200 Sidney	NR/NR/NR	68,636	6.9		8,624,800	$125.66	13.1	1/13/2030
Intellia Therapeutics, Inc.	40 Erie Street	NR/NR/NR	65,319	6.6		5,626,579	$86.14	8.5	9/30/2026
MIL 21E, LLC	21 Erie Street	NR/NR/NR	51,914	5.2		5,081,861	$97.89	7.7	11/30/2030
Poseida Therapeutics, Inc.	Various(7)	NR/NR/NR	86,568	8.7		4,858,415	$56.12	7.4	12/31/2029
Human Longevity, Inc.	4570 Executive Drive	NR/NR/NR	48,049	4.8		3,882,840	$80.81	5.9	Various(8)
BioMed Realty, L.P.(9)	4570 Executive Drive	NR/NR/NR	49,912	5.0		2,696,246	$54.02	4.1	6/22/2025
Subtotal/Wtd. Avg.			850,378	85.4%
Other Tenants(10)			83,716(11)	8.4	%(11)	NAV	NAV	NAV
Subtotal/Wtd. Avg.			934,094	93.8%		$65,911,829	$70.56	100.0%
Vacant			61,364	6.2%
Total			995,458	100.0%
(1)	Information is based on the underwritten rent roll as of April 12, 2024, with underwriting inclusive of rent steps through May 31, 2025.
(2)	Certain tenants reflected in the chart above, although paying rent, are not in occupancy with respect to all or a portion of their leased space and in those cases such space is currently “dark”, and/or have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Risk Factors— Risks Relating to the Mortgage Loans—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “Description of the Mortgage Pool-Statistical Characteristics of the Mortgage Loans-Tenant Issues-Lease Expirations and Terminations” in the preliminary prospectus for more information regarding the foregoing and related tenant issues.
(3)	Certain tenants reflected in the chart above may sublease square feet with respect to all or a portion of their leased space. See “Risk Factors — Risks Relating to the Mortgage Loans—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “Description of the Mortgage Pool-Statistical Characteristics of the Mortgage Pool-Tenant Issues-Other” in the preliminary prospectus for more information regarding the foregoing and related tenant issues. Human Longevity, Inc. subleases 25,394 square feet at the 4570 Executive Drive property to Neogenomics at a rental rate of $64.56 per square foot NNN.
(4)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(5)	Illumina leases 360,000 square feet at the Lincoln Centre property, with 200,000 square feet expiring January 15, 2033 and 160,000 square feet expiring November 15, 2033.
(6)	AbbVie leases 119,980 square feet at the 200 Sidney property, with 57,850 square feet expiring July 31, 2028 and 62,130 SF expiring October 31, 2029.
(7)	Poseida Therapeutics, Inc. occupies approximately 71,405 square feet at the 9360-9390 Towne Centre Drive property and approximately 15,163 square feet at the Eastgate Mall property.
(8)	Human Longevity, Inc. leases 48,049 square feet at the 4570 Executive Drive property with 13,433 square feet expiring September 12, 2030 and 34,616 square feet expiring September 12, 2025
(9)	BioMed Realty, L.P. is an affiliate of the borrower.
(10)	Other Tenant Net Rentable Area (SF) is inclusive of 25,391 square feet subleased to BioMed Realty, L.P. by Biosplice Therapeutics, Inc. Biosplice Therapeutics, Inc. currently leases 76,172 SF at the 9360-9390 Towne Centre Drive property but at the time of origination, was not utilizing the non-subleased space (50,781 square feet). For underwriting purposes, the lender has treated the non-subleased space as vacant.
(11)	Includes Biosplice Therapeutics, Inc., which subleases 25,391 square feet at the 9360-9390 Towne Centre Drive property to BioMed Realty, L.P. at a rental rate of approximately $56.37 per square foot NNN.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
33

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

The following table presents certain information relating to the lease rollover schedule at the BioMed 2024 Portfolio 2 Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	98,435	9.9	9.9%	7,190,219	10.9%	$73.05	3
2026	82,325	8.3	18.2%	6,774,994	10.3%	$82.30	3
2027	0	0.0	18.2%	0	0.0%	$0.00	0
2028	84,656	8.5	26.7%	10,055,763	15.3%	$118.78	2
2029	149,304	15.0	41.7%	11,972,980	18.2%	$80.19	3
2030	159,374	16.0	57.7%	16,223,473	24.6%	$101.79	4
2031	0	0.0	57.7%	0	0.0%	$0.00	0
2032	0	0.0	57.7%	0	0.0%	$0.00	0
2033	360,000	36.2	93.8%	13,694,400	20.8%	$38.04	2
2034	0	0.0	93.8%	0	0.0%	$0.00	0
2035 & Thereafter	0	0.0	93.8%	0	0.0%	$0.00	0
Vacant	61,364	6.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	995,458	100.0%		$65,911,829	100.0%	$66.21	17
(1)	Based on the underwritten rent roll as of April 12, 2024, inclusive of contractual rent steps through May 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
34

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the BioMed 2024 Portfolio 2 Properties:

Cash Flow Analysis(1)(2)
	2021	2022	2023	TTM 3/31/2024(3)	U/W(3)	U/W Per SF
Base Rent(4)	$53,692,596	$56,896,650	$57,041,567	$58,184,829	$62,811,907	$63.10
Rent Steps	0	0	0	0	3,099,922	$3.11
Credit Tenant Rent Steps	0	0	0	0	2,861,326	$2.87
Potential Income from Vacant Space	0	0	0	0	6,259,328	$6.29
Gross Potential Rent	$53,692,596	$56,896,650	$57,041,567	$58,184,829	$75,032,482	$75.37
Recoveries	21,774,462	21,833,220	23,186,569	23,003,034	24,652,742	$24.77
Total Gross Income	$75,467,058	$78,729,870	$80,228,136	$81,187,863	$99,685,224	$100.14
(Vacancy)	0	0	0	0	(6,259,328)	($6.29)
Parking	3,479,391	3,767,727	4,244,294	4,282,083	4,282,083	$4.30
Effective Gross Income	$78,946,449	$82,497,597	$84,472,430	$85,469,946	$97,707,980	$98.15
Real Estate Taxes(5)	11,269,448	10,764,291	10,923,225	10,775,914	11,684,665	$11.74
Insurance	993,631	913,919	992,586	1,087,161	591,533	$0.59
Other Expenses(6)	11,400,571	12,132,197	13,401,285	13,358,667	13,349,615	$13.41
Total Expenses	$23,663,650	$23,810,406	$25,317,096	$25,221,741	$25,625,813	$25.74
Net Operating Income	$55,282,799	$58,687,190	$59,155,334	$60,248,205	$72,082,166	$72.41
Replacement Reserves	0	0	0	0	66,915	$0.07
TI/LC	0	0	0	0	497,729	$0.50
Net Cash Flow	$55,282,799	$58,687,190	$59,155,334	$60,248,205	$71,517,523	$71.84

Occupancy (%)	100.0%	100.0%	98.8%	98.9%	93.7%
NCF DSCR(7)	1.81x	1.92x	1.93x	1.97x	2.34x
NOI Debt Yield(7)	10.1%	10.7%	10.8%	11.0%	13.1%
(1)	Based on the underwritten rent roll as of April 12, 2024, inclusive of (i) contractual rent increases through May 31, 2025, and (ii) straight line rent for investment-grade tenants.
(2)	Historical and underwritten cash flows have been adjusted to remove free rent and concessions.
(3)	Increase in U/W Net Operating Income compared to TTM 3/31/2024 Net Operating Income is primarily attributable to (i) rent increases through May 31, 2025 and (ii) straight line rent credit for investment-grade tenants.
(4)	U/W Base Rent accounts for newly executed leases and excludes any free rent.
(5)	U/W Real Estate Taxes is based on the borrower sponsor’s budget.
(6)	U/W Expenses is inclusive of a 1.5% management fee.
(7)	NCF DSCR and NOI Debt Yield are based on the BioMed 2024 Portfolio 2 Senior Notes. Including the BioMed 2024 Portfolio 2 Junior Notes, NCF DSCR is 1.67x and NOI Debt Yield is 10.1%.

Appraisals. According to the appraisals, the BioMed 2024 Portfolio 2 Properties had an aggregate “as-is” value as of $1,098,200,000 as of various dates in April 2024, which reflects the aggregate as-is appraised value of the individual BioMed 2024 Portfolio 2 Properties, exclusive of any portfolio premium.

BioMed 2024 Portfolio 2 Appraised Value(1)
Property	Value	Capitalization Rate
200 Sidney	$323,600,000	6.00%
Lincoln Centre	$243,000,000	5.50%
40 Erie Street	$151,900,000	6.00%
4570 Executive Drive	$120,000,000	5.65%
9360-9390 Towne Centre Drive	$141,000,000	5.50%
21 Erie Street	$75,500,000	6.00%
47 Erie Street Parking Structure	$28,000,000	6.50%
Eastgate Mall	$15,200,000	5.50%
Total / Wtd. Avg.	$1,098,200,000	5.79%
(1)	Source: Appraisals.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
35

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

Environmental Matters. According to the Phase I environmental site assessments dated as of various dates in April 2024, there was no evidence of any recognized environmental l conditions at the BioMed 2024 Portfolio 2 Properties.

The Markets.

Boston – Cambridge Market. Four properties, comprising a total of 347,168 square feet and 447 parking stalls, are located in the Boston – Cambridge life science market, contributing approximately $42.4 million (approximately 58.8%) of UW NOI. The Boston – Cambridge life science market includes the largest property in the BioMed 2024 Portfolio 2 Whole Loan, the 200 Sidney property (33.7% of UW NOI), which is 100.0% leased to AbbVie (63.6% of the property’s NRA) and Seres Therapeutics (36.4% of the property’s NRA).

The Boston – Cambridge market has been considered one of the most innovative life science cities in the world according to a third-party market report. Cambridge has provided leading healthcare and biotechnology firms with supportive infrastructure, access to top academic institutions, state-of-the-art laboratories and funding from leading venture capital firms. The life science corridor within the greater Boston area is home to over 500 companies, including some of the largest biopharmaceutical companies in the world. In 2023, biopharma companies with headquarters in Massachusetts received approximately $7.7 billion in venture capital funding, which is an increase from the pre-COVID-19 pandemic amount of $5.5 billion. The 2023 venture capital funding for biopharma companies with headquarters in Massachusetts represented approximately 31% of all national venture capital investments, an increase from the 2022 total of approximately 25%. Across Massachusetts, nearly 2,000 drugs are in the development pipeline, and over 800 drugs are in stages of clinical trials, which represents 14.9% of the national pipeline (second only to California). Access to talent differentiates the Boston market, with over 80 colleges and universities nearby as the Boston market represents the largest concentration of college students in the nation. Boston is also home to 22 hospitals and some of the top medical schools in the country, including Harvard Medical School, Tufts University School of Medicine and Boston University Chobanian & Avedisian School of Medicine. In the first quarter of 2024, triple-net market rents within the East and Mid Cambridge submarket were reported at $110.20 per square foot. Due to the lack of available and developable land, the vacancy rates within the East and Mid Cambridge submarket remain low as the submarket appears insulated from new supply.

San Francisco Market. Located within the San Francisco life science market, the Lincoln Centre property comprises a total of 360,000 square feet and contributes approximately $15.5 million (approximately 21.5%) of UW NOI.

Centrally located in the San Francisco Peninsula submarket, the Lincoln Centre property provides access to leading biotech clusters and research institutions in the Bay Area. According to a third-party market report, San Francisco is the second largest life science market in the United States and encompasses approximately 36 million square feet of lab space. The Bay Area is considered the “birthplace of biotechnology.” In 1976, Genentech, the world’s first biotech company, was founded in San Francisco. The Bay Area has since been home to one of the largest biotech clusters in the world as it comprises over 250 companies and features a workforce developed from top academic institutions nearby. The largest companies in the life science industry, including Roche (Genentech), Gilead, Illumina, Merck, Amgen, Abbott and the life science arm of Google (Verily), have established a presence in the Bay Area. The San Francisco life science market features one of the densest concentrations of qualified life science professionals and has benefitted from the research, innovation and talent pool from nearby universities with life science incubators, such as Stanford, UC San Francisco and UC Berkeley. As of the fourth quarter of 2023, the monthly average asking rents in the Bay Area life science market were near all-time highs. As of the second quarter of 2023, life science companies in the San Francisco Bay Area life science market employed over 116,000 individuals. Biotech venture capital funding in the Bay Area market increased in the fourth quarter of 2023, recording $2.06 billion in capital raised, which is an increase from the $1.91 billion raised in the third quarter of 2023 and $2.01 billion raised in the fourth quarter of 2022.

San Diego Market. Three of the BioMed 2024 Portfolio 2 Properties are located in the San Diego life science market, comprising a total of 288,290 square feet and contributing approximately $14.2 million (approximately 19.7%) of UW NOI.

According to a third-party market report, the San Diego life science market, often referred to as “Biotech Beach,” is recognized as one of the leading life science markets globally. As the third largest biotech cluster in the United States, the San Diego market has been a focus of major life science REITs and real estate investment due to its research institutions and investment activity from venture capital. The San Diego life science cluster is anchored by UC San Diego and the Scripps Research Institute, among other research institutes. The life science industry remains a cornerstone of San Diego’s economic landscape as the industry employs over 77,000 individuals across over 2,000 companies. The San Diego market’s demand for life science facilities, along with the lack of available space and rising construction costs, has led to several office and flex conversion plans in order to repurpose properties into life science space. In March 2024, Pfizer signed a 15-year, approximately 230,000 square foot lease for its oncology division at a complex along the San Diego coast. Pfizer’s lease marks the largest life science lease in 2024 and the lease is more than twice the size of 2023’s largest lease in the San Diego life science market. Since 2019, San Diego has received at least $1 billion in National Institutes of Health funding per year and in 2022, received a record $1.2 billion.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
36

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

The following table presents certain market rent conclusions for the BioMed 2024 Portfolio 2 Properties:

Market Rent Conclusions(1)
Property Name	Appraisal Concluded Market Rent	UW Rent PSF(2)	Delta
200 Sidney	$115.00	$121.13	5.3%
Lincoln Centre	$75.00	$38.04	-49.3%
40 Erie Street	$110.00	$96.32	-12.4%
4570 Executive Drive	$79.20	$67.21	-15.1%
21 Erie Street	$105.00	$97.89	-6.8%
9360-9390 Towne Centre Drive	$78.00	$56.05	-28.1%
Eastgate Mall	$78.00	$57.00	-26.9%
Wtd. Avg.(3)	$97.41	$85.69	-12.0%
(1)	Source: Appraisals.
(2)	Based on underwritten rent rolls as of April 12, 2024, inclusive of contractual rent increases through May 31, 2025.
(3)	Wtd. Avg. is calculated based on UW rent of the respective property.

The Borrowers and the Borrower Sponsor. The borrowers are BMR-21 Erie Street LLC, BMR-Lincoln Centre LP, BMR-Sidney Research Campus LLC and BRE-BMR Campus at Towne Centre LP, each a special purpose entity indirectly owned and controlled by BioMed Realty, L.P. (the “Borrower Sponsor”). The non-recourse carveout guarantor for the BioMed 2024 Portfolio 2 Whole Loan is BRE Edison L.P. The non-recourse carveout guarantor’s springing recourse liability for enumerated bankruptcy events is limited to 15% of the outstanding BioMed 2024 Portfolio 2 Whole Loan amount, plus costs of enforcement. In addition, the BioMed 2024 Portfolio 2 Whole Loan documents provide that the guarantor’s recourse liability for environmental matters is limited to the aggregate pollution legal liability environmental insurance policy minimum limits applicable to the related properties if the term of the related pollution legal liability policy does not extend two years past the loan maturity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with origination of the BioMed 2024 Portfolio 2 Whole Loan.

The Borrower Sponsor, a Blackstone portfolio company, is a provider of real estate solutions to the life science and technology industries. The Borrower Sponsor owns and operates life science real estate comprising 16.1 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder and Cambridge, U.K. In addition, the Borrower Sponsor maintains a development platform with 2.7 million square feet of Class A properties in active construction, to meet the growing demand of the life science industry.

Property Management. The BioMed 2024 Portfolio 2 Properties are managed by BioMed Realty LLC, a borrower-affiliated management company, and Pro Park, LLC.

Initial and Ongoing Reserves. At origination of the BioMed 2024 Portfolio 2 Whole Loan, the borrowers deposited approximately $3,569,740 into an unfunded obligations reserve for outstanding free rent, unfunded tenant improvement allowances and leasing commissions.

Tax Reserve – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit on each payment date 1/12th of an amount that the lender reasonably estimates will be payable for taxes during the next ensuing 12 months.

Insurance Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing and the BioMed 2024 Portfolio 2 Properties are insured under a blanket policy meeting the requirements set forth in the BioMed 2024 Portfolio 2 Whole Loan documents, in which case, no insurance escrows will be required.

Rollover Reserve – During the continuance of a Cash Sweep Period, if the amount in the rollover reserve account is less than an amount equal to $1 multiplied by the aggregate square footage (excluding the rentable square footage attributable to the parking garage property) (the “Rollover Reserve Cap”), the borrowers will be required to deposit on each payment date an amount equal to 1/12th of the Rollover Reserve Cap (or such lesser amount that would cause the amounts on deposit in the rollover reserve account to equal the Rollover Reserve Cap).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
37

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

Lockbox / Cash Management. The BioMed 2024 Portfolio 2 Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed 2024 Portfolio 2 Properties into restricted lockbox accounts in the name of certain of the borrowers for the benefit of the lender to the extent set forth in the BioMed 2024 Portfolio 2 Whole Loan documents. During a Cash Sweep Period, funds on deposit in the lockbox accounts are required to be transferred to a single segregated account, a cash management account, held in trust and for the benefit of the lender. After application of such funds as provided in the BioMed 2024 Portfolio 2 Whole Loan documents, during a Cash Sweep Period excess cash is swept to a reserve, provided that (i) such excess cash sweep is capped at the Trigger Prepayment Amount (as defined below), and (ii) funds in such reserve may be applied to certain expenses and distributions, and may be replaced by an excess cash flow guaranty. If a Cash Sweep Period does not exist, the borrowers have access to the lockbox accounts and may direct funds be transferred to an account designated by the borrowers that is not pledged as security for the BioMed 2024 Portfolio 2 Whole Loan or the mezzanine loan.

“Cash Sweep Period” means a period commencing upon the earliest to occur of: (i) an event of default under the BioMed 2024 Portfolio 2 Whole Loan; (ii) certain bankruptcy or insolvency events with respect to the borrowers; (iii) the debt yield on the BioMed 2024 Portfolio 2 Whole Loan (and if outstanding, any mezzanine loan) falling below 7.00% for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the BioMed 2024 Portfolio 2 Whole Loan documents (a “Debt Yield Trigger Event”) or (iv) an event of default under the mezzanine loan documents; and expiring upon, with respect to: (w) clause (i) above, such event of default is no longer continuing; (x) clause (ii) above, such bankruptcy action, only in the event of an involuntary bankruptcy action that was not consented to by a borrower or its general partner or managing member, as applicable, is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (y) clause (iii) above, (1) such debt yield is equal to or greater than 7.00% on the first day of each of two consecutive calendar quarters, (2) immediately upon the borrowers’ and/or the mezzanine borrower’s prepayment of the BioMed 2024 Portfolio 2 Whole Loan and/or the mezzanine loan, as applicable, in an amount (the “Trigger Prepayment Amount”) such that the debt yield is equal to 7.00% without any obligation to wait two consecutive quarters or (3) the borrowers deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt yield equal to 7.00% (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the lender in escrow as additional collateral for the BioMed 2024 Portfolio 2 Whole Loan and the mezzanine borrower delivers to the mezzanine lender cash or a letter of credit in an amount equal to the lender’s allocation (as defined in the mezzanine loan agreement) of the Debt Yield Cure Collateral amount (the “Mezzanine Debt Yield Cure Collateral”), which Mezzanine Debt Yield Cure Collateral will be held by the mezzanine lender in escrow as additional collateral for the mezzanine loan, and is required to be returned to the borrowers by the lender and be returned to the mezzanine borrower by the mezzanine lender upon the earlier of (A) the occurrence of a Debt Yield Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (B) the repayment of the BioMed 2024 Portfolio 2 Whole Loan or the mezzanine loan debt, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the lender’s allocation of the Trigger Prepayment Amount, and (z) clause (iv) above, such mezzanine loan default is no longer continuing. For the avoidance of doubt, the Debt Yield Cure Collateral cannot be applied by the lender and the debt yield guaranty may not be drawn on by the lender to satisfy any portion of the BioMed 2024 Portfolio 2 Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the Debt Yield Trigger Event cure is achieved by delivery of the Debt Yield Cure Collateral to the lender and delivery of the Mezzanine Debt Yield Cure Collateral to the mezzanine lender, the applicable Debt Yield Trigger Event will cease upon delivery of such Debt Yield Cure Collateral to the lender and such Mezzanine Debt Yield Cure Collateral to the mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed 2024 Portfolio 2 Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed 2024 Portfolio 2 Whole Loan documents relating to all or a material portion of the applicable BioMed 2024 Portfolio 2 Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed 2024 Portfolio 2 Whole Loan documents.

Current Mezzanine or Secured Subordinate Indebtedness. The BioMed 2024 Portfolio 2 Whole Loan also includes the BioMed 2024 Portfolio 2 Junior Notes. The BioMed 2024 Portfolio 2 Junior Notes bear interest at the weighted average of the interest rate of BioMed 2024 Portfolio 2 Mortgage Loan component C (which is 6.6442479% per annum) and component D (which is 7.7308079% per annum). Payments on the BioMed 2024 Portfolio 2 Junior Notes are generally subordinate to payments on the BioMed 2024 Portfolio 2 Senior Notes, provided that the BioMed 2024 Portfolio 2 Junior Notes receive payments of interest prior to principal payments being made on the BioMed 2024 Portfolio 2 Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The BioMed 2024 Portfolio 2 Whole Loan” in the preliminary prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Provided that no event of default is continuing under the BioMed 2024 Portfolio 2 Whole Loan documents, a constituent party of the borrowers is permitted to incur a mezzanine loan (the “BioMed 2024 Portfolio 2 Mezzanine Loan”) secured by the equity interest held by such constituent party in the borrowers under the BioMed 2024 Portfolio 2 Whole Loan, subject to the satisfaction of certain requirements set forth in the BioMed 2024 Portfolio 2 Whole Loan documents, which include, but are not limited to: (i) the combined loan-to-value ratio based on the BioMed 2024 Portfolio 2 Whole Loan and the BioMed 2024 Portfolio 2 Mezzanine Loan is not greater than 65.3%; (ii) the combined debt yield based on the BioMed 2024 Portfolio 2 Whole Loan and the BioMed 2024 Portfolio 2 Mezzanine Loan is no less than 9.66%; (iii) the execution of an intercreditor agreement acceptable to the lender; and (iv) the maturity of the BioMed 2024 Portfolio 2 Mezzanine Loan is coterminous with, or longer than, the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
38

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 1 BioMed 2024 Portfolio 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 50.1% 2.34x 13.1%

maturity date of BioMed 2024 Portfolio 2 Whole Loan. No rating agency confirmation is required for the issuance of the BioMed 2024 Portfolio 2 Mezzanine Loan. The mezzanine loan may bear a floating rate of interest, in which case the mezzanine borrower will be required to obtain an interest rate cap agreement from an institutional lender, the strike price of which will be used to calculate the debt service coverage ratio on the BioMed 2024 Portfolio 2 Whole Loan. Provided that there is no event of default under the BioMed 2024 Portfolio 2 Whole Loan, the mezzanine loan may be prepaid at a discount pursuant to negotiated transactions solely with the mezzanine lender. Provided that there is no event of default under the BioMed 2024 Portfolio 2 Whole Loan, the mezzanine loan may be voluntarily prepaid without any obligation to make a corresponding prepayment of the BioMed 2024 Portfolio 2 Whole Loan; provided that the foregoing will not apply to prepayments made (x) to achieve Debt Yield Trigger Event cure, (y) in connection with the partial release of a BioMed 2024 Portfolio 2 Property and (z) from excess cash flow reserve funds, which in each case are required to be made concurrently with a pro rata prepayment of the BioMed 2024 Portfolio 2 Whole Loan.

Release of Collateral. The borrowers may at any time obtain the release of an individual BioMed 2024 Portfolio 2 Property from the lien of the BioMed 2024 Portfolio 2 Whole Loan and the release of the applicable borrower’s obligations under the BioMed 2024 Portfolio 2 Whole Loan documents with respect to the released BioMed 2024 Portfolio 2 Property, subject to the satisfaction of certain conditions, including, but not limited to, (i) payment of the applicable Release Amount (as defined below) together with, if such prepayment is made prior to the Permitted Par Prepayment Date (as defined below), any Yield Maintenance Premium (as defined below) then required, or, if after the defeasance lockout period, defeasance of the applicable Release Amount, (ii) after giving effect to such release, the debt yield of the BioMed 2024 Portfolio 2 Whole Loan as of the determination date immediately preceding such release is greater than or equal to 9.66% and (iii) compliance with certain REMIC provisions. Notwithstanding the foregoing, if the foregoing debt yield requirement is not satisfied and the release of such BioMed 2024 Portfolio 2 Property is in connection with an arms-length transaction to a third party, the borrowers may obtain the release of such BioMed 2024 Portfolio 2 Property upon payment to the lender of an amount equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such BioMed 2024 Portfolio 2 Property and (ii) the greater of (x) the applicable Release Amount for such BioMed 2024 Portfolio 2 Property together with any Yield Maintenance Premium then required and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt yield requirement, together with any Yield Maintenance Premium then required. In connection with any release where the amount to be prepaid is less than the Mortgage ALA (as defined below) for such BioMed 2024 Portfolio 2 Property, the Mortgage ALA for each BioMed 2024 Portfolio 2 Property that will remain subject to the lien of the BioMed 2024 Portfolio 2 Whole Loan will each be increased on a pro rata basis by the amount of such shortfall, provided that to the extent such increase will require amending any mortgage which contains a cap on the amount secured by such mortgage that is less than the reallocated Mortgage ALA, the borrowers will pay the cost of any mortgage recording tax.

“Release Amount” means, for a BioMed 2024 Portfolio 2 Property, the lesser of (a) the outstanding principal amount of the BioMed 2024 Portfolio 2 Whole Loan (plus interest and any other amounts that may be due) and (b) the product of the allocated mortgage loan amount (“Mortgage ALA”) for such BioMed 2024 Portfolio 2 Property (as adjusted pursuant to the BioMed 2024 Portfolio 2 Whole Loan documents, if applicable), multiplied by (i) 105%, until such time as the outstanding BioMed 2024 Portfolio 2 Whole Loan amount has been reduced to $501,715,790, and (ii) thereafter, 110%.

“Yield Maintenance Premium” means, with respect to each BioMed 2024 Portfolio 2 Whole Loan component being prepaid, an amount equal to the greater of (a) one-half of one percent (0.50%) of the outstanding principal amount of such component to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount of such component being prepaid under the BioMed 2024 Portfolio 2 Whole Loan documents assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such BioMed 2024 Portfolio 2 Whole Loan component is paid on February 9, 2029 (the “Permitted Par Prepayment Date”) (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding payment date in the event such payment is not made on a payment date), over (ii) the principal amount being prepaid; provided, that with respect to any prepayment of any portion of the BioMed 2024 Portfolio 2 Whole Loan that is made after the payment date in January 2029, but prior to the Permitted Par Prepayment Date, the Yield Maintenance Premium will be zero.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
39

Mixed Use – Hospitality/Retail 349 Seaside Avenue Honolulu, HI 96815	Collateral Asset Summary – Loan No. 2 Hyatt Centric Hotel & Shops Waikiki Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 51.0% 1.72x 14.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
40

Mixed Use – Hospitality/Retail 349 Seaside Avenue Honolulu, HI 96815	Collateral Asset Summary – Loan No. 2 Hyatt Centric Hotel & Shops Waikiki Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 51.0% 1.72x 14.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
41

Mixed Use – Hospitality/Retail 349 Seaside Avenue Honolulu, HI 96815	Collateral Asset Summary – Loan No. 2 Hyatt Centric Hotel & Shops Waikiki Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 51.0% 1.72x 14.5%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose(1):	Recapitalization	Property Type - Subtype:	Mixed Use – Hospitality/Retail
Borrower Sponsor(s):	Financial Partners Group Co., Ltd.	Collateral:	Leasehold
Borrower(s):	US Property Investment Fund (HI 2) LP	Location:	Honolulu, HI
Original Balance:	$69,000,000	Year Built / Renovated:	1980 / 2017
Cut-off Date Balance:	$69,000,000	Property Management(5):	Various
% by Initial UPB:	9.3%	Size:	230 Rooms
Interest Rate:	7.40000%	Appraised Value / Per Room:	$135,200,000 / $587,826
Note Date:	August 21, 2024	Appraisal Date:	July 1, 2024
Original Term:	60 months	Occupancy:	90.8% (as of June 30, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	90.8%
Original Amortization:	NAP	Underwritten NOI:	$9,997,270
Interest Only Period:	60 months	Underwritten NCF:	$8,896,601
First Payment Date:	October 6, 2024
Maturity Date:	September 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$10,352,299 (TTM June 30, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$10,113,640
Call Protection:	L(24),D(29),O(7)	2022 NOI(6):	$11,161,230
Lockbox / Cash Management:	Hard / Springing	2021 NOI(6):	$6,913,454
Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per Room:	$300,000
Taxes:	$0	$172,519	NAP	Maturity Date Loan Per Room:	$300,000
Insurance:	$316,567	$79,142	NAP	Cut-off Date LTV:	51.0%
FF&E Reserve:	$0	$69,263	NAP	Maturity Date LTV:	51.0%
Replacement Reserve(3):	$0	$12,126	NAP	UW NOI DY:	14.5%
TI / LC Reserve:	$0	$14,643	NAP	UW NCF DSCR:	1.72x
Other(4):	$460,714	Springing	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$69,000,000	100.0%	Sponsor Equity(1)	$66,426,540	96.3%
			Closing Costs	1,796,180	2.6
			Upfront Reserves	777,281	1.1
Total Sources	$69,000,000	100.0%	Total Uses	$69,000,000	100.0%
(1)	The Hyatt Centric Hotel & Shops Waikiki Beach Property (as defined below) was previously unencumbered as the borrower acquired the Hyatt Centric Hotel & Shops Waikiki Beach Property for $115,000,000 on May 31, 2024.
(2)	See “Initial and Ongoing Reserves” below.
(3)	Monthly Replacement Reserve is comprised of $7,211 of ongoing replacement reserves for the parking component and $4,915 of ongoing replacement reserves for the retail component at the Hyatt Centric Hotel & Shops Waikiki Beach Property. See “Initial and Ongoing Reserves” below.
(4)	Other Reserves consist of an upfront ground rent reserve of $460,714 and a springing PIP reserve. See “Initial and Ongoing Reserves” below.
(5)	The Hyatt Centric Hotel & Shops Waikiki Beach Property is managed by multiple property management companies. The hotel component is managed by Hyatt Corporation, the retail component is managed by CB Commercial, LLC and the parking component is managed by Elite Parking Services LLC.
(6)	The increase from 2021 NOI to 2022 NOI is primarily attributable to the recovery from the COVID-19 pandemic.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
42

Mixed Use – Hospitality/Retail 349 Seaside Avenue Honolulu, HI 96815	Collateral Asset Summary – Loan No. 2 Hyatt Centric Hotel & Shops Waikiki Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 51.0% 1.72x 14.5%

The Loan. The second largest mortgage loan (the “Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan”) is secured by the borrower’s leasehold interest in a 230-room mixed-use full-service hospitality, retail and parking property located in Honolulu, Hawaii (the “Hyatt Centric Hotel & Shops Waikiki Beach Property”). The Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan is evidenced by a single promissory note, and has an outstanding principal balance as of the Cut-off Date of $69,000,000. The Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan was originated on August 21, 2024 by CREFI and accrues interest at a fixed rate of 7.40000% per annum on an Actual/360 basis. The Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan is the payment date that occurs on September 6, 2029.

The Property. The Hyatt Centric Hotel & Shops Waikiki Beach Property is a 21-story, 230-room, mixed-use property, comprised of a full-service hotel with 55,496 square feet of retail space and four floors of onsite parking located in Honolulu, Hawaii. The Hyatt Centric Hotel & Shops Waikiki Beach Property was originally constructed as an office building in 1980 and was completely redeveloped into a full-service hotel in 2017. The Hyatt Centric Hotel & Shops Waikiki Beach Property benefits from its location one block from Kalakaua Avenue, a main retail corridor of Honolulu, and 0.3 miles from Waikiki beach. The Hyatt Centric Hotel & Shops Waikiki Beach Property features a four-story parking garage with 392 spaces. The underwritten revenue at the Hyatt Centric Hotel & Shops Waikiki Beach Property is derived as follows: approximately 70.6% from hospitality operations, which includes rooms revenue, food and beverage and other income; approximately 20.1% from retail operations; and approximately 9.3% from parking garage operations.

The hospitality portion of the Hyatt Centric Hotel & Shops Waikiki Beach Property is operated pursuant to a management agreement with Hyatt Corporation expiring on December 31, 2041. The Hyatt Centric Hotel & Shops Waikiki Beach Property contains 42 standard non-ocean view guestrooms, 100 deluxe non-ocean view guestrooms, 49 ocean view rooms, 33 suites and 6 ADA rooms. Amenities at the Hyatt Centric Hotel & Shops Waikiki Beach Property include an outdoor pool, fire pit, pool deck cabanas, fitness center, concierge desk, electric vehicle charging stations and approximately 6,500 square feet of meeting space. According to the appraisal, the estimated demand segmentation for the hospitality portion of the Hyatt Centric Hotel & Shops Waikiki Beach Property consists of 50.0% leisure, 30.0% commercial and 20.0% group.

The Hyatt Centric Hotel & Shops Waikiki Beach Property also includes 55,496 square feet of retail space, which as of March 31, 2024, was 95.9% leased by a granular rent roll of six tenants with an average underwritten base rent of $84.52 per square foot. Total commercial income represents 20.1% of underwritten total revenue at the Hyatt Centric Hotel & Shops Waikiki Beach Property. Commercial tenants include a two-story Nordstrom Rack, National Car Rental and four food and beverage outlets including Island Gourmet Market d/b/a Dukes Lane Market & Eatery (“Dukes Lane Market & Eatery”). Dukes Lane Market & Eatery is a food hall that features Basalt, a local Hawaiian restaurant, a gelato shop, a local artisan bakery, a coffee shop, a rotisserie and flatbread shop, and a market offering fresh produce, foods and spirits. Other food and beverage outlets at the Hyatt Centric Hotel & Shops Waikiki Beach Property include Ice Monster, Starbucks Corporation and Jamba Juice.

The following table presents certain information relating to the 2023 demand analysis with respect to the hospitality operations at the Hyatt Centric Hotel & Shops Waikiki Beach Property based on market segmentation, as provided by the appraisal report for the Hyatt Centric Hotel & Shops Waikiki Beach Property:

Demand Segmentation(1)
Property	Rooms	Leisure	Commercial	Group
Hyatt Centric Hotel & Shops Waikiki Beach	230	50.0%	30.0%	20.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Hyatt Centric Hotel & Shops Waikiki Beach Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Hyatt Centric Hotel & Shops Waikiki Beach(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	57.2%	$204.93	$117.15	62.6%	$206.42	$129.27	91.3%	99.3%	90.6%
2022	86.3%	$239.08	$206.28	82.4%	$244.18	$201.27	104.7%	97.9%	102.5%
2023	86.8%	$238.21	$206.65	85.7%	$254.48	$218.19	101.2%	93.6%	94.7%
TTM 6/30/2024	90.8%	$242.89	$220.54	87.7%	$253.87	$222.54	103.6%	95.7%	99.1%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hyatt Centric Hotel & Shops Waikiki Beach Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Hyatt Centric Hotel & Shops Waikiki Beach Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Hilton Waikiki Beach, The Surfjack Hotel & Swim Club, The Laylow, Autograph Collection, Queen Kapiolani Hotel, Outrigger Waikiki Beachcomber Hotel and Embassy Suites by Hilton Waikiki Beach Walk.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
43

Mixed Use – Hospitality/Retail 349 Seaside Avenue Honolulu, HI 96815	Collateral Asset Summary – Loan No. 2 Hyatt Centric Hotel & Shops Waikiki Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 51.0% 1.72x 14.5%

The following table presents certain information relating to the commercial space at the Hyatt Centric Hotel & Shops Waikiki Beach Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Portfolio Commercial Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Portfolio Commercial U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Nordstrom Rack	Ba2/NR/NR	34,459	62.1%	$2,244,659	$65.14	51.2%	8/31/2026	N	4 x 5 yr
Island Gourmet Market	NR/NR/NR	13,074	23.6%	1,531,827	$117.17	34.9%	4/30/2031	N	N
Ice Monster	NR/NR/NR	1,996	3.6%	0	$0.00	0.0%	6/30/2028	N	N
Starbucks Corporation	Baa1/BBB+/NR	1,956	3.5%	348,559	$178.20	8.0%	2/28/2027	N	1 x 5 yr
National Car Rental(2)	NR/NR/NR	868	1.6%	94,846	$109.27	2.2%	10/31/2027	N	1 x 5 yr
Jamba Juice	NR/NR/NR	851	1.5%	164,340	$193.11	3.7%	10/31/2026	N	1 x 5 yr
Total Occupied		53,204	95.9%	$4,384,232	$82.40	100.0%
Vacant		2,292	4.1%
Total		55,496	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through December 1, 2024.
(2)	Information for National Car Rental presented in the above table is reflective of its commercial space at the Hyatt Centric Hotel & Shops Waikiki Beach Property. National Car Rental also leases ten parking stalls for $112,566 at the Hyatt Centric Hotel & Shops Waikiki Beach Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
44

Mixed Use – Hospitality/Retail 349 Seaside Avenue Honolulu, HI 96815	Collateral Asset Summary – Loan No. 2 Hyatt Centric Hotel & Shops Waikiki Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 51.0% 1.72x 14.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hyatt Centric Hotel & Shops Waikiki Beach Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023	TTM 6/30/2024	UW	UW Per Room(2)
Occupancy (%)	57.2%	86.3%	86.8%	90.8%	90.8%
ADR	$204.93	$239.08	$238.21	$242.89	$242.89
RevPar	$117.15	$206.28	$206.65	$220.54	$220.54

Rooms Revenue	$9,834,924	$17,316,865	$17,348,633	$18,565,377	$18,514,652	$80,498
Food & Beverage Revenue	6,832	20,739	25,157	27,110	27,036	$118
Parking Revenue	1,675,871	2,374,081	2,638,878	2,731,196	2,731,196	$11,875
Retail Revenue	6,242,657	5,948,333	6,019,150	6,000,475	5,897,605	$25,642
Other Revenue(3)	1,238,039	1,840,035	1,916,725	2,186,373	2,180,399	$9,480
Total Revenue	$18,998,323	$27,500,053	$27,948,543	$29,510,531	$29,350,888	$127,613

Rooms Expense	$2,921,256	$4,578,284	$5,332,040	$5,777,883	$5,762,096	$25,053
Food & Beverage Expense	18,761	21,401	12,891	11,820	11,788	$51
Parking Expense	352,012	497,653	549,974	567,885	567,885	$2,469
Retail Expense	797,652	902,350	997,964	1,043,252	1,092,154	$4,748
Other Departmental Expenses	1,098	748	2,757	4,061	4,050	$18
Departmental Expenses	$4,090,780	$6,000,436	$6,895,626	$7,404,901	$7,437,973	$32,339

Departmental Profit	$14,907,544	$21,499,617	$21,052,918	$22,105,630	$21,912,915	$95,274

Management Fee	$492,659	$867,189	$869,491	$937,079	$925,733	$4,025
Marketing and Franchise Fee	924,617	1,355,318	1,671,851	1,836,913	1,826,976	$7,943
Other Undistributed Expenses(4)	2,865,575	3,775,328	3,807,776	3,955,839	3,934,439	$17,106
Total Undistributed Expenses	$4,282,851	$5,997,835	$6,349,118	$6,729,831	$6,687,148	$29,075

Real Estate Taxes	$1,523,687	$1,421,897	$1,551,520	$1,840,385	$1,682,696	$7,316
Property Insurance	212,712	250,197	334,198	373,087	762,473	$3,315
Ground Rent	1,966,575	2,654,956	2,685,859	2,790,983	2,764,284	$12,019
Other Fixed Expense(5)	8,265	13,501	18,583	19,044	19,044	$83
Net Operating Income	$6,913,454	$11,161,230	$10,113,640	$10,352,299	$9,997,270	$43,466

FF&E	$352,004	$693,752	$695,593	$749,663	$828,883	$3,604
Parking Reserves	0	0	0	0	86,532	$376
Retail Reserves	0	0	0	0	185,253	$805
Net Cash Flow	$6,561,450	$10,467,478	$9,418,047	$9,602,636	$8,896,601	$38,681

NCF DSCR	1.27x	2.02x	1.82x	1.85x	1.72x
NOI Debt Yield	10.0%	16.2%	14.7%	15.0%	14.5%
(1)	The increase in Net Operating Income from 2021 to 2022 is primarily attributable to the recovery from the COVID-19 pandemic.
(2)	UW Per Room is based on 230 rooms.
(3)	Other Revenue consists of resort fees, cancellation fees, laundry and dry cleaning, certain commissions, business interruption insurance payouts, foreign currency exchange fees, unused or forfeited gift certificates, and other miscellaneous revenue sources.
(4)	Other Undistributed Expenses consist of administrative and general expenses, operations and maintenance, heat, power, light, information and telecom expenses.
(5)	Other Fixed Expense is comprised of equipment leases.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
45

Mixed Use – Hospitality/Retail 349 Seaside Avenue Honolulu, HI 96815	Collateral Asset Summary – Loan No. 2 Hyatt Centric Hotel & Shops Waikiki Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 51.0% 1.72x 14.5%

Appraisal. According to the appraisal, the Hyatt Centric Hotel & Shops Waikiki Beach Property had an “as-is” appraised value of $135,200,000 as of July 1, 2024. The table below shows the appraisal’s “as-is” conclusions.

Hyatt Centric Hotel & Shops Waikiki Beach(1)
Property	Appraised Value	Capitalization Rate
Hyatt Centric Hotel & Shops Waikiki Beach	$135,200,000	7.10%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report, dated July 10, 2024, there was no evidence of any recognized environmental conditions at the Hyatt Centric Hotel & Shops Waikiki Beach Property.

The Market. The Hyatt Centric Hotel & Shops Waikiki Beach Property is located in Honolulu, Hawaii, one block from Kalakaua Avenue, a main retail corridor of Honolulu, and 0.3 miles from the Waikiki beach. The Hyatt Centric Hotel & Shops Waikiki Beach Property is located approximately 10 miles southeast of the Daniel K Inouye International Airport. Nearby demand drivers for the Hyatt Centric Hotel & Shops Waikiki Beach Property include Kalakaua Avenue, Waikiki Beach, the Ala Wai Golf Course, Pearl Harbor USS Arizona Memorial, Honolulu Zoo, International Marketplace, Diamond Head State Monument, and Waikiki Aquarium. According to a state tourism authority, there were 872,620 visitors to the Hawaiian Islands in June 2024 which represents a 92.1% recovery compared to pre-pandemic June 2019.

The following table presents certain information relating to the primary competition for the Hyatt Centric Hotel & Shops Waikiki Beach Property:

Competitive Set(1)
Property	Number of Rooms	Year Opened	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Hyatt Centric Hotel & Shops Waikiki Beach(2)	230	2017	86.8%	$238.21	$206.65
Hilton Waikiki Beach	601	1980	85.0%-90.0%	$230.00 - $235.00	$200.00 - $205.00
The Surfjack Hotel & Swim Club	111	1962	90.0%-95.0%	$235.00 - $240.00	$210.00 - $215.00
The Laylow, Autograph Collection	251	1973	85.0%-90.0%	$310.00 - $315.00	$270.00 - $275.00
Queen Kapiolani Hotel	315	1969	80.0%-85.0%	$225.00 - $230.00	$185.00 - $190.00
Outrigger Waikiki Beachcomber Hotel	498	1971	85.0%-90.0%	$235.00 - $240.00	$205.00 - $210.00
Embassy Suites by Hilton Waikiki Beach Walk	369	2006	85.0%-90.0%	$300.00 - $305.00	$255.00 - $260.00
Total Avg. Competitive Set(3)			86.0%	$254.00	$218.00
(1)	Source: Appraisal.
(2)	Occupancy, ADR and RevPAR are based on operating statements provided by the borrower dated as of December 31, 2023.
(3)	Excludes the Hyatt Centric Hotel & Shops Waikiki Beach Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
46

Mixed Use – Hospitality/Retail 349 Seaside Avenue Honolulu, HI 96815	Collateral Asset Summary – Loan No. 2 Hyatt Centric Hotel & Shops Waikiki Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 51.0% 1.72x 14.5%

The Borrower and the Borrower Sponsor. The borrower is US Property Investment Fund (HI 2) LP, a Hawaii limited partnership and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Financial Partners Group Co., Ltd. (“FPG”). Founded in 2001, FPG is a Japanese-based investment group that is publicly traded on the Tokyo Stock Exchange. FPG has a variety of financial service businesses including real state, aviation and insurance. FPG currently owns four properties in the United States including the Hyatt Centric Hotel & Shops Waikiki Beach Property and the Queen Kapiolani Hotel in Honolulu, Hawaii.

Property Management. The Hyatt Centric Hotel & Shops Waikiki Beach Property is managed by: (i) with respect to retail, CB Commercial, LLC and (ii) with respect to parking, Elite Parking Services LLC, each a third-party management company.

Hotel Operator. The hospitality component of the Hyatt Centric Hotel & Shops Waikiki Beach Property is operated by Hyatt Corporation (the “Hotel Operator”).

Initial and Ongoing Reserves. At origination of the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan, the borrower deposited (i) $316,567 into an insurance reserve and (ii) $460,714 into a ground rent reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $172,519).

Insurance Reserve –If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $79,142).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, (i) an amount equal to 1/12th of 1% of the annual gross revenues for the retail-related operations at the retail portion of the Hyatt Centric Hotel & Shops Waikiki Beach Property for the immediately preceding calendar year as reasonably determined by the lender (initially estimated to be approximately $4,915) and (ii) an amount equal to 1/12th of 4% of the annual gross revenues for the parking-related operations at the parking portion of the Hyatt Centric Hotel & Shops Waikiki Beach Property for the immediately preceding calendar year as reasonably determined by the lender (initially estimated to be $7,211), in each case, to be used for replacements at the retail or parking portion, as applicable, of the Hyatt Centric Hotel & Shops Waikiki Beach Property.

Leasing Reserve - The borrower is required to deposit into a leasing reserve, on a monthly basis, an amount equal to 1/12th of 3% of the annual gross revenues for the retail-related operations at the retail portion of the Hyatt Centric Hotel & Shops Waikiki Beach Property for the immediately preceding calendar year as reasonably determined by the lender to be used for tenant improvements and leasing commissions (initially estimated to be approximately $14,643).

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) then required by the hotel operator on account of FF&E under the hotel operating agreement (initially estimated to be approximately $69,263). However, while the hotel operating agreement is in effect, deposits are not required to be made into the FF&E reserve to the extent the Hotel Operator (or a replacement hotel operator) is required to make deposits of the same amount into a reserve for FF&E maintained by the Hotel Operator (or such replacement), which is currently the case. Such reserves are not maintained with the lender.

“FF&E Payment” means, with respect to the corresponding monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (x) the annual gross revenues for the hotel-related operations at the Hyatt Centric Hotel & Shops Waikiki Beach Property for the immediately preceding calendar year and (y) the projected annual gross revenues for the hotel-related operations at the Hyatt Centric Hotel & Shops Waikiki Beach Property for the calendar year in which such monthly payment occurs as set forth in the then-current approved annual budget; provided, that if, as of any applicable date of determination, no approved annual budget exists for the applicable calendar year, the amount of the FF&E Payment will be determined by the lender in its reasonable discretion.

PIP Reserve – The borrower is required to deposit into a property improvement plan (“PIP”) reserve, the applicable PIP Deposit (as defined below) (A) in the case of any existing or renewal hotel operating agreement, prior to the effective date that any PIP is imposed thereunder and (B) in the case of any new hotel operating agreement, on or prior to the date such new agreement is executed and delivered.

“PIP Deposit” means, with respect to any PIP, an amount equal to 110% of the costs of the related work that is the subject of such PIP, as estimated by borrower and approved by the lender in its reasonable discretion.

Lockbox / Cash Management. The Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan, the borrower was required to establish a lender controlled lockbox account and was required to, and to cause the parking and retail managers to, promptly deposit all revenue from the Hyatt Centric Hotel & Shops Waikiki Beach Property directly into a lender-approved lockbox account; provided, however, that to the extent that the hotel operating agreement requires that revenue allocable to the hotel portion of the Hyatt Centric

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
47

Mixed Use – Hospitality/Retail 349 Seaside Avenue Honolulu, HI 96815	Collateral Asset Summary – Loan No. 2 Hyatt Centric Hotel & Shops Waikiki Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 51.0% 1.72x 14.5%

Hotel & Shops Waikiki Beach Property be deposited directly with Hyatt Corporation, such portion of revenues allocable to the hotel portion may be so deposited with Hyatt Corporation and, any amounts distributed to the borrower by Hyatt Corporation under the terms of the hotel operating agreement shall be deposited into the lockbox to be disbursed and applied in accordance with the terms of the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan documents. On or before origination of the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan, the borrower was required to deliver a notice to (1) the tenants at the Hyatt Centric Hotel & Shops Waikiki Beach Property and (2) except with respect to any portion of the revenues relating to the hotel portion of the Hyatt Centric Hotel & Shops Waikiki Beach Property that are required to be paid through Hyatt Corporation pursuant to the terms of the hotel operating agreement, each of the credit card companies or credit card clearing banks with which the borrower or the parking or retail managers have entered into merchant’s or other credit card agreements, directing each tenant or credit card companies or clearing banks, as applicable, to remit all payments under the applicable lease or credit card agreement directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the first occurrence of a Trigger Period, the lender is required to establish a lender controlled cash management account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to such cash management account to be applied and disbursed in accordance with the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan (provided that during a Specified Tenant Trigger Period (as defined below) funds in such reserve must be disbursed to the borrower to cover Specified Tenant (as defined below) leasing costs in substantially the same manner as funds in the leasing reserve. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower (other than any funds required to satisfy the Specified Tenant Excess Cash Flow Condition or ST Cap Condition (as such terms are defined below), provided that such funds may be disbursed to cover Specified Tenant leasing costs, and provided that at such time as a Specified Tenant is in actual, physical possession of its space, open for business during customary hours and not “dark”, paying full unabated rent under its lease and all associated costs have been paid, the remaining retained funds must be disbursed to the borrower).

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x, (iii) the occurrence of a Hotel Operating Agreement Trigger Period (as defined below), (iv) the occurrence of a Hotel Operating Agreement Renewal Trigger Event (as defined below), (v) the bankruptcy or similar insolvency of either the parking or retail manager, and (vi) the occurrence of a Specified Tenant Trigger Period (as defined below) and (B) expiring upon (1) with respect to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (2) with regard to any Trigger Period commenced in connection with clause (ii) above, the date on which the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (3) with respect to any Trigger Period commenced in connection with clause (iii) above, the applicable Hotel Operating Agreement Trigger Period ceasing to exist, (4) with respect to any Trigger Period commenced in connection with clause (iv) above, the occurrence of a Hotel Operating Agreement Renewal Event (as defined below), (5) with respect to any Trigger Period commenced in connection with clause (v) above, the borrower’s replacement of the applicable manager with a new manager approved by the lender, and (6) with respect to any Trigger Period commenced in connection with clause (vi) above, a Specified Tenant Trigger Period ceasing to exist.

A “Hotel Operating Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) the borrower being in default under the hotel operating agreement beyond any applicable notice and cure periods, (ii) the borrower or the hotel operator (Hyatt Corporation or any replacement hotel operator or franchisor) giving notice that it is terminating the hotel operating agreement, (iii) any termination or cancellation of the hotel operating agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of the hotel operator) and/or the hotel operating agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of the hotel operator, (v) the Hyatt Centric Hotel & Shops Waikiki Beach Property failing to be operated, “flagged” and/or branded pursuant to the hotel operating agreement, and (vi) any permit applicable to the hotel operating agreement ceasing to be in full force in effect; and (B) expiring upon lender’s receipt of evidence reasonably acceptable to lender of (i) (a) the cure of the preceding events in accordance with the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan documents or (b) the branding, “flagging” and operation of the Hyatt Centric Hotel & Shops Waikiki Beach Property pursuant to a replacement qualified hotel operating agreement entered into in accordance with the terms of the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan documents and (ii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP Deposit has been deposited in the PIP reserve account.

A “Hotel Operating Agreement Renewal Trigger Event” means an event which will be deemed to have occurred if a Hotel Operating Agreement Renewal Event does not occur on or before the date which is twelve months prior to the expiration of the then applicable term of the hotel operating agreement.

A “Hotel Operating Agreement Renewal Event” means in connection with any Hotel Operating Agreement Renewal Trigger Event, an event which will occur upon the lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable hotel operator) that (i) the related hotel operating agreement has been extended or a replacement qualified hotel operating agreement has been entered into, in each case, for a term expiring no earlier than three years after the maturity date and otherwise in accordance with the applicable terms and conditions of the Hyatt Centric Hotel &

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
48

Mixed Use – Hospitality/Retail 349 Seaside Avenue Honolulu, HI 96815	Collateral Asset Summary – Loan No. 2 Hyatt Centric Hotel & Shops Waikiki Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 51.0% 1.72x 14.5%

Shops Waikiki Beach Mortgage Loan documents, (ii) such hotel operating agreement (as so extended) or such replacement qualified hotel operating agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP Deposit has been deposited in the PIP reserve account.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant (as defined below) being in default under the applicable Specified Tenant lease, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant or (vii) Specified Tenant failing to timely extend or renew the applicable Specified Tenant lease for a period of at least five years and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender of (i) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), (ii) borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay) and, in lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) is satisfied in connection therewith; or (iii) the ST Cap Condition (as defined below) is satisfied with respect to the applicable Specified Tenant space.

“Specified Tenant Cure Conditions” means, as applicable, (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) if applicable, the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vii) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease for a period of at least five years and, in lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means sufficient funds have been accumulated in the excess cash flow account to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any re-tenanting of the Specified Tenant space or renewal/extension of the Specified Tenant lease.

“ST Cap Condition” means that the amount in the excess cash flow account (without duplication of any amounts then on deposit to satisfy the Specified Tenant Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period) is equal to or greater than $2,480,000.

“Specified Tenant” means (i) Nordstrom, Inc., together with any successor and/or assigns thereof, (ii) any other lessee(s) of the space demised to Nordstrom, Inc. on the origination date and (iii) any guarantor(s) of the applicable related Specified Tenant lease(s).

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. The security for the Hyatt Centric Hotel & Shops Waikiki Beach Mortgage Loan consists of the borrower’s leasehold interest under two ground leases with coterminous lease expirations of December 31, 2081. The ground rent under such ground leases consists of both (i) annual minimum rent and (ii) Net Percentage Rent (as defined below). The aggregate ground lease annual minimum rent payments under the two ground leases currently equals $2,199,420 and is required to be adjusted in 2027 and every 5 years thereafter until 2052 to an amount equal to the applicable annual minimum rent plus 75% of the average annual Net Percentage Rent over the five year rent period just concluded.  In 2052 the ground rent payments are required to be redetermined pursuant to an appraisal process, and thereafter continue to be adjusted every five years as described above.  “Net Percentage Rent” means the sum of the following amounts: (i) 3.75% of food and beverage gross revenues; (ii) 21.0% of rental gross revenues; (iii) 7.5% of room gross revenues; and (iv) 6.5% of parking (non-licensed) gross revenues. The ground leases lack certain customary lender protections.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Pool—Leasehold Interests; Ground Leases” in the Preliminary Prospectus for additional information.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
49

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
50

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
51

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(6):	Office – CBD
Borrower Sponsor(s)(1):	Hackman Capital Partners, LLC	Collateral:	Fee
Borrower(s):	3505 and 3525 Hayden, Inc., Hayden & Higuera Realty, Inc., 3585 Hayden, Inc., 3555 Hayden, Inc., Conjunctive Points Warner Dev, Inc. and 3520 Hayden and National, Inc.	Location:	Culver City, CA
Original Balance(2):	$66,000,000	Year Built / Renovated(7):	Various / Various
Cut-off Date Balance(2):	$66,000,000	Property Management:	Jones Lang LaSalle, Inc.
% by Initial UPB:	8.9%	Size:	307,905 SF
Interest Rate(3):	6.57000%	Appraised Value / Per SF(8):	$240,200,000 / $727
Note Date:	August 29, 2024	Appraisal Date:	June 13, 2024
Original Term:	60 months	Occupancy:	72.8% (as of August 31, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	76.0%
Original Amortization:	NAP	Underwritten NOI:	$14,586,821
Interest Only Period:	60 months	Underwritten NCF:	$14,247,988
First Payment Date:	October 6, 2024
Maturity Date:	September 6, 2029	Historical NOI
Additional Debt Type(2):	Pari Passu / B Note	Most Recent NOI:	$14,825,128 (TTM June 30, 2024)
Additional Debt Balance(2):	$54,000,000 / $12,000,000	2023 NOI:	$14,934,785
Call Protection(4):	YM1(24),DorYM1(29),O(7)	2022 NOI:	$14,030,011
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$9,447,912
Reserves(5)				Financial Information(2)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$227,527	$45,505	NAP	Cut-off Date Loan / SF:	$390	$429
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$390	$429
Replacement Reserves:	$0	Springing	$153,953	Cut-off Date LTV:	50.0%	55.0%
TI/LC Reserve:	$2,000,000	$38,488	NAP	Maturity Date LTV:	50.0%	55.0%
Other Reserve:	$5,659,136	$0	NAP	UW NOI DY:	12.2%	11.1%
				UW NCF DSCR:	1.78x	1.53x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(2)	$120,000,000	84.1%	Loan Payoff	$122,616,144	85.9%
Subordinate Debt(2)	12,000,000	8.4	Upfront Reserves	7,886,663	5.5
Sponsor Equity	10,719,195	7.5	Closing Costs(9)	12,216,389	8.6
Total Sources	$142,719,195	100.0%	Total Uses	$142,719,195	100.0%
(1)	The borrower sponsor for the Culver Collection Whole Loan (as defined below) is affiliated with the borrower sponsor for the Culver Steps Whole Loan, which is also included in the Benchmark 2024-V10 securitization.
(2)	The Culver Collection Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million and two junior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $12.0 million. The Financial Information in the chart above under the heading “Senior Loan” is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the Culver Collection Senior Loan (as defined below), and the Financial Information in the chart above under the heading “Whole Loan” is based on the aggregate outstanding principal balance as of the Cut-off Date of the Culver Collection Whole Loan.
(3)	Represents solely the interest rate of the senior notes. The junior notes bear interest at the rate of 11.00% per annum.
(4)	The defeasance lockout period for the Culver Collection Whole Loan will be at least 24 months beginning with and including the first payment date on October 6, 2024. There is no lockout period for prepayment with yield maintenance. Defeasance of the Culver Collection Whole Loan, in whole but not in part, is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 29, 2027. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the Benchmark 2024-V10 securitization in September 2024. The actual lockout period may be longer.
(5)	See “Initial and Ongoing Reserves” below.
(6)	The Warner Center Parking Lot (as defined below), a parking lot property that serves the office properties, is included in the collateral.
(7)	See “The Properties” below for all years built and renovated.
(8)	Represents the “As-Is” portfolio value of $240,200,000 as of June 13, 2024. This is inclusive of the “As-Is” values ascribed to the buildings as well as the Warner Center Parking Lot in addition to a portfolio premium applied to the office buildings. The “As-Is” appraised value of the properties without the parking lot (which may be released in the lender’s discretion, as described under “Release of Collateral” below) and without the portfolio premium is $222,600,000. The Warner Center Parking Lot has an “As-Is” appraised value of $16,200,000. The portfolio premium accounts for the remaining $1,400,000. The Per SF metrics exclude any appraised value and square footage attributed to the Warner Center Parking Lot and includes the premium associated with the office properties.
(9)	Inclusive of a $3,555,000 rate buy down.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
52

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

The Loan. The third largest mortgage loan (the “Culver Collection Mortgage Loan”) is part of a whole loan (the “Culver Collection Whole Loan”) secured by the borrowers’ fee interest in a 307,905 SF creative office portfolio made up of five creative offices and a parking lot located in Culver City, California (the “Culver Collection Portfolio”). The Culver Collection Whole Loan is comprised of four senior pari passu notes (the “Culver Collection Senior Loan”) and two junior notes that are generally subordinate to the senior notes and pari passu with each other (the “Culver Collection Junior Loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $132,000,000. The Culver Collection Mortgage Loan is evidenced by the non-controlling Note A-1 and the non-controlling Note A-2 with an aggregate outstanding principal balance as of the Cut-off Date of $66,000,000. The Culver Collection Whole Loan was co-originated on August 29, 2024 by German American Capital Corporation and Wells Fargo Bank, National Association and has an aggregate outstanding principal balance as of the Cut-off Date of $132,000,000. The Culver Collection Whole Loan is interest only for the entire five-year term and accrues interest on an Actual/360 basis.

The table below identifies the promissory notes that comprise the Culver Collection Whole Loan. The relationship between the holders of the Culver Collection Whole Loan is governed by a co-lender agreement. The Culver Collection Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans— The Culver Collection Pari Passu-AB Whole Loan” and The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,000,000	$56,000,000	Benchmark 2024-V10	No(2)
A-2	$10,000,000	$10,000,000	Benchmark 2024-V10	No
A-3(1)	$34,000,000	$34,000,000	WFBNA	No
A-4(1)	$20,000,000	$20,000,000	WFBNA	No
Senior Loan	$120,000,000	$120,000,000
B-1	$6,600,000	$6,600,000	HRCP Culver, LLC	Yes(2)
B-2	$5,400,000	$5,400,600	HRCP Culver, LLC	No
Whole Loan	$132,000,000	$132,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The Culver Collection Whole Loan is an AB whole loan, and the controlling note as of the date hereof is Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. See "Description of the Mortgage Pool- The Whole Loans-The Culver Collection Pari Passu-AB Whole Loan" in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Culver Collection Whole Loan.

The Properties. The Culver Collection Whole Loan is secured by the borrowers’ fee interest in the Culver Collection Portfolio, a Class-A, 6-property, 72.8% occupied, inter-connected, creative office and media portfolio, totaling 307,905 SF across 13 buildings and a parking lot located within the Hayden Tract / Culver City submarket within the broader Los Angeles, California Metropolitan Statistical Area. According to the appraisal, the Hayden Tract of Culver City is one of the most popular creative office submarkets in Los Angeles with numerous architecturally significant and award-winning creative office complexes. The Culver Collection Portfolio includes 13 distinct buildings which are currently leased to 14 creative office tenants including Scopely, Inc. (headquarters location) (28.9% of net rentable area (“NRA”)), Apple (8.1% of NRA), ChowNow (headquarters location) (6.2% of NRA), Samitaur Constructs (4.8% of NRA), and Decoded Advertising (4.5% of NRA) amongst others. The Culver Collection Portfolio includes 1,192 parking stalls (3.9 stalls per 1,000 SF) providing ample parking for the tenants at the property and creating additional revenue for spaces leased to surrounding office users and transient parkers. Parking is extremely limited in the Hayden Tract, and the ample parking structure at the Culver Collection Portfolio increases the tenant demand for space.

The Culver Collection Portfolio has access to transportation linkages such as IH-405, SR-90, SR-187, Jefferson Boulevard, Washington Boulevard, and Culver Boulevard. There is public transportation in proximity to the Culver Collection Portfolio including Culver CityBus, Big Blue Bus, LADOT transit, and the LA Metro. The Culver Collection Portfolio is accessible to the LA Metro E Line through the Expo/Crenshaw Metro stop (which connects the Culver Collection Portfolio to Santa Monica, Downtown Los Angeles, Hollywood, the South Bay, Long Beach, Pasadena, and the San Fernando Valley) and the LA Metro K Line through the Expo/Crenshaw Metro stop, which was completed in October 2022 and provides residents of West Adams direct access to Los Angeles International Airport.

Architect Eric Owen Moss has designed all the creative office projects operated by Samitaur Constructs, an urban development firm, in the Hayden Tract, including the Culver Collection Portfolio, which has transformed the surrounding area into one of the creative office centers in Los Angeles.

The six properties that comprise the Culver Collection Portfolio are the Hayden & National property (“Hayden & National”), the 3555 Hayden property (“3555 Hayden), the Hayden & Higuera property (“Hayden & Higuera”), the 3585 Hayden property (“3585 Hayden”), the 3505-3525 Hayden property (“Conjunctive Points”) and the 8511 Warner Drive property (“Warner Center Parking Lot”).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
53

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

Hayden & National (157,620 SF, 51.2% of NRA, 36.5% of In-Place Rent)

Hayden & National is a 6 building, 157,620 SF, creative office campus that is 62.3% leased (underwritten to 54.3% leased based on known vacates) featuring a 5.4-year weighted average remaining lease term. Hayden & National is situated on 7.22 acres, features 760 parking stalls, and was originally constructed starting in 1945 with further construction between 2000 and 2014.

3555 Hayden (24,919 SF, 8.1% of NRA, 11.0% of In-Place Rent)

3555 Hayden is a single building, 24,919 SF, creative office property that is 100.0% leased to Apple, Inc. with an 8-year initial term ending February 28, 2030. 3555 Hayden is situated on 0.55 acres, features 11 parking stalls, and was originally constructed in 1949 and 1979 and renovated in 2024.

Hayden & Higuera (35,111 SF, 11.4% of NRA, 10.0% of In-Place Rent)

Hayden & Higuera is a 2 building, 35,111 SF, creative office property that is 83.6% leased (underwritten to 66.5% leased based on known vacates) featuring a 3.5-year weighted average remaining lease term. Hayden & Higuera is situated on 0.83 acres, features 12 parking stalls, and was originally constructed in 1942 but renovated in 1995.

3585 Hayden (23,323 SF, 7.6% of NRA, 10.4% of In-Place Rent)

3585 Hayden is a 2 building, 23,323 SF, creative office property that is 100.0% leased featuring a 3.6-year weighted average remaining lease term. 3585 Hayden is situated on 1.19 acres, features 37 parking stalls, and was originally constructed in 2010.

Conjunctive Points (66,932 SF, 21.7% of NRA, 32.1% of In-Place Rent)

Conjunctive Points is a 2 building, 66,932 SF, creative office property that is 100.0% leased featuring a 7.6-year weighted average remaining lease term. Hayden Conjunctive Points is situated on 2.19 acres and features 77 parking stalls. The 3505 Hayden building was originally constructed in 1948 but was renovated in 2021. The 3525 Hayden building was originally constructed in 1959 but was renovated in 2006.

Warner Center Parking Lot

Warner Center Parking Lot is a 1.74 acre surface parking lot with no improvements and receives parking revenue via parking leases (revenue shown as other income).

Major Tenants. The largest tenants by underwritten base rent at the Culver Collection Portfolio are Scopely, Inc., Apple and ChowNow.

Scopely (88,993 square feet; 28.9% of Total NRA; 40.4% of underwritten base rent): Founded in 2011, Scopely, Inc. (“Scopely”) is an interactive entertainment company and mobile-first video game developer and publisher. The company is headquartered in Culver City, California at Conjunctive Points with offices in Denver, Barcelona, Dublin, London, Seoul, Seville, Shanghai and Tokyo. Scopely’s notable projects and games include Star Trek Fleet Command, Marvel Strike Force, Scrabble Go, WWE Champions, Yahtzee With Buddies and Stumble Guys among others. Scopely is home to many internal game development teams, or Scopely Studios, including Boundless Entertainment, DIGIT, Genjoy, Hijump, Omnidrone and Parallel, among others, with additional studio partners across four continents. Scopely has a proprietary technology platform called Playgami.

Scopely is fully utilizing its headquarters location at Conjunctive Points totaling 60,794 SF, however it is not utilizing space in Hayden & National totaling 28,199 SF. Scopely is paying full contractual rent and the leases at Conjunctive Points and Hayden & National are cross-defaulted and expire in August 2032. Scopely executed a brand new 10-year lease in February 2022. Scopely has two five-year options to renew or extend the lease term. Scopely’s leases at Conjunctive Points and Hayden & National each include a termination option effective February 2029 with 10 months’ notice and with a termination fee equal to the unamortized amount of tenant improvements and leasing commissions.

Apple (24,919 square feet; 8.1% of Total NRA; 11.0% of underwritten base rent): – Apple, Inc. (NASDAQ: AAPL) (Moody’s: Aaa / S&P: AA+) is an American multinational corporation and technology company headquartered in Cupertino, California, in Silicon Valley. It designs, develops, and sells consumer electronics, computer software, personal computers, online services and portable devices/gadgets internationally. Apple specializes in the development and production of the following product segments: iPhone, Mac, iPad, Services, and Wearables, Home & Accessories. Apple is in the process of building out its space and upon completion anticipates using the space as a flagship sound stage space to complement the Beats by Dre headquarters nearby. Apple is expected to finish its build out in or around the end of 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
54

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

ChowNow (19,167 square feet; 6.2% of Total NRA; 8.8% of underwritten base rent): Founded in 2011 and headquartered at the Culver Collection Portfolio, ChowNow is a privately held technology company that powers branded online ordering systems for independent restaurants across the United States. ChowNow connects customers with independent restaurants via restaurants’ own websites, on Facebook, on Google, through ChowNow created apps, and through ChowNow’s website. According to a third party research provider, ChowNow at 3585 Hayden is actively marketing approximately 6,030 SF of space for sublease.

The following table presents certain information relating to the historical occupancy of the Culver Collection Portfolio:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
93.9%	97.4%	87.2%	72.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 31, 2024.

The following table presents certain information relating to the tenants at the Culver Collection Portfolio:

Tenant Summary(1)
Tenant	Building	Ratings Moody’s/S& P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date	Termination Option (Y/N)	Renewal Options
Scopely, Inc.	Various	NR/NR/NR	88,993	28.9%	$65.74	$5,850,701	40.4%	8/31/2032	Y(3)	2 x 5 Yr
Apple	3555 Hayden	Aaa/AA+/NR	24,919	8.1%	$63.65	1,586,194	11.0%	2/28/2030	N	2 x 5 Yr
ChowNow	3585 Hayden	NR/NR/NR	19,167	6.2%	$66.20	1,268,859	8.8%	7/31/2027	N	1 x 5 Yr
Samitaur Constructs	Various	NR/NR/NR	14,786	4.8%	$64.42	952,476	6.6%	Various(4)	N	None
Decoded Advertising	Hayden & Higuera	NR/NR/NR	13,919	4.5%	$60.00	835,140	5.8%	1/31/2029	Y(5)	1 x 3 Yr
Largest Tenants			161,784	52.5%	$64.86	$10,493,370	72.5%
Remaining Occupied			62,279	20.2%	$63.79	$3,972,913	27.5%
Total Occupied			224,063	72.8%	$64.56	$14,466,283	100.0%
Vacant Space			83,842	27.2
Total			307,905	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Scopely Inc’s leases at Conjunctive Points and Hayden & National each include a termination option effective February 2029 with 10 months’ notice and payment of a termination fee equal to the unamortized amount of tenant improvements and leasing commissions.
(4)	Samitaur Constructs has 3,697 SF expiring November 30, 2026 and the remaining 11,089 SF expires August 31, 2032. Samitaur Constructs is an affiliate of the borrower. See “The Borrowers and The Borrower Sponsor” below.
(5)	Decoded Advertising has two one-time options to terminate in April 2025 and October 2026 with a minimum of 9 months’ notice and payment of termination fee of $671,101.52 for the termination right in 2025 or $449,230 for the termination right in 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
55

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

The following table presents certain information relating to the tenant lease expirations at the Culver Collection Portfolio:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2025	2	12,953	4.2%	$831,236	5.7%	12,953	4.2%	$831,236	5.7%
2026	3	12,833	4.2%	$814,734	5.6%	25,786	8.4%	$1,645,970	11.4%
2027	2	29,651	9.6%	$1,936,207	13.4%	55,437	18.0%	$3,582,177	24.8%
2028	1	6,138	2.0%	$394,060	2.7%	61,575	20.0%	$3,976,237	27.5%
2029	2	22,186	7.2%	$1,355,961	9.4%	83,761	27.2%	$5,332,198	36.9%
2030	2	36,064	11.7%	$2,323,168	16.1%	119,825	38.9%	$7,655,366	52.9%
2031	1	4,156	1.3%	$240,651	1.7%	123,981	40.3%	$7,896,017	54.6%
2032	4	100,082	32.5%	$6,570,266	45.4%	224,063	72.8%	$14,466,283	100.0%
2033	0	0	0.0%	$0	0.0%	224,063	72.8%	$14,466,283	100.0%
2034	0	0	0.0%	$0	0.0%	224,063	72.8%	$14,466,283	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%	224,063	72.8%	$14,466,283	100.0%
Vacant	NAP	83,842	27.2%	$0	0.0%	307,905	100.0%	NAP	NAP
Total / Wtd. Avg.	17	307,905	100.0%	$14,466,283	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Culver Collection Portfolio:

Cash Flow Analysis(1)
	2021	2022	2023	TTM 6/30/2024	U/W	U/W Per SF	%(2)
Base Rent	$10,187,836	$15,115,894	$15,213,084	$15,426,792	$14,466,283	$46.98	60.8%
Credit Rent Steps	0	0	0	0	121,288	$0.39	0.5%
Rent Steps	0	0	0	0	368,817	$1.20	1.6%
Value of Vacant Space	0	0	0	0	5,701,691	$18.52	24.0%
Recoveries	603,666	651,130	1,123,879	1,121,350	771,165	$2.50	3.2%
Other Income(3)	1,573,264	1,961,966	2,532,744	2,134,952	2,364,394	$7.68	9.9%
Gross Potential Rent	$12,364,767	$17,728,990	$18,869,707	$18,683,095	$23,793,638	$77.28	100.0%
(Vacancy)	0	0	0	0	(5,701,691)	($18.52)	(24.0)%
Effective Gross Income	$12,364,767	$17,728,990	$18,869,707	$18,683,095	$18,091,947	$58.76	76.0%
Total Expenses	$2,916,855	$3,698,979	$3,934,922	$3,857,967	$3,505,125	$11.38	19.4%
Net Operating Income	$9,447,912	$14,030,011	$14,934,785	$14,825,128	$14,586,821	$47.37	80.6%
Capital Expenditures	0	0	0	0	76,976	$0.25	0.4%
TI/LC	0	0	0	0	261,858	$0.85	1.4%
Net Cash Flow	$9,447,912	$14,030,011	$14,934,785	$14,825,128	$14,247,988	$46.27	78.8%

Occupancy (%)	93.9%	97.4%	87.2%	72.8%(1)	76.0%
NCF DSCR(4)	1.18x	1.76x	1.87x	1.85x	1.78x
NOI Debt Yield(4)	7.9%	11.7%	12.4%	12.4%	12.2%
(1)	Based on the underwritten rent roll dated August 31, 2024, with contractual rent steps through August 2025.
(2)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(3)	Other Income is comprised of parking rent.
(4)	NCF DSCR and NOI Debt Yield are based on the Culver Collection Senior Loan. Including the Culver Collection Junior Loan, U/W NCF DSCR is 1.53x and U/W NOI Debt Yield is 11.1%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
56

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

Environmental Matters. According to the Phase I environmental assessments all dated March 8, 2024, there is a recognized environmental condition (“REC”) at Conjunctive Points based on contamination from historical operations. In addition, under a new Environmental Protection Agency rule that went into effect in July 2024, three other parcels in the Culver Collection Portfolio have potential RECs. In lieu of further investigation, the borrowers provided a pollution legal liability insurance policy. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Appraisal. According to the appraisal dated July 8, 2024, the Culver Collection Portfolio had an “As-Is” portfolio value of $240,200,000 as of June 13, 2024. This is inclusive of the “As-Is” values ascribed to the buildings as well as the parking lot in addition to a portfolio premium applied to the office buildings. The “As-Is” appraised value of the properties without the parking lot (which may be released in the lender’s discretion, as described under “Release of Collateral” below) and without the portfolio premium is $222,600,000. The Warner Center Parking Lot has an “As-Is” appraised value of $16,200,000. The portfolio premium accounts for the remaining $1,400,000.

Property	Appraised Value(1)	Capitalization Rate(1)
Culver Collection	$240,200,000	6.50%
(1)	Source: Appraisal.

The Market. The Culver Collection Portfolio is centrally located between West Los Angeles and Downtown Los Angeles, California in the Culver City submarket. The Culver City submarket has historically served as a destination for creative office users, with demand being generated by companies such as Apple and Warner Media.

Despite a vacancy of 23.95% as of the fourth quarter of 2023, the appraisal notes that the submarket continues to remain a desirable destination for creative office tenants, citing TikTok having leased and subleased a combined 145,200 square feet in the submarket in 2023. As of the first quarter of 2024, the Culver City submarket saw 15,000 square feet of net returns. This coincided with a vacancy rate of 24.62%, up 7.14% year-over-year.

According to the appraisal, the Culver Collection Portfolio is located in the Culver City office submarket. As of the fourth quarter of 2023, the office submarket had an inventory of 10.9 million square feet with a 23.95% vacancy rate and asking rent of $52.32 per square foot.

The following table presents certain information relating to comparable office leases for the Culver Collection Portfolio:

Comparable Office Rental Summary(1)
Property / Location	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
3555 Hayden Avenue	24,919	Apple	$63.65(2)	March-22(2)	8.0(2)
Culver City, CA
5792 Jefferson Boulevard	20,468	Apple	$63.00	Jan-24	3.17
Los Angeles, CA
3516 Schaefer Street	25,000	Vayner Media	$67.80	Q3 2023	7.5
Culver City, CA
3550 Hayden Avenue	11,667	Emerson Collective	$72.00	Q3 2023	10.67
Culver City, CA
5760 West Jefferson Boulevard	7,611	Arcade Edit	$62.40	Q3 2023	10.0
Los Angeles, CA
8461-8463 Higuera Street	4,404	Unanimous Media Holdings	$61.20	Q2 2023	3.17
Culver City, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 31, 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
57

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

The Borrowers and Borrower Sponsors. The borrowers are 3505 and 3525 Hayden, Inc., Hayden & Higuera Realty, Inc., 3585 Hayden, Inc., 3555 Hayden, Inc., Conjunctive Points Warner Dev, Inc. and 3520 Hayden and National, Inc., each a Delaware corporation structured as a single purpose, bankruptcy-remote entity, with two independent directors in its structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Culver Collection Whole Loan.

The borrower sponsor is Hackman Capital Partners, LLC (“HCP”) and the non-recourse carveout guarantors are HCP Studio Fund, LP and HCP Studio Parallel Fund A, LP which are both subsidiaries of Hackman Capital Partners, LLC. HCP is a private, asset-based investment firm, based in Los Angeles, California. Since its inception, HCP has invested in a total of approximately 330 properties, representing approximately 37 million square feet across the United States, Canada, and Europe. HCP’s real estate portfolio has included more than 6.2 million square feet located in California. The firm is a prominent owner and developer in Culver City, having owned or redeveloped some of the City’s preeminent projects such as The Culver Studios, several industrial conversions now home to Apple’s (Beats by Dre) Southern California headquarters and Westwood One Studios, Sony Pictures Animation Campus, and 5500 Jefferson, amongst others.

The non-recourse carveout guarantors for the Culver Collection Whole Loan are affiliated with the non-recourse carveout guarantors for the Culver Steps Whole Loan, which is also included in the BMARK 2024-V10 securitization.

The non-recourse carveout guarantors do not own equity in the borrowers. The sole member of each of the borrowers (the “Borrower Sole Member”) is owned by a trust (the “Laurie Smith Trust”), of which the sole beneficiary is Laurie Smith, a principal of Samitaur Constructs.

As part of a greater recapitalization of Samitaur Constructs’ portfolio of commercial real estate assets in Culver City (which includes the Culver Collection Portfolio), on the origination date, HCP Culver Member, LLC, an affiliate of HCP and of the non-recourse carveout guarantors, as lender (“Upper Tier Lender”), and the Borrower Sole Member, as borrower, entered into a convertible loan (the “Upper Tier Facility”). The Upper Tier Facility has an outstanding principal amount of $91,800,000, and may be increased to $100,000,000 under certain circumstances. HCP Upper Tier Lender has the right to convert the Upper Tier Facility, at any time at its election, to an equity ownership interest in a portion of the equity interest in Samitaur Constructs’ real estate portfolio (which includes the Culver Collection Portfolio) pursuant to the terms of the Upper Tier Facility documents (the “Conversion”). The Upper Tier Facility is secured by a pledge (the “Facility Pledge”) from Laurie Smith and the Laurie Smith Trust of their respective interests in the Borrower Sole Member which directly owns each of the borrowers and indirectly owns such real estate assets and will have a term that matures on December 31, 2030. No interest or principal are due under the Upper Tier Facility during the term thereof and all such amounts accrue until the earlier to occur of (x) the end of such term and (y) the conversion of such debt into an equity interest in the Borrower Sole Member. In connection with the Upper Tier Facility, pursuant to an Asset Management Agreement, an affiliate of HCP Upper Tier Lender has full authority, power and discretion to manage the Culver Collection Portfolio, subject to customary major decision rights of Laurie Smith and with Laurie Smith maintaining full control over the borrower entities. The Borrower Sole Member entered into a recognition agreement for the benefit of the lender under the Culver Collection Whole Loan (the “Recognition Agreement”) whereby it covenanted to not amend or modify in any material respect or terminate or cancel the Asset Management Agreement (except in connection with a Conversion) without the consent of the lender.

Laurie Smith, individually, provided a non-recourse carveout guaranty in favor of HCP Upper Tier Lender in connection with the Upper Tier Facility (the “Upper Tier Guaranty”), which provides for recourse for, among other things, certain bad acts including certain bankruptcy related recourse items and acting outside the scope of the authority and permissions expressly granted to the borrowers (or their affiliates) under the Asset Management Agreement in a manner that would be reasonably likely to result in recourse liability to any guarantor under, and pursuant to the terms of, any of the Culver Collection Whole Loan documents. Pursuant to the non-recourse carveout guaranty provided with respect to the Culver Collection Whole Loan, the guarantors agree to cause HCP Upper Tier Lender to diligently pursue remedies against Laurie Smith under the Upper Tier Guaranty and to promptly turn over any amounts so received to the lender (to the extent there are amounts owed under the non-recourse carveout guaranty which are proximately caused by the actions of Laurie Smith which remain unpaid) to be applied as an offset against amounts owed by the non-recourse carveout guarantors.

Pursuant to the terms of the Upper Tier Facility, following a Conversion, (a) a joint venture between HCP Upper Tier Lender, as managing member, and Laurie Smith (the “JV”), would own 47.37% of the voting interest in Borrower Sole Member and 90% of the common economics (with the remainder being held by Laurie Smith) and (b) the Asset Management Agreement would terminate and the management rights and respective major decisions in such agreement would then be operative under the JV. The JV would have the right to appoint 2 of the 5 board members of Borrower Sole Member and 65% of board members must be present for a quorum and the act of 65% of the directors present would be required for an action by the board (except if to preserve Borrower Sole Member status). Additionally, the affirmative consent of 65% of the votes entitled to be cast by the holders of common stock is required for any matter that requires the consent of the stockholders. A provision of the operating agreement for the JV provides that HCP Upper Tier Lender has the right to cause Laurie Smith to contribute all of her ownership interests (and all voting interests) in Borrower Sole Member in exchange for a solely economic interest.

Pursuant to the Culver Collection Whole Loan documents, following a Conversion, HCP Upper Tier Lender is required to exercise “Post-Conversion Control” which is satisfied (x) if the Conversion is effectuated in any manner other than a foreclosure of the Facility Pledge,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
58

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

by HCP Upper Tier Lender having the possession, directly or indirectly, of the power (i) to direct, or cause the direction of, the day-to-day management and operations of the borrowers and the Culver Collection Portfolio (through the ownership of voting securities or membership interests and/or through the ability, through appointments, to control applicable boards and/or committees of the direct or indirect owners of the borrowers that make such day-to-day decisions) and (ii) to effectuate approving or disapproving major decisions that are customary in commercial real estate joint venture agreements and (y) if the Conversion is effectuated pursuant to a foreclosure of the Facility Pledge, by HCP Upper Tier Lender having sole control (as defined in the Culver Collection Whole Loan Documents) over the borrowers.

Property Management. The Culver Collection Portfolio is managed by Jones Lang Lasalle, Inc., a third party management company.

Initial and Ongoing Reserves. At loan origination of the Culver Collection Whole Loan, the borrowers deposited $3,526,546 into a rent concession reserve to cover various months of future free rent for various tenants, including Scopely, Apple and ChowNow, among others, $2,132,590 into an outstanding leasing reserve, $2,000,000 into a rollover reserve and approximately $227,527 into an upfront tax reserve.

Tax Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments (initially approximately $45,505).

Insurance Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Culver Collection Whole Loan documents and the borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Trigger Period (as defined below), the borrowers are required to escrow the lesser of (x) $6,415 and (y) the amount by which the funds deposited into such reserve pursuant to the Culver Collection Whole Loan documents and then on deposit in such reserve are less than $153,953.

TI/LC Reserve – On a monthly basis, the borrowers are required to escrow $38,488 for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Culver Collection Whole Loan is structured with a hard lockbox (the “Lockbox Account”) and springing cash management. Each borrower or manager is required to deposit any gross revenue from the Culver Collection Portfolio in the Lockbox Account within two business days of receipt. Funds deposited into the Lockbox Account are required to be swept by the clearing bank on a daily basis into the borrowers’ operating account at the clearing bank, unless a Trigger Period is continuing. Upon the occurrence of a Trigger Period, all funds in the Lockbox Account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Culver Collection Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Culver Collection Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Culver Collection Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Culver Collection Whole Loan, (ii) a Low DSCR Period (as defined below) or (iii) a Lease Sweep Period (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the Low DSCR Period has ended or otherwise been waived by the lender in its sole discretion and (C) clause (iii), such Lease Sweep Period has ended.

A “Low DSCR Period” will commence if as of the last day of two consecutive calendar quarters the Culver Collection Whole Loan interest only debt service coverage ratio is less than 1.15x and will end when either (i) the Culver Collection Whole Loan interest only debt service coverage ratio is at least 1.15x as of the last day of two consecutive calendar quarters or (ii) the borrowers have delivered to the lender cash or a letter of credit in an amount which if applied to repay the outstanding principal balance of the Culver Collection Whole Loan would result in a debt service coverage ratio of at least 1.15x.

A “Lease Sweep Period” means a period commencing upon;(a) the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below) or August 31, 2031 with respect to the Scopely lease and (ii) the date required under the Lease Sweep Lease by which the Lease Sweep Lease tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by borrowers or manager of notice from the tenant exercising its right to terminate its Lease Sweep Lease; (c) the early termination, early cancellation or early surrender of a Lease Sweep Lease (as to 15% or more of the Lease Sweep Lease space) or the borrowers’ receipt of written notice by a Lease Sweep Lease tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease (as to 15% or more of the Lease Sweep Lease space); (d) a Lease Sweep Lease tenant discontinues its business (i.e., “goes dark”) or gives notice of its intent to discontinue its business in 25% or more of the Lease Sweep Lease space (provided that the 28,199 rentable square feet that is vacant as of the closing date shall not trigger

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
59

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

a Lease Sweep Period) (unless (i) the tenant is an investment grade tenant, (ii) the tenant continues to pay all rent when due and (iii) the tenant is discontinuing its business solely to comply with an emergency law for not more than 120 days and is not in default and is paying full contractual rent); (e) upon a monetary or material non-monetary default under a Lease Sweep Lease by a Lease Sweep Lease tenant beyond any applicable notice and cure period, (f) upon a bankruptcy or insolvency proceeding of a lease guarantor, Lease Sweep Lease tenant or its (directly or indirectly) majority owned parent and (g) to the extent a Lease Sweep Period has ended and funds in the lease sweep account are used to re-tenant space that is not a Lease Sweep Space, the date that lender determines that funds in the lease sweep account are insufficient to cover all anticipated leasing expenses for the Lease Sweep Space.

A Lease Sweep Period will terminate upon: (A) in the case of clauses (a), (b), (c), (d), (e) and (g) above, either (x) the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must be either an extension of the original Lease Sweep Lease or on terms at least as favorable to landlord as the Lease Sweep Lease being replaced and have terms that extend at least two years beyond the term of the Culver Collection Whole Loan) (“Qualified Leases”) and in the lender’s reasonable judgment there are sufficient funds in the lease sweep reserve to cover all anticipated leasing expenses approved by the lender, and free or abated rent periods for such qualified leases, and any shortfalls in payments under the Culver Collection Whole Loan or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases (collectively, “Leasing Costs”) or (y) a portion of the Lease Sweep Lease space is leased pursuant to one or more Qualified Leases and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs and an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $40 (the “Lease Sweep Deposit Amount”) applicable to the portion of the applicable Lease Sweep Lease that is not leased pursuant to the Qualified Lease; (B) in the case of clause (a) and (g) above, the Sweep Tenant irrevocably exercises its renewal or extension option with respect to all of its space, and in the lender’s judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs in connection with such renewal or extension; (C) in the case of clause (b) above, if such termination is not validly exercised by the tenant or is otherwise validly and irrevocably waived; (D) in the case of clause (d) above, the date on which the subject tenant re-commences the operating of its lease; (E) in the case of clause (e) above, the subject default has been cured and no other default under the Lease Sweep Lease occurs for three consecutive months following such cure; (F) in the case of clause (f) above, the applicable bankruptcy or insolvency proceeding has been terminated and the applicable Lease Sweep Lease (and any guaranty of it) has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; (G) in the case of clause (c) and (d) above, to the extent that less than 50% of the Lease Sweep Space demised to such tenant under all Lease Sweep Leases (in the aggregate) at the property triggered such Lease Sweep Period (the “Triggering Lease Sweep Space”), the date on which the Lease Sweep Funds in the lease sweep account collected with respect to the Triggering Lease Sweep Space (excluding any sums paid with respect to any termination of a Lease Sweep Lease (“Lease Sweep Lease Termination Payments”) with respect to such Lease Sweep Lease deposited into the lease sweep account) equal the Lease Sweep Deposit Amount applicable to such Triggering Lease Sweep Space, unless the Triggering Lease Sweep Space has been leased pursuant to one or more leases which, in the aggregate, (x) require borrowers to incur out-of-pocket expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in Lender’s determination, exceed the Lease Sweep Deposit Amount applicable to the Triggering Lease Sweep Space exclusive of any Lease Sweep Termination Payments deposited into the lease sweep account (in which case the Lease Sweep Period in question shall continue until such time as lender shall have determined that sufficient funds are on deposit to cover such shortfall or until borrowers satisfies clause (A)(x) above); and (H) in the case of clause (a), (b), (c), (d), (e), (f) and (g) above, the date on which the Lease Sweep Funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (excluding any Lease Sweep Lease Termination Payments with respect to such Lease Sweep Lease deposited into the lease sweep account) are equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, unless the applicable Lease Sweep Space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrowers to incur out-of-pocket expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in Lender’s determination, exceed the Lease Sweep Deposit Amount exclusive of any Lease Sweep Termination Payments deposited into the lease sweep account pursuant to the terms hereof applicable to such Lease Sweep Space (in which case the Lease Sweep Period in question shall continue until borrowers satisfy clause (A)(x) above.

A “Lease Sweep Lease” means (i) the Scopely lease as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Culver Collection Whole Loan documents or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 50,000 or more rentable square feet, with respect to the space demised under the Scopely lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
60

Office – CBD Various Culver City, CA 90232	Collateral Asset Summary – Loan No. 3 Culver Collection	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,000,000 50.0% 1.78x 12.2%

Current Mezzanine or Secured Subordinate Indebtedness. The Culver Collection Whole Loan also includes the Culver Collection Junior Loan, which is evidenced by two interest-only junior notes with an aggregate original principal balance of $12,000,000, which is coterminous with the Culver Collection Senior Loan and accrues interest at 11.0% per annum.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
Culver Collection Junior Loan	$12,000,000	11.00000%	60	0	60	1.53x	11.1%	55.0%

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. On any business day after the defeasance lockout expiration date, the related borrower may request a release of the Warner Center Parking Lot and the lender has the right to approve or disapprove such request in the lender’s sole and absolute discretion; provided, that, any amounts paid to the lender in connection with any release of the Warner Center Parking Lot are required to be applied by the lender in the following order of priority (provided, however, as to the allocation of the application of payments among Note A-1, Note A-2, Note A-3 and Note A-4 and, separately, the allocation of the application of payments among Note B-1 and Note B-2, in each case, such allocation shall be made by the lender in such manner as the lender elect in its sole discretion): first, to all amounts (other than principal and interest) then due and payable under the Culver Collection Whole Loan documents, including any costs and expenses of the lender in connection with such prepayment; second; with respect to the Culver Collection Portfolio Senior Loan, accrued and unpaid interest at its interest rate; third, with respect to the junior notes, accrued and unpaid interest at their interest rate; and fourth, to reduce the principal amount of the Culver Collection Portfolio Senior Loan and the junior notes, respectively, on a pro rata basis.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
61

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
62

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

HARLEM RIVER
FUTURE HOME OF
BRONX POINT
(1,045 APARTMENTS)
REGAL CINEMAS
THE HIP HOP MUSEUM
WATERFRONT PARK
FURNITURE
Applebees
CHASE
Sprint
Hostos
Hostos
Hostos
GNC
at&t
FEEL
BEAUTY
SUPPLY
GameStop
T-Mobile
THE HOME DEPOT
Anchor / Major
In-line
Vacant
Not Part of Collateral

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
63

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
64

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail – Anchored
Borrower Sponsor(s):	The Related Companies, L.P.	Collateral:	Leasehold
Borrower(s):	BTM Development Partners, LLC	Location:	Bronx, NY
Original Balance(1):	$60,000,000	Year Built / Renovated:	2009 / NAP
Cut-off Date Balance(1):	$60,000,000	Property Management:	Related BTM Development Partners, LLC
% by Initial UPB:	8.1%	Size:	918,779 SF
Interest Rate(2):	5.18100%	Appraised Value (As Is) / Per SF(1):	$555,000,000 / $604
Note Date:	August 6, 2024	Appraisal Date:	April 30, 2024
Original Term:	60 months	Occupancy:	90.2% (as of April 19, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	90.1%
Original Amortization:	NAP	Underwritten NOI:	$28,594,688
Interest Only Period:	60 months	Underwritten NCF:	$27,492,153
First Payment Date:	September 6, 2024
Maturity Date:	August 6, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu / B Note	Most Recent NOI:	$30,377,981 (TTM March 31, 2024)
Additional Debt Balance(1):	$180,000,000 / $140,000,000	2023 NOI:	$30,756,078
Call Protection(3):	L(23),YM1(2),DorYM1(31),O(4)	2022 NOI:	$31,251,930
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$30,539,405
Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$261	$414
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$261	$414
Replacement Reserves:	$0	Springing	$547,400	Cut-off Date LTV:	43.2%	68.5%
TI / LC:	$874,981	Springing	$1,696,118	Maturity Date LTV:	43.2%	68.5%
Other:	$9,000,000	Springing	NAP	UW NOI DY:	11.9%	7.5%
				UW NCF DSCR:	2.18x	1.07x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$240,000,000	61.0%	Loan Payoff:	$376,708,834	95.8%
Subordinate Companion Loan(1):	140,000,000	35.6%	Upfront Reserves:	9,874,981	2.5%
Borrower Sponsor Equity:	13,238,721	3.4%	Closing Costs:	6,654,906	1.7%
Total Sources:	$393,238,721	100.0%	Total Uses:	$393,238,721	100.0%
(1)	The Bronx Terminal Market Mortgage Loan (as defined below) is part of the Bronx Terminal Market Whole Loan (as defined below) which is comprised of 21 senior pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $240,000,000, and one subordinate B-note, with an original principal balance and Cut-off Date Balance of $140,000,000. The Financial Information in the chart above under the heading “Senior Loan” is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the Bronx Terminal Market Senior Loan (as defined below), and the Financial Information in the chart above under the heading “Whole Loan” is based on the aggregate outstanding principal balance as of the Cut-off Date of the Bronx Terminal Market Whole Loan.
(2)	Interest rate represents the interest rate of the Bronx Terminal Market Senior Loan. The interest rate of the Bronx Terminal Market Subordinate Companion Loan (as defined below) is 9.20000% per annum.
(3)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on September 6, 2024. Defeasance of the Bronx Terminal Market Whole Loan in full is permitted at any time after the earlier to occur of (i) September 6, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, on any business day on and after August 6, 2026 voluntary prepayment of the Bronx Terminal Market Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs prior to May 6, 2029, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Bronx Terminal Market Whole Loan being prepaid and (y) a yield maintenance premium. The assumed defeasance lockout period of 25 payments is based on the expected BMARK 2024-V10 securitization closing date in September 2024. The actual defeasance lockout period may be longer.
(4)	Please see “Initial and Ongoing Reserves” below for further discussion of reserve information.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
65

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

The Loan. The fourth largest mortgage loan (the “Bronx Terminal Market Mortgage Loan”) is part of a whole loan with an original principal balance and Cut-off Date Balance of $380,000,000 (the “Bronx Terminal Market Whole Loan”) secured by the borrower’s leasehold interest in a 918,779 SF, multi-level, anchored retail center, connected via a six-level, 2,602 stall parking garage located in Bronx, New York (the “Bronx Terminal Market Property”). The Bronx Terminal Market Whole Loan was co-originated on August 6, 2024 by German American Capital Corporation (“GACC”), Wells Fargo Bank, National Association (“WFB”), Bank of America, National Association (“BANA”) and Starwood Mortgage Capital LLC (“SMC”). The Bronx Terminal Market Whole Loan is comprised of 21 senior pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $240,000,000 (the “Bronx Terminal Market Senior Loan”) and one subordinate B-note with an original principal balance and Cut-off Date Balance of $140,000,000 (the “Bronx Terminal Market Subordinate Companion Loan”). The Bronx Terminal Market Senior Loan accrues interest at a fixed rate of 5.18100% per annum and the Bronx Terminal Market Subordinate Companion Loan accrues interest at a fixed rate of 9.20000% per annum. The Bronx Terminal Market Mortgage Loan is evidenced by the non-controlling Notes A-1, A-3, and A-5 with an aggregate original principal balance and Cut-off Date Balance of $60,000,000, which will be contributed by GACC. The Bronx Terminal Market Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Bronx Terminal Market Whole Loan is August 6, 2029.

The Bronx Terminal Market Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMARK 2024-V10 transaction. The relationship between the holders of the Bronx Terminal Market Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Bronx Terminal Market Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Bronx Terminal Market Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMARK 2024-V10	No(2)
A-2	$20,000,000	$20,000,000	BMO 2024-5C6	No
A-3	$15,000,000	$15,000,000	BMARK 2024-V10	No
A-4	$11,578,947	$11,578,947	BMO 2024-5C6	No
A-5	$5,000,000	$5,000,000	BMARK 2024-V10	No
A-6	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-7	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-8(1)	$10,000,000	$10,000,000	SMC	No
A-9(1)	$10,000,000	$10,000,000	SMC	No
A-10	$3,421,053	$3,421,053	BMO 2024-5C6	No
A-11(1)	$4,578,947	$4,578,947	SMC	No
A-12	$30,000,000	$30,000,000	BANK5 2024-5YR9	No
A-13	$10,000,000	$10,000,000	BANK5 2024-5YR9	No
A-14	$4,500,000	$4,500,000	BANK5 2024-5YR9	No
A-15	$3,210,526	$3,210,526	BANK5 2024-5YR9	No
A-16	$2,500,000	$2,500,000	BANK5 2024-5YR9	No
A-17(1)	$30,000,000	$30,000,000	BANA	No
A-18(1)	$10,000,000	$10,000,000	BANA	No
A-19(1)	$4,500,000	$4,500,000	BANA	No
A-20(1)	$3,210,526	$3,210,526	BANA	No
A-21(1)	$2,500,000	$2,500,000	BANA	No
Senior Loan	$240,000,000	$240,000,000
B	$140,000,000	$140,000,000	CPPIB Credit Investments III Inc.	Yes(2)
Subordinate Companion Loan	$140,000,000	$140,000,000
Whole Loan	$380,000,000	$380,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The Bronx Terminal Market Whole Loan is an AB whole loan, and the controlling note as of the date hereof is Note B. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. See “Description of the Mortgage Pool— The Whole Loans—The Bronx Terminal Market Pari Passu-AB Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Bronx Terminal Market Whole Loan.

The Property. The Bronx Terminal Market Property is comprised of the borrower’s leasehold interest in a four building, 918,779 SF, multi-level, anchored retail center, connected via a six-level, 2,602 space parking garage located in the Bronx, New York. Completed in 2009, the Bronx Terminal Market Property features a well-known anchor tenant profile along with street level retail, restaurant, and mixed-use space. The top five tenants at the Bronx Terminal Market Property account for 595,744 SF (64.8% NRA) and include Target, BJ’s Wholesale Club, Home Depot, Food Bazaar and Burlington Coat Factory. The Bronx Terminal Market Property is located on the Bronx riverfront and a short distance from Yankee Stadium within a residential neighborhood with access to public transportation nodes including the Major Deegan Expressway and the Yankees East 153rd Street Metro North Station.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
66

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

As of April 19, 2024, the Bronx Terminal Market Property was 90.2% leased to 21 tenants with a 7.5-year weighted average remaining lease term. The Bronx Terminal Market Property is anchored by Target (Moody’s: A2, Fitch: A, S&P: A), BJ’s Wholesale Club (S&P: BB+), and Home Depot (Moody’s: A2, Fitch: A, S&P: A), all three of which have been in occupancy at the Bronx Terminal Market Property since delivery. The Bronx Terminal Market Property’s tenant mix also includes other well-established national retailers (such as Burlington Coat Factory, Best Buy, and Skechers), the largest supermarket location in the Bronx (Food Bazaar), and numerous cultural, educational, and lifestyle offerings (Universal Hip Hop Museum, City University of NY, Chuck E. Cheese, GameStop, and GNC, among others).

The Bronx Terminal Market Property’s surrounding neighborhood is subject to ongoing residential development, catering to the lifestyle-oriented tenant mix at the shopping center which includes discount, department and grocery stores, household appliance and furniture retailers, and entertainment options. The Bronx Terminal Market Property is positioned to benefit from the adjacent development of Bronx Point, which will include 540 affordable multifamily units (projected delivery in late 2024), educational community facilities, cultural space, and several food and beverage outlets. Additional development underway adjacent to the Bronx Terminal Market Property includes the 300,000 square foot Success Academy Charter School, which will serve 2,400 children in grades K-12 and strengthen foot traffic at the Bronx Terminal Market Property upon delivery in 2025.

The following table presents certain information relating to tenant sales history with respect to the Bronx Terminal Market Property.

Tenant Sales History(1)
		2021		2022		2023
	Square Feet	Sales	Sales PSF	Sales	Sales PSF	Sales	Sales PSF
Burlington Coat Factory	74,329	$33,696,922	$453.35	$23,464,920	$315.69	$25,668,704	$345.34
Chuck E. Cheese	19,834	$2,049,413	$103.33	$3,132,931	$157.96	$3,670,435	$185.06
Skechers U.S.A.	8,741	$3,242,409	$370.94	$2,635,698	$301.53	$2,872,708	$328.65
Applebee's	6,661	$5,688,990	$854.07	$5,504,388	$826.36	$6,399,111	$960.68
GNC	1,980	$503,972	$254.53	$463,644	$234.16	$436,550	$220.48
Total Sales	111,545	$45,181,707	$405.05	$35,201,581	$315.58	$39,047,508	$350.06

(1)	Sales information represents the total gross revenue generated by consumer sales at the subject property. Sales periods represent the data from February of the current year to January of the following year.

Major Tenants. The three anchor tenants are Target, BJ’s Wholesale Club and The Home Depot.

Target (188,446 square feet; 20.5% of net rentable area; 4.6% of underwritten base rent) – Target (Moody’s: A2 / Fitch: A / S&P: A) operates as a general merchandise retailer, selling products to its guests through its stores and digital channels. Founded in 1962, Target is headquartered in Minneapolis, Minnesota and has 1,956 stores in all 50 states and the District of Columbia. Prior to its original opening at the Bronx Terminal Market Property, Target elected to prepay approximately $46.4 million of base rent (residual in-place base rent is 80.9% below the appraisal’s market rent). At the Bronx Terminal Market Property, Target has consecutive, five-year renewal options until the ground lease expiration and no termination options.

BJ’s Wholesale Club (130,099 square feet; 14.2% of net rentable area; 19.9% of underwritten base rent) – BJ's Wholesale Club Holdings, Inc. (S&P: BB+) is a warehouse club operator concentrated primarily in the eastern half of the United States. Founded in 1984, the company has more than 6.5 million members paying annual fees to gain access to savings on groceries and general merchandise and services. At the Bronx Terminal Market Property, BJ’s Wholesale Club has four, five-year renewal options and no termination options.

Home Depot (124,955 SF; 13.6% of NRA; 24.1% of underwritten base rent) – The Home Depot, Inc. (Moody’s: A2 / Fitch: A / S&P: A) is a home improvement retailer offering an assortment of building materials, home improvement products, lawn and garden products, décor products, and facilities maintenance, repair, and operations products. The company also provides a number of services, including home improvement installation services and tool and equipment rental. At the Bronx Terminal Market Property, Home Depot has four, five-year renewal options and no termination options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
67

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

The following table presents certain information relating to the anchor and in-line tenants (of which, certain tenants may have co-tenancy provisions) at the Bronx Terminal Market Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Anchors
Target(3)	A2/A/A	188,446	20.5%	$1,262,964	$6.70(3)	4.6%	10/14/2033	N	See below(4)
BJ's Wholesale Club	NR/BB+/NR	130,099	14.2%	5,481,721	$42.14	19.9%	8/2/2029	N	4 x 5
Home Depot	A2/A/A	124,955	13.6%	6,652,604	$53.24	24.1%	2/28/2034	N	4 x 5
Junior Anchors
Food Bazaar	NR/NR/NR	77,915	8.5%	2,488,352	$31.94	9.0%	9/30/2039	N	4 x 5
Burlington Coat Factory	NR/BB+/NR	74,329	8.1%	2,338,390	$31.46	8.5%	1/31/2028	N	3 x 5
Best Buy	A3/BBB+/NR	52,086	5.7%	1,927,182	$37.00	7.0%	3/31/2030	N	1 x 5
Raymour & Flanigan	NR/NR/NR	46,253	5.0%	1,200,000	$25.94	4.3%	10/31/2027	N	4 x 5
LIDL(5)(6)	NR/NR/NR	23,204	2.5%	1,000,000	$43.10	3.6%	10/31/2039	Y	3 x 5
Chuck E. Cheese	NR/NR/NR	19,834	2.2%	791,972	$39.93	2.9%	12/31/2028	N	4 x 5
Dollar Discount	NR/NR/NR	15,490	1.7%	300,000	$19.37	1.1%	6/30/2028	N	None

In-line >10,000 SF		38,627	4.2%	2,206,986	$57.14	8.0%
In-line <10,000 SF		37,914	4.1%	1,961,329	$51.73	7.1%
Total Occupied		829,152	90.2%	$27,611,501	$33.30	100.0%
Vacant		89,627	9.8%
Total		918,779	100.0%
(1)	Based on the underwritten rent roll dated April 19, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Target’s one-time rent prepayment of $46.4 million significantly reduced its contractual rent obligations (to 80.9% below market rent).
(4)	Target has consecutive, five-year renewal options until the ground lease expiration.
(5)	LIDL has executed a lease to occupy 23,204 square feet at the Bronx Market Terminal Property but is not yet in occupancy. The tenant’s estimated lease commencement date is November 1, 2024.
(6)	If the delivery conditions specified in the lease are not satisfied within 365 days (subject to extension for tenant delays and certain excusable delays) after the estimated commencement date determined pursuant to the lease, then either the tenant or the landlord (in each case if such failure is not due to its own delay) may terminate the lease. In addition, the tenant has a termination option if it does not obtain certain permits from the Building Department of the City of New York by a specified series of dates set forth in the lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
68

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

The following table presents certain information relating to the lease rollover schedule at the Bronx Terminal Market Property, based on initial lease expiration date:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM/2024	1,980	0.2%	0.2%	$70,000	0.3%	$35.35	1
2025	5,218	0.6%	0.8%	$302,740	1.1%	$58.02	2
2026	8,741	1.0%	1.7%	$349,640	1.3%	$40.00	1
2027	84,880	9.2%	11.0%	$3,406,986	12.3%	$40.14	5
2028	112,381	12.2%	23.2%	$3,594,042	13.0%	$31.98	4
2029	136,760	14.9%	38.1%	$6,045,908	21.9%	$44.21	2
2030	52,086	5.7%	43.8%	$1,927,182	7.0%	$37.00	1
2031	0	0.0%	43.8%	$0	0.0%	$0.00	0
2032	0	0.0%	43.8%	$0	0.0%	$0.00	0
2033	188,446	20.5%	64.3%	$1,262,964	4.6%	$6.70	1
2034	129,048	14.0%	78.3%	$6,823,967	24.7%	$52.88	3
2035 & Thereafter	109,612	11.9%	90.2%	$3,828,072	13.9%	$34.92	3
Vacant	89,627	9.8%	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	918,779	100.0%		$27,611,501	100.0%	$33.30	23
(1)	Information is based on the underwritten rent roll as of April 19, 2024.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
69

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

The following table presents certain information relating to the historic operating performance and Underwritten Net Cash Flow at the Bronx Terminal Market Property:

Cash Flow Analysis(1)
	2021	2022	2023	TTM 3/31/2024	U/W	U/W Per SF
Rents in Place	$29,922,700	$30,411,117	$29,994,500	$29,571,181	$27,611,501	$30.05
Vacant Income	0	0	0	0	5,098,835	$5.55
Rent Steps	0	0	0	0	651,989	$0.71
Rent Step Credit	0	0	0	0	61,190(2)	$0.07
Reimbursements	11,887,079	11,990,961	12,369,626	11,746,374	11,799,331	$12.84
Other Income(3)	5,646,293	5,765,693	5,693,876	6,103,944	6,196,018	$6.74
Gross Potential Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$51,418,865	$55.96
(Vacancy)	0	0	0	0	(5,098,835)	($5.55)
Effective Gross Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$46,320,029	$50.41

Real Estate Taxes(4)	1,951,556	1,970,892	2,021,028	2,036,650	3,261,247	$3.55
Insurance	607,856	803,176	1,075,421	1,144,688	1,071,032	$1.17
Ground Rent Expense	935,452	961,531	1,078,546	1,061,574	1,371,008	$1.49
Other Operating Expenses	13,421,802	13,180,241	13,126,929	12,800,606	12,022,055	$13.08
Total Operating Expenses	$16,916,667	$16,915,840	$17,301,924	$17,043,518	$17,725,341	$19.29

Net Operating Income	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$28,594,688	$31.12
Replacement Reserves	0	0	0	0	183,756	$0.20
TI / LC	0	0	0	0	918,779	$1.00
Net Cash Flow	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$27,492,153	$29.92

Occupancy (%)	98.6%	98.4%	98.4%	98.4%	90.2%
NCF DSCR(5)	2.42x	2.48x	2.44x	2.41x	2.18x
NOI Debt Yield(5)	12.7%	13.0%	12.8%	12.7%	11.9%
(1)	Based on the underwritten rent roll as of April 19, 2024, inclusive of contractual rent steps through July 23, 2025.
(2)	Represents straight line rent averaging for investment-grade tenants.
(3)	Other Income includes revenue from percentage rent, parking income and other miscellaneous income.
(4)	The Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires (i.e. is in the last year of receiving benefits) in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024, and thereafter reduces by 10% per year through expiration. The Bronx Terminal Market Mortgage Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes of $3,261,247 are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.
(5)	NCF DSCR and NOI Debt Yield are based on the Bronx Terminal Market Senior Loan. Including the Bronx Terminal Market Subordinate Companion Loan, U/W NCF DSCR is 1.07x and U/W NOI Debt Yield is 7.5%.

Appraisal. The appraisal concluded to an “as-is” value for the Bronx Terminal Market Property of $555,000,000 as of April 30, 2024.

Bronx Terminal Market Appraised Value(1)(2)
Property	Value	Capitalization Rate
Bronx Terminal Market	$555,000,000	5.23%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental Matters. According to the Phase I environmental site assessment dated May 1, 2024 (the “ESA”), there was no evidence of any recognized environmental conditions at the Bronx Terminal Market Property. The ESA identified a controlled recognized environmental condition related to prior on-site industrial uses. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
70

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

The Market. The Bronx Terminal Market Property is located within the Concourse neighborhood of the Bronx, which has been improved by several development projects in recent years. According to a third party report, the Bronx is currently the third most densely populated county across the United States with the fastest observed population growth since 2010. Additionally, the Penn Station Access Project is expected to be completed in 2027, which is expected to bring four new rail stations to the Bronx and improve existing tracks and bridges.

The Bronx Terminal Market Property is located adjacent to the Bronx Point development, which is expected to include 540 affordable multifamily units (projected delivery in 2024), educational community facilities, cultural space, and several food and beverage outlets. Additional development underway adjacent to the Bronx Terminal Market Property includes the 300,000 SF Success Academy Charter School, which is expected to serve 2,400 children in grades K-12 and strengthen foot traffic at the Bronx Terminal Market Property and is expected to be delivered in 2025.

According to the appraisal, the Bronx Terminal Market Property is located in the Bronx submarket, which contains 5.3 million SF of retail space across 27 shopping centers as of the first quarter of 2024. The submarket reported average asking rents of $51.95 with a vacancy rate of 5.8%.

According to the appraisal, the 2022 population within a 0.5-, 1-, and 1.5 mile radius of the Bronx Terminal Market Property was 23,422, 194,242, and 464,962, respectively, and the average household income within the same radii was $59,248, $64,363 and $60,775, respectively.

The following table presents certain information relating to comparable retail centers for the Bronx Terminal Market Property:

Competitive Property Summary(1)
	Bronx Terminal Market	Bay Plaza Shopping Center	East River Plaza	The Shops at Marble Hill	Bruckner Commons
Address	610 Exterior Street Bronx, NY	2136-2210 Bartow Avenue Bronx, NY	520 East 117th Street Bronx, NY	40 West 225th Street Bronx, NY	1998 Bruckner Boulevard Bronx, NY
Year Built/ Renovated	2009 / NAP	1998 / 2004	2009 / NAP	2004 / NAP	1964 / 1989
Total GLA (SF)	918,779(2)	1,313,640	531,541	238,549	369,301
Distance to Property (miles)	N/A	10.2	1.0	4.8	4.4
Occupancy %	90.2%(2)	100.0%	93.0%	100.0%	89.0%
Anchors	Target BJ’s Wholesale Club Home Depot	AMC Theaters Stop & Shop Burlington P.C. Richard & Son Marshalls Bob’s Discount Furniture Ashley HomeStore Staples	Target Costco Burlington	Target Marshalls	Target Burlington Leonardo Furniture
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of April 19, 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
71

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Bronx Terminal Market Property:

Market Rent Summary(1)
	Anchor	Junior Anchor	Inline (Large, 8K SF)	Inline (Small to Mid)
Market Rent (PSF)	$35-$40	$35-$45	$40-$55	$40-$70
Lease Term (Years)	15	15	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection	10% every 6 years	10% every 6 years	3% per year	3% per year
(1)	Source: Appraisal unless otherwise indicated.

The following table presents certain information relating to the demographics of the Bronx Terminal Market Property:

Demographics Summary(1)(2)
Property Name	City, State	Mortgage Loan Cut-off Date Balance	Half-mile Population	1-mile Population	1.5-mile Population	Half-mile Avg Household Income	1-mile Avg Household Income	1.5-mile Avg Household Income
Bronx Terminal Market	Bronx, NY	$60,000,000	23,422	194,242	464,962	$59,248	$64,363	$60,775
(1)	Source: Appraisal unless otherwise indicated.
(2)	Values are as of 2022.

The Borrower and the Borrower Sponsor. The borrower is BTM Development Partners, LLC, a New York limited liability company and single purpose entity with a Delaware limited liability company sole member that is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bronx Terminal Market Whole Loan.

The borrower sponsor is The Related Companies, L.P. (“Related”). Founded in 1972, Related is a privately-owned, fully integrated global real estate and lifestyle company with experience in many aspects of development, acquisition, management, finance, marketing, and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, and has a team of approximately 4,000 professionals.

Property Management. The Bronx Terminal Market Property is managed by Related BTM Development Partners, LLC, an affiliate of the borrower.

Initial and Ongoing Reserves. On the loan origination date, the borrower deposited (i) approximately $874,981 for outstanding leasing expenses related to LIDL, Modern Nails, Wingstop and Best Buy and (ii) $9,000,000 for 37,692 rentable square feet as to which a lease with the Department of Motor Vehicles (“DMV”) was being negotiated as of the origination date (the “DMV Space”).

Real Estate Taxes – During the continuance of a Cash Sweep Event Period (as defined below), the borrower is required to make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months.

Insurance – During the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance premiums. However, provided no event of default is continuing, the borrower will not be required to make such monthly deposits so long as the Bronx Terminal Market Property is insured under a blanket policy and the borrower provides evidence of renewal and proof of payment of insurance premiums. The monthly insurance escrow is currently suspended.

Replacement Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to escrow $22,808 per month for capital expenditures, capped at $547,400.

TI/LC Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to escrow an amount equal to approximately $70,672 per month for tenant improvements and leasing commissions, capped at $1,696,118.

Ground Rent Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to the ground rent that will be payable under the ground lease for the month immediately following the month in which such monthly payment date occurs.

DMV Space Funds– On the loan origination date, the borrower was required to make an upfront deposit of $9,000,000 into a reserve for the lease that was being negotiated with the DMV for the DMV Space. The lender will be required to disburse these funds to the borrower as follows:

●	Upon the DMV lease being fully executed by all parties within 180 days of loan closing; provided, if a Cash Sweep Event Period
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
72

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

is occurring, the lender will be required to disburse the funds to pay for leasing expenses related to the DMV space,

●	If the DMV lease is not fully executed within 180 days of origination, the lender will be required to disburse funds to pay for leasing expenses related to one or more qualifying substitute leases. If and when all the premises to be leased under the DMV lease has been leased under one or more qualifying substitute leases and leasing expenses related to qualifying substitute leases have been paid in full, the lender will be required to release any remaining DMV Space Funds to the borrower; provided, no Cash Sweep Event Period is continuing,
●	If the DMV lease is not fully executed by all parties within the earlier of 180 days of origination or the date it is determined that the DMV lease will not be executed (the “DMV Negotiation End Date”), upon 5 days’ notice, the borrower can elect to use the DMV Space Funds to prepay the Bronx Terminal Market Subordinate Companion Loan without payment of yield maintenance provided that the prepayment is made within 30 days of the DMV Negotiation End Date.

Lockbox / Cash Management. The Bronx Terminal Market Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Bronx Terminal Market Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or property manager into such Lockbox Account within two business days after receipt. Prior to a Cash Sweep Event Period, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During the continuance of a Cash Sweep Event Period, all funds deposited into the Lockbox Account are required to be swept each business day into a deposit account controlled by the lender (the “Cash Management Account”) to be applied and disbursed in accordance with the Bronx Terminal Market Whole Loan documents (i) to make the required deposits (if any) into the tax, insurance and ground rent reserves, (ii) to pay debt service on the Bronx Terminal Market Whole Loan, (iii) to pay operating expenses and capital expenses in accordance with the annual budget (which must be reasonably approved by the lender) or that are not in excess of 5.00% of the budgeted amount, and lender-approved extraordinary expenses, (iv) to make the required deposits (if any) into the replacement reserve and TI/LC reserve, and (v) to deposit any remaining account into an excess cash flow account to be held as additional collateral during the continuance of such Cash Sweep Event Period; provided that (x) the borrower may use funds in such account to pay for debt service (with lender’s reasonable consent), reserve payments, operating expenses, leasing expenses and extraordinary expenses and (y) if an event of default is continuing under the Bronx Terminal Market Whole Loan, the lender may apply funds in the Cash Management Account to the payment of the debt in any order as it may determine.

A “Cash Sweep Event Period” means a period commencing upon the occurrence of (i) an event of default under the Bronx Terminal Market Whole Loan documents, (ii) any bankruptcy action involving the borrower, or (iii) the trailing 12-month period debt service coverage ratio falling below 1.10x for one calendar quarter, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, if the filing is an involuntary bankruptcy filing against the borrower, the discharge or dismissal of such filing within 90 days of such filing; and (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being greater than 1.10x for one calendar quarter.

Current Mezzanine or Secured Subordinate Indebtedness. The Bronx Terminal Market Property also secures the Bronx Terminal Market Subordinate Companion Loan, which has a Cut-off Date principal balance of $140,000,000. The Bronx Terminal Market Subordinate Companion Loan is coterminous with the Bronx Terminal Market Senior Loan and accrues interest at a rate of 9.20000% per annum. The Bronx Terminal Market Senior Loan is senior in right of payment to the Bronx Terminal Market Subordinate Companion Loan. The holders of the Bronx Terminal Market Mortgage Loan, the Bronx Terminal Market Senior Loan and the Bronx Terminal Market Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Bronx Terminal Market Whole Loan.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
Bronx Terminal Market Subordinate Companion Loan	$140,000,000	9.20000%	60	0	60	1.07x	7.5%	68.5%
(1)	The Whole Loan UW NCF DSCR calculated according to the Cash Sweep Event Period definition in the Bronx Terminal Market Whole Loan documents is equal to or greater than 1.10x.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted

Release of Collateral. On any business day after February 6, 2025, provided that no Cash Sweep Event Period is continuing under the Bronx Terminal Market Whole Loan documents, the borrower may obtain the free release (without prepayment or defeasance) of a parcel of the Bronx Terminal Market Property depicted under the ground lease as the “Hotel Site” provided that, among other conditions, (i) the Hotel Site is a legally subdivided parcel separate from the remainder of the Bronx Terminal Market Property and is on a separate tax lot from the remainder of the Bronx Terminal Market Property; (ii) the Hotel Site is severed from the ground lease in accordance with the terms thereof and leased by the ground lessor to another tenant other than the borrower; and (iii) if a securitization of the Bronx Terminal Market Whole Loan has occurred, the lender receives a REMIC opinion with respect to the release.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
73

Retail – Anchored 610 Exterior Street Bronx, NY 10451	Collateral Asset Summary – Loan No. 4 Bronx Terminal Market	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 43.2% 2.18x 11.9%

Ground Lease. The Bronx Terminal Market Property consists of a ground leasehold interest pursuant to a 49-year ground lease from the City of New York, which expires on September 13, 2055 and has five consecutive ten year renewal options. Commencing August 2, 2024 and every five years thereafter, the ground tenant is required to pay ground rent equal to the greater of (i) 105% of the immediately preceding adjusted base amount or (ii) 5.0% of gross revenues (defined as all rent received from subtenants minus (a) a management fee in the amount of 3% of rent from subtenants received by the ground tenant and (b) aggregate compensation and associated costs and expenses for two on-site personnel engaged in the operation of the Bronx Terminal Market Property). As part of Target's lease, the tenant paid an upfront buydown of its rent of $46,394,000. Gross revenues utilized to calculate percent ground rent include an amortized imputed annual gross revenue amount from the Target buydown, calculated at an annual rate of 6.9% of the total buydown. The underwritten annual ground rent is $1,371,008 based on lender’s underwriting assumptions. The 2023 ground rent was $1,078,546.

In addition, the Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires (i.e., is the last year of the benefit) in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024 and reduces by 10% per year through expiration. The Bronx Terminal Market Whole Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
74

Office – Suburban 1100 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 5 Moffett Towers Building D	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 48.3% 1.83x 13.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
75

Office – Suburban 1100 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 5 Moffett Towers Building D	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 48.3% 1.83x 13.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
76

Office – Suburban 1100 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 5 Moffett Towers Building D	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 48.3% 1.83x 13.2%

Mortgage Loan Information		Property Information
Loan Sellers:	GSMC, GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization	Property Type – Subtype:	Office – Suburban
Borrower Sponsor(s):	Joseph K. Paul (a/k/a Jay Paul)	Collateral:	Fee
Borrower(s):	MT3 1100 LLC	Location:	Sunnyvale, CA
Original Balance(1):	$46,500,000	Year Built / Renovated:	2014 / NAP
Cut-off Date Balance(1):	$46,500,000	Property Management:	Paul Holdings, Inc., dba Jay Paul Company
% by Initial UPB:	6.3%	Size:	357,481 SF
Interest Rate:	6.96000%	Appraised Value / Per SF:	$300,000,000 / $839
Note Date:	July 19, 2024	Appraisal Date:	June 12, 2024
Original Term:	60 months	Occupancy:	100.0% (as of August 6, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	96.5%
Original Amortization:	NAP	Underwritten NOI:	$19,183,350
Interest Only Period:	60 months	Underwritten NCF:	$18,749,733
First Payment Date:	September 6, 2024
Maturity Date:	August 6, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$16,936,938 (TTM May 31, 2024)
Additional Debt Balance(1):	$98,500,000	2023 NOI:	$17,646,474
Call Protection(2):	L(24),YM1(1),DorYM1(28),O(7)	2022 NOI:	$17,394,645
Lockbox / Cash Management:	Hard / In Place	2021 NOI:	$16,837,894

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$406
Taxes:	$1,035,239	$207,048	NAP	Maturity Date Loan / SF:	$406
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	48.3%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	48.3%
Lease Sweep Reserve:	$0	Springing	NAP	UW NOI DY:	13.2%
				UW NCF DSCR:	1.83x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$145,000,000	100.0%	Recapitalization(4)	$142,847,446	98.5%
			Closing Costs	1,117,315	0.8
			Reserves	1,035,239	0.7
Total Sources	$145,000,000	100.0%	Total Uses	$145,000,000	100.0%
(1)	The Moffett Towers Building D Mortgage Loan (as defined below) is part of the Moffett Towers Building D Whole Loan (as defined below), which is evidenced by 14 pari passu promissory notes with an aggregate original principal balance of $145,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Moffett Towers Building D Whole Loan.
(2)	Voluntary prepayment with yield maintenance of the Moffett Towers Building D Whole Loan is permitted in whole (but not in part) on any business day on or after September 6, 2026. Defeasance of the Moffett Towers Building D Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Moffett Towers Building D Whole Loan note to be securitized and (ii) July 19, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2024-V10 securitization trust in September 2024. The actual defeasance lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	The borrower sponsor’s recapitalization was done to refinance proceeds from the previous loan that was repaid in January 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
77

Office – Suburban 1100 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 5 Moffett Towers Building D	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 48.3% 1.83x 13.2%

The Loan. The fifth largest mortgage loan (the “Moffett Towers Building D Mortgage Loan”) is part of a whole loan (the “Moffett Towers Building D Whole Loan”) evidenced by 14 pari passu notes that is secured by the borrower’s fee interest in a 357,481 square foot office building located in Sunnyvale, California (the “Moffett Towers Building D Property”).

The Moffett Towers Building D Mortgage Loan, which is evidenced by the controlling Note A-1 and the non-controlling Notes A-2-1, and A-5-1, has an outstanding principal balance as of the Cut-off Date of $46,500,000. The Moffett Towers Building D Whole Loan was originated on July 19, 2024 by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and UBS AG, New York Branch (“UBS AG”) and has an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. Notes A-1 and A-2-1, with an outstanding principal balance as of the Cut-off Date of $32,000,000, are being sold by Goldman Sachs Mortgage Company, and Note A-5-1, with an outstanding principal balance of $14,500,000 as of the Cut-off Date, is being sold by GACC. The Moffett Towers Building D Whole Loan has a five-year term, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Moffett Towers Building D Whole Loan is August 6, 2029.

The Moffett Towers Building D Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMARK 2024-V10 securitization. The relationship between the holders of the Moffett Towers Building D Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Moffett Towers Building D Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMARK 2024-V10	Yes
A-2-1	$7,000,000	$7,000,000	BMARK 2024-V10	No
A-2-2(1)	$18,000,000	$18,000,000	GSBI	No
A-3-1(1)	$17,500,000	$17,500,000	GSBI	No
A-3-2	$5,000,000	$5,000,000	BMO 2024-5C6	No
A-4(1)	$20,000,000	$20,000,000	DBRI	No
A-5-1	$14,500,000	$14,500,000	BMARK 2024-V10	No
A-5-2(1)	$5,500,000	$5,500,000	DBRI	No
A-6-1(1)	$6,000,000	$6,000,000	DBRI	No
A-6-2	$5,000,000	$5,000,000	BMO 2024-5C6	No
A-7	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-8	$5,000,000	$5,000,000	BMO 2024-5C6	No
A-9(1)	$4,000,000	$4,000,000	UBS AG	No
A-10(1)	$2,500,000	$2,500,000	UBS AG	No
Whole Loan	$145,000,000	$145,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Moffett Towers Building D Property is a 357,481 SF, eight-story office building located in Sunnyvale, California that was built in 2014. The Moffett Towers Building D Property sits on approximately nine acres. The Moffett Towers Building D Property has been 100% leased to Amazon since February 2014. Amazon recently executed a seven-year renewal through February 2031 at a rental rate of $47.76 PSF with 3.0% contractual rent steps and no tenant improvement dollars. The Moffett Towers Building D Property is a portion of a larger office development known as the Moffett Towers, Phase 2 development, and represents approximately 34.6% of the square footage of the larger development. The Moffett Towers Building D Property shares common area amenities with the larger development such as a parking structure, fitness club, swimming pool, and outdoor patio.

The Moffett Towers Building D Property is part of the larger Moffett Towers Campus development which is comprised of seven buildings built by the borrower sponsor. The campus totals 1.8 million SF of LEED certified Gold, Class A office space that is currently 100% leased.

The Sole Tenant. The sole tenant at the Moffett Towers Building D Property is Amazon, pursuant to a NNN lease with a 10-year initial term that commenced in February 2014 and was recently extended through February 28, 2031. Founded in 1994 and headquartered in Seattle, Washington and Arlington, Virginia, Amazon is an online retailer and web service provider offering a wide range of products and services. The Amazon lease at the Moffett Towers Building D Property is guaranteed by Amazon.com, Inc. (rated A1/AA/AA- by Moody’s/S&P/Fitch). The Amazon lease does not contain any termination options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
78

Office – Suburban 1100 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 5 Moffett Towers Building D	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 48.3% 1.83x 13.2%

The following table presents certain information relating to the sole tenant at the Moffett Towers Building D Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Amazon	A1/AA/AA-	357,481	100.0%	$17,585,491	$49.19	100.0%	2/28/2031	N	2 x 7 yr
Total Occupied		357,481	100.0%	$17,585,491	$49.19	100.0%
Vacant		0	0.0
Total		357,481	100.0%
(1)	Based on the underwritten rent roll dated June 17, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers Building D Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2024 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	357,481	100.0%	100.0%	$17,585,491	100.0%	$49.19	1
2032	0	0.0%	100.0%	$0	0.0%	$0.00	0
2033	0	0.0%	100.0%	$0	0.0%	$0.00	0
2034	0	0.0%	100.0%	$0	0.0%	$0.00	0
2035 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	357,481	100.0%		$17,585,491	100.0%	$49.19	1
(1)	Information is based on the underwritten rent roll dated June 17, 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
79

Office – Suburban 1100 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 5 Moffett Towers Building D	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 48.3% 1.83x 13.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Moffett Towers Building D Property:

Cash Flow Analysis
	2020	2021	2022	2023	TTM 5/31/2024	U/W(1)	U/W Per SF
Base Rent(1)	$15,946,343	$16,424,733	$16,917,475	$17,295,285	$17,239,787	$17,585,491	$49.19
Credit Tenant Rent Steps(2)	0	0	0	0	0	2,138,038	$5.98
Amenity Use Fee	387,155	398,769	410,732	419,905	418,558	414,509	$1.16
Commercial Reimbursement Revenue	4,962,579	5,509,335	5,785,025	6,212,580	6,163,846	6,932,235	$19.39
Gross Potential Rent	$21,296,076	$22,332,837	$23,113,232	$23,927,769	$23,822,190	$27,070,273	$75.73
Vacancy Loss	0	0	0	0	0	(954,446)	($2.67)
Effective Gross Income	$21,296,076	$22,332,837	$23,113,232	$23,927,769	$23,822,190	$26,115,828	$73.06
Real Estate Taxes	2,299,865	2,348,647	2,376,645	2,409,276	2,411,718	2,412,207	$6.75
Insurance	488,785	657,794	775,578	881,569	922,957	959,323	$2.68
Repairs & Maintenance	1,762,488	1,959,668	2,034,583	2,443,900	3,004,668	3,004,668	$8.41
Management Fee	478,390	492,742	507,524	518,859	517,194	527,565	$1.48
General and Administrative - Direct	28,224	31,849	27,439	27,388	28,473	28,473	$0.08
Other Expenses	605	4,243	(3,183)	302	242	242	$0.00
Total Expenses	$5,058,357	$5,494,943	$5,718,587	$6,281,296	$6,885,252	$6,932,478	$19.39
Net Operating Income	$16,237,719	$16,837,894	$17,394,645	$17,646,474	$16,936,938	$19,183,350	$53.66
Capital Expenditures	0	0	0	0	0	$71,496	$0.20
TI/LC	0	0	0	0	0	$362,121	$1.01
Net Cash Flow	$16,237,719	$16,837,894	$17,394,645	$17,646,474	$16,936,938	$18,749,733	$52.45

Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
NCF DSCR(3)	1.59x	1.65x	1.70x	1.72x	1.66x	1.83x
NOI Debt Yield(3)	11.2%	11.6%	12.0%	12.2%	11.7%	13.2%
(1)	Based on the underwritten rent roll dated June 17, 2024.
(2)	Credit Tenant Rent Steps reflects the present value of contractual rent step increments for Amazon's investment-grade credit rating.
(3)	NCF DSCR and NOI Debt Yield are based on the Moffett Towers Building D Whole Loan.

Appraisal. According to the appraisal, the Moffett Towers Building D Property had an “as-is” appraised value of $300,000,000 as of June 12, 2024. The table below shows the appraisal’s “as-is” conclusions.

Property	Appraised Value(1)	Capitalization Rate(1)
Moffett Towers Building D	$300,000,000	5.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated August 31, 2023, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers Building D Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
80

Office – Suburban 1100 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 5 Moffett Towers Building D	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 48.3% 1.83x 13.2%

The Market. The Moffett Towers Building D Property sits in the Moffett Park submarket, which is located within the greater San Jose-Sunnyvale-Santa Clara metropolitan statistical area, alternatively referred to as the Silicon Valley office market. As of the first-quarter of 2024, Moffett Park office submarket vacancy is 15.0%, according to a third-party market research report. Sunnyvale is considered a hub for the video game industry and is the former location of Atari’s headquarters. The top employers in Sunnyvale include Google, Apple, LinkedIn, Lockheed Martin Space Systems, and Amazon.

The Borrower and the Borrower Sponsor. The borrower for the Moffett Towers Building D Whole Loan is MT3 1100 LLC, a Delaware limited liability company and single purpose entity with two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers Building D Whole Loan.

The borrower sponsor is Joseph K. Paul (a/k/a Jay Paul). The borrower sponsor’s affiliate, Paul Guarantor LLC, a Delaware limited liability company, is the guarantor of certain non-recourse carveout liabilities under the Moffett Towers Building D Whole Loan.

Property Management. The Moffett Towers Building D Property is currently managed by Paul Holdings, Inc., dba Jay Paul Company, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination of the Moffett Towers Building D Whole Loan, the borrower deposited approximately $1,035,239 into an upfront tax reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially, approximately $207,048).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments (initially, approximately $79,944). Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Moffett Towers Building D Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums. At origination of the Moffett Towers Building D Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow approximately $71,496 for the payment or reimbursement of approved capital expenses.

Lease Sweep Reserve – On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow $643,031 and available cash (as described under “Lockbox / Cash Management” below) into a lease sweep account. The borrower will have the option, at any time and from time to time, to deliver a letter of credit to the lender (as described under “Lockbox / Cash Management” below) in accordance with the terms and conditions set forth in the Moffett Towers Building D Whole Loan documents, in order to prevent the commencement of a Lease Sweep Period (or, if already triggered, to terminate such Lease Sweep Period).

Lockbox / Cash Management. The Moffett Towers Building D Whole Loan is structured with a hard lockbox and in-place cash management. The borrower and the property manager, as applicable, are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrower or property manager, as applicable, are required to be deposited in the lockbox account within one business day of receipt. Funds in the lockbox account are required to be swept daily into a cash management account and applied according to the cash flow waterfall in the Moffett Towers Building D Whole Loan documents. During a Trigger Period, excess cash flow is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Moffett Towers Building D Whole Loan, unless a Lease Sweep Period exists, in which case all excess cash will be swept to a lease sweep reserve for leasing expenses in connection with a replacement Lease Sweep Lease (as defined below).

A “Trigger Period” means a period commencing upon (i) the occurrence of an event of default, (ii) the commencement of a Low DSCR Period (as defined below) or (iii) the commencement of a Lease Sweep Period; and ending if (A) with respect to a Trigger Period commenced pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to a Trigger Period commenced due to clause (ii), the Low DSCR Period has ended pursuant to the terms of the Moffett Towers Building D Whole Loan documents (and no other Trigger Period is then continuing), and (C) with respect to a Trigger Period commenced due to clause (iii), the Lease Sweep Period has ended pursuant to the terms of the Moffett Towers Building D Whole Loan documents, as described below (and no other Trigger Period is continuing).

A “Lease Sweep Period”:

(i) will commence on the first monthly payment date following the earliest to occur of any of the following (each, a “Lease Sweep Trigger”):

(a) the date on which, with respect to any “Lease Sweep Lease” (defined as (x) the Amazon lease or (y) any lease which is entered into by borrower in replacement of the Amazon lease, and that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Office – Suburban 1100 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 5 Moffett Towers Building D	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 48.3% 1.83x 13.2%

space contained in such replacement lease, demises lease sweep space equal to or greater than 75% or more of the rentable square feet demised under the applicable Lease Sweep Lease as of the loan origination date), (i) the related tenant cancels or terminates its Lease Sweep Lease with respect to all or a material portion of the space subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (ii) the related tenant delivers to the borrower or property manager a notice to the effect that it is canceling or terminating its Lease Sweep Lease with respect to all or a material portion of the space subject to such Lease Sweep Lease; provided, however, no Lease Sweep Period will commence pursuant this clause (i)(a) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the borrower simultaneously enters into a replacement lease(s) with one or more investment-grade entities covering the terminated space, provided that such replacement lease is a Qualified Lease (as defined below) and provided that the Occupancy Conditions (as defined below) are satisfied with respect to such replacement lease within ten business days of the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(b) the date on which, with respect to any Lease Sweep Lease, the related tenant ceases operating its business (i.e., “goes dark”) at 20% or more of its space on a rentable square foot basis; provided, however, that if the tenant (x) is Amazon, (y) is one or more investment-grade entities or (z) has subleased the dark space portion of its premises to one or more investment-grade entities which has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, in any such case, such tenant will be deemed not to have ‘gone dark’ for purposes of this clause (b) and no Lease Sweep Period will commence pursuant to this clause (b);

(c) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(d) upon the occurrence of an insolvency proceeding of the tenant under a Lease Sweep Lease;

(e) the date on which, with respect to the Amazon lease, neither Amazon nor its parent company is rated as an investment-grade entity; or

(f) solely with respect to the occurrence of a casualty during any period when the Amazon lease is in effect, upon the delivery of a Repair Notice (as such term is defined in the Amazon lease) to Amazon that indicates that the anticipated period for repairing the damage resulting from such casualty exceeds 270 days from the date of such casualty (a Repair Notice in such case, a “Termination Option Repair Notice”), pursuant to which Amazon has the option to terminate subject to the terms and conditions set forth in the Amazon lease; and

(ii) will end on the earliest of the applicable of the following to occur:

(1) in the case of clause (i)(a), the date on which, with respect to each Lease Sweep Lease space, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the requisite space, provided that such replacement lease(s) are Qualified Leases and provided that the Occupancy Conditions are satisfied;

(2) in the case of clause (i)(b) or (i)(e), the date on which either (A) with respect to clause (i)(b), one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the requisite space, provided that such replacement tenant(s) and lease(s) are Qualified Leases and provided that the Occupancy Conditions are satisfied or (B) for a dark period event with respect to clause (i)(b) or an Amazon downgrade event (with respect to clause (1)(e)), Amazon (or its parent) is restored as an investment-grade entity or the entirety of the lease sweep space has been sublet to an investment-grade entity which has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent (or, alternatively, sufficient funds have been deposited into the lease sweep account to account for all remaining scheduled free rent periods or rent abatements periods under such lease) at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(3) in the case of clause (i)(c) above, the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(4) in the case of clause (i)(d) above, the applicable tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender;

(5) in the case of clause (i)(f) above, if Amazon does not exercise (or does not send notice to the borrower of its intention to exercise) its right to terminate the Amazon lease within 45 days after the delivery to Amazon of a Termination Option Repair Notice;

(6) in the case of clause (i)(f) above, if Amazon does exercise (or sends notice to the borrower of its intention to exercise) its right to terminate the Amazon lease after receipt of such Termination Option Repair Notice, the date on which all of the following are satisfied: (A) the entirety of the applicable lease sweep space is leased pursuant to one or more Qualified Leases and (B) the Occupancy Conditions are satisfied with respect to all such qualified leases;

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
82

Office – Suburban 1100 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 5 Moffett Towers Building D	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 48.3% 1.83x 13.2%

(7) in the case of all Lease Sweep Triggers, the date on which the borrower has delivered a letter of credit to the lender with a face amount equal to $7,716,370, unless, the applicable Lease Sweep Lease space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed $7,716,370 (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (1) above); and

(8) in the case of all Lease Sweep Triggers other than a tenant insolvency proceeding, the date on which the aggregate amount of funds transferred into the lease sweep account (including any related termination payments with respect to the Lease Sweep Lease(s) in question deposited into the lease sweep account) equals the applicable lease sweep reserve cap set forth in the Moffett Towers Building D Whole Loan documents (for the avoidance of doubt: (x) a Lease Sweep Period terminating pursuant to this clause (ii)(8) will terminate once funds in an amount equal to the applicable lease sweep reserve cap (representing an aggregate amount equal to $55.00 per square foot of the applicable tenant space (except such cap will not apply in the event of a lease sweep tenant insolvency proceeding)) have been transferred into the lease sweep account over the course of the Lease Sweep Period; but all of such funds will not have to be, at any one time, on deposit all at once in such lease sweep account) and (y) if a Lease Sweep Trigger is continuing due to the occurrence of more than one Lease Sweep Trigger, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest lease sweep reserve cap applicable to all then continuing Lease Sweep Triggers, such that each Lease Sweep Trigger will be treated as concurrent and not duplicative or independent of another.

A “Low DSCR Period” will (i) commence if, as of any calculation date, (A) the Moffett Towers Building D Property is not fully leased to either (a) Amazon or (b) an investment-grade entity with a credit rating that is at least equal to the credit rating of Amazon as of the origination date, in either case pursuant to a lease that is substantially on the same or better terms as the Amazon lease, and (B) the debt service coverage ratio is less than 1.10x and (ii) will end on the date a debt service coverage ratio of at least 1.10x is achieved for at least one calculation date, as determined by the lender.

“Occupancy Conditions” means, with respect to the Lease Sweep Lease space in question, (I) with respect to Lease Sweep Lease space at least equal to the requisite space, the delivery by the borrower to the lender of evidence reasonably satisfactory to the lender (including an estoppel certificate executed by the relevant tenant) that (A) the entirety of such requisite space is leased (or, in the case of a lease renewal or extension, continues to be leased) under one or more Qualified Leases, (B) all contingencies under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) to the effectiveness of such lease(s) have been satisfied and the rent commencement date under all such lease(s) has been set, (C) all leasing commissions payable in connection with the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) have been paid and all tenant improvement obligations or other landlord obligations of an inducement nature have either been completed or paid in full or, alternatively, sufficient funds have been retained in the lease sweep account for such purposes (the “Unpaid TILC Obligation Amount”), (D) the tenant under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) has actually commenced paying full contractual rent and any initial free rent period or period of partial rent abatements has expired or, alternatively, sufficient funds will be retained in the lease sweep account to account for all remaining scheduled free rent periods or rent abatements (the “Remaining Rent Abatement Amount” and, collectively with the Unpaid TILC Obligation Amount, the “Unpaid Landlord Obligations Amount”), and (E) the tenant(s) under the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) have accepted delivery of the demised premises (i.e., the lease has commenced), (II) in the event that the conditions under the foregoing clause (I) are satisfied by Qualified Leases that demise requisite space that is less than 100% of the rentable square feet demised under the Amazon lease as of the origination date (the difference between such space leased under the Amazon lease and the space leased under such Qualified Lease demised to satisfy the foregoing clause (I) being the “Remaining Lease Sweep Space”), the then aggregate amount of funds on deposit in the lease sweep account on account of the Remaining Lease Sweep Space and not previously disbursed or applied (and not allocable to the Unpaid Landlord Obligations Amount), is equal to or greater than the product of (x) the applicable per rentable square foot lease sweep reserve cap and (y) the rentable square feet of the Remaining Lease Sweep Space (including, without limitation, all approved leasing expenses, free rent periods and/or rent abatement periods) (such required amount, the “Remaining Space Amount”) and (III) the debt service coverage ratio after giving effect to the lease or leases of the Lease Sweep Lease space in question (or the lease renewal or extension) (taking into account the Remaining Rent Abatement Amount as rents) is no less than a debt service coverage ratio of at least 1.20x.

A “Qualified Lease” means a replacement Lease Sweep Lease or a renewal or extension of an existing Lease Sweep Lease (i) entered into in accordance with the Moffett Towers Building D Whole Loan documents, (ii) (A) in the case of any lease renewal or extension, having an initial term of no less than seven years from the date that the term of the lease being renewed or extended expired (or will expire, if applicable) or (B) in the case of any replacement lease, having an initial term of no less than seven years from the date that the term of the lease being replaced expired and (iii) on economic terms (e.g., base rent, additional rent and recoveries, tenant improvement allowances, etc.) at least as favorable to the landlord as those contained in the Lease Sweep Lease being replaced, renewed or extended; provided, that, in the event the economic terms in the Lease Sweep Lease being replaced are not commercially reasonable for the market at such time in question, such economic terms may be reduced to reflect such market terms, subject to the lender’s reasonable approval.

Subordinate and Mezzanine Debt. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
83

Office – Suburban 1100 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 5 Moffett Towers Building D	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,500,000 48.3% 1.83x 13.2%

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
84

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
85

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
86

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
87

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Office/Retail
Borrower Sponsor(s):(1)	Hackman Capital Partners, LLC	Collateral:	Fee
Borrower(s):	HC 9300 Culver, LLC	Location:	Culver City, CA
Original Balance(2):	$41,250,000	Year Built / Renovated:	2019 / NAP
Cut-off Date Balance(2):	$41,250,000	Property Management:	IDS Real Estate Group
% by Initial UPB:	5.6%	Size:	121,736 SF
Interest Rate:	6.63400%	Appraised Value / Per SF:	$130,000,000 / $1,068
Note Date:	July 26, 2024	Appraisal Date:	June 4, 2024
Original Term:	60 months	Occupancy:	100.0% (as of July 31, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	96.9%
Original Amortization:	NAP	Underwritten NOI:	$8,519,735
Interest Only Period:	60 months	Underwritten NCF:	$8,373,652
First Payment Date:	September 6, 2024
Maturity Date:	August 6, 2029	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$7,115,403 (TTM April 30, 2024)
Additional Debt Balance(2):	$33,750,000	2023 NOI:	$6,138,109
Call Protection:	L(25),D(28),O(7)	2022 NOI:	$4,349,198
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$4,741,359

Reserves(3)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$616
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$616
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	57.7%
Replacement Reserves:	$0	Springing	$48,696	Maturity Date LTV:	57.7%
TI/LC Reserve:	$1,179,329	Springing	$243,480	UW NOI DY:	11.4%
				UW NCF DSCR:	1.66x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$75,000,000	100.0%	Loan Payoff	$68,575,407	91.4%
			Return of Equity	4,063,901	5.4
			Closing Costs	1,181,363	1.6
			Upfront Reserves	1,179,329	1.6
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The borrower sponsor for the Culver Steps Whole Loan (as defined below) is affiliated with the borrower sponsor for the Culver Collection Whole Loan, which is also included in the Benchmark 2024-V10 securitization.
(2)	The Culver Steps Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million. The Financial Information in the chart above reflects the Cut-off Date Balance of the Culver Steps Whole Loan.
(3)	See “Initial and Ongoing Reserves” below.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
88

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%

The Loan. The sixth largest mortgage loan (the “Culver Steps Mortgage Loan”) is part of a whole loan (the “Culver Steps Whole Loan”) secured by the borrower’s fee interest in a 121,736 SF mixed-use office and retail property located in Culver City, California (the “Culver Steps Property”). The Culver Steps Whole Loan is comprised of two pari passu promissory notes, with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000. The Culver Steps Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $41,250,000. The Culver Steps Whole Loan was co-originated on July 26, 2024 by DBRI Investments Co. Limited and Wells Fargo Bank, National Association. The Culver Steps Whole Loan is interest only for the entire term and accrues interest at a fixed rate of 6.63400% per annum on an Actual/360 basis. The scheduled maturity date for the Culver Steps Whole Loan is the payment date on August 6, 2029.

The table below identifies the promissory notes that comprise the Culver Steps Whole Loan. The relationship between the holders of the Culver Steps Whole Loan is governed by a co-lender agreement as described under Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Culver Steps Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V10 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$41,250,000	$41,250,000	Benchmark 2024-V10	Yes
A-2	$33,750,000	$33,750,000	BANK5 2024-5YR9	No
Whole Loan	$75,000,000	$75,000,000

The Property. The Culver Steps Property is comprised of a Class A office building and retail campus totaling 121,736 SF located in Culver City, California. The borrower sponsor constructed the Culver Steps Property in 2019. The Culver Steps Property consists of 79,369 SF of creative office space (65.2% of NRA; 63.1% of underwritten base rent), which is 100.0% leased to Amazon Studios LLC (“Amazon”) (guaranteed by Amazon.com, Inc. (rated A1/AA/AA- by Moody’s/S&P/Fitch)) and 42,367 SF of retail (34.8% of NRA; 36.9% of underwritten base rent). The Culver Steps Property features an architectural 50-foot-wide staircase that cascades down the four-story building which opens into a one-acre public plaza, which includes green lawns, shade trees and seating area. The public plaza connects the Culver Steps Property to The Culver Studios, the Amazon-operated Culver Theater, The Culver Hotel, and other surrounding shops and restaurants in Downtown Culver City. The Culver Steps Property features 290 parking spaces in a subterranean garage and has the right to use 317 parking spaces at an adjacent garage. As of July 31, 2024, the Culver Steps Property was 100.0% leased to 12 tenants.

Major Tenants. The three largest tenants based on underwritten base rent at the Culver Steps Property are Amazon, Erewhon Market and Laurel Grill.

Amazon (79,369 square feet; 65.2% of Total NRA; 100.0% of Office NRA; 63.1% of underwritten base rent): Founded in 1994 and headquartered in Seattle, Washington, Amazon is an online retailer and web service provider offering a wide range of products and services. Product offerings include merchandise and content purchased for resale and those offered by third-party sellers through its international fulfillment network known as Fulfillment by Amazon. Service offerings include Amazon Prime, a media streaming subscription service, Amazon Web Services, an on-demand cloud computing platform, and Amazon Ads, a multimedia advertising service. Amazon designs, manufactures, and sells electronic devices, including Echo, Fire TV, Kindle, and Ring, and develops and produces media content. Amazon services its customers via websites, mobile apps, Alexa, streaming, and physical stores with a focus on low prices and convenience.

The Culver Steps Property is used for Amazon's corporate and executive creative office space located immediately adjacent to The Culver Studios which is 100.0% leased to Amazon. The Culver Studios is known as Amazon Studios for streaming content and media production purposes. Additionally, the Culver Steps Property houses executives and departments such as Amazon Prime (specifically Prime Video) and Audible teams. Amazon has two, five-year renewal options and no termination options. The lease is guaranteed by Amazon.com, Inc. (rated A1/AA-/AA by Moody’s/Fitch/S&P).

Erewhon Market (14,558 square feet; 12.0% of Total NRA; 34.4% of Retail NRA; 12.0% of underwritten base rent): Erewhon Market (“Erewhon”) is a California high-end organic and natural food supermarket chain with 10 locations all within Los Angeles County. Erewhon focuses on niche, locally produced, quality organic products offering foods appealing to raw, vegan, keto, kosher and other alternative diets, helping to inspire healthier communities. Erewhon is family owned, a Certified Organic Retailer and a Certified B Corp. Erewhon Market has three, five-year renewal options and no termination options.

Laurel Grill (7,541 square feet; 6.2% of Total NRA; 17.8% of Retail NRA; 5.7% of underwritten base rent): Laurel Grill is a new restaurant owned and operated by Dean McKillen, who is known for the popular West Hollywood restaurants, Laurel Hardware and Ysabel. Laurel Grill is currently building out its space and commenced rent payments on July 1, 2024. Laurel Grill has two renewal options, the first renewal option for a 10-year term and the second renewal option for a 5-year term, and no termination options.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
89

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%

The following table presents certain information relating to the historical and current occupancy of the Culver Steps Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
86.0%	87.0%	88.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of July 31, 2024.

The following table presents certain information relating to the tenants at the Culver Steps Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date	Termination Option (Y/N)	Renewal Options
Amazon	Office	A1/AA/AA-	79,369	65.2%	$5,469,088	$68.91	63.1%	7/31/2031	N	2 x 5 Yr
Erewhon Market	Retail	NR/NR/NR	14,558	12.0%	1,037,376	$71.26	12.0%	5/31/2038	N	3 x 5 Yr
Laurel Grill	Retail	NR/NR/NR	7,541	6.2%	497,448	$65.97	5.7%	6/30/2034	N	Various(3)
Mendocino Farms	Retail	NR/NR/NR	3,001	2.5%	264,714	$88.21	3.1%	12/31/2030	N	2 x 5 Yr
Sephora	Retail	NR/NR/NR	4,166	3.4%	251,997	$60.49	2.9%	1/31/2031	N	2 x 5 Yr
Afuri Ramen	Retail	NR/NR/NR	3,015	2.5%	235,170	$78.00	2.7%	3/1/2034	N	1 x 5 Yr
CorePower Yoga	Retail	NR/NR/NR	2,701	2.2%	222,141	$82.24	2.6%	12/31/2029	N	1 x 5 Yr
Philz Coffee	Retail	NR/NR/NR	1,896	1.6%	171,602	$90.51	2.0%	12/31/2030	N	1 x 5 Yr
Itoko Group (Yunomi Handroll)	Retail	NR/NR/NR	2,067	1.7%	164,451	$79.56	1.9%	4/1/2034	N	1 x 5 Yr
Salt & Straw	Retail	NR/NR/NR	1,247	1.0%	151,255	$121.30	1.7%	11/30/2031	N	1 x 5 Yr
Largest Tenants			119,561	98.2%	$8,465,241	$70.80	97.6%
Remaining Occupied			2,175	1.8%	$207,903	$95.59	2.4%
Total Occupied			121,736	100.0%	$8,673,145	$71.25	100.0%
Vacant Space			0	0.0%
Total			121,736	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Laurel Grill has two renewal options, the first renewal for a 10-year term and the second renewal option for a 5-year term.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
90

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%

The following table presents certain information relating to the tenant lease expirations at the Culver Steps Property:

Lease Rollover Schedule(1)(2)(3)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF		# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00		0
2024	0	0.0%	0.0%	$0	0.0%	$0.00		0
2025	0	0.0%	0.0%	$0	0.0%	$0.00		0
2026	0	0.0%	0.0%	$0	0.0%	$0.00		0
2027	0	0.0%	0.0%	$0	0.0%	$0.00		0
2028	0	0.0%	0.0%	$0	0.0%	$0.00		0
2029	2,701	2.2%	2.2%	$222,141	2.6%	$82.24		1
2030	4,897	4.0%	6.2%	$436,316	5.0%	$89.10		2
2031	85,597	70.3%	76.6%	$5,944,969	68.5%	$69.45		4
2032	0	0.0%	76.6%	$0	0.0%	$0.00		0
2033	1360	1.1%	77.7%	$135,274	1.6%	$99.47		1
2034	12,623	10.4%	88.0%	$897,069	10.3%	$71.07		3
2035 & Beyond	14,558	12.0%	100.0%	$1,037,376	12.0%	$71.26		1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP		NAP
Total / Wtd. Avg.	121,736	100.0%		$8,673,145	100.0%	$71.	25	1	2
(1)	Based on the underwritten rent roll dated July 31, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to certain historical operating performance and the Underwritten Net Cash Flow at the Culver Steps Property:

Cash Flow Analysis(1)
	2021	2022	2023	TTM 4/30/2024	UW	UW Per SF	%(2)
Base Rent	$5,523,283	$6,022,152	$6,841,872	$7,829,028	$8,673,145	$71.25	64.7%
Credit Rent Steps(3)	0	0	0	0	346,875	$2.85	2.6%
Rent Steps	0	0	0	0	42,727	$0.35	0.3%
Recoveries	1,973,253	2,247,035	3,001,580	3,171,563	4,192,391	$34.44	31.3%
Other Income	343,840	309,517	168,070	134,640	148,324	$1.22	1.1%
Gross Potential Rent	$7,840,377	$8,578,704	$10,011,522	$11,135,231	$13,403,461	$110.10	100.0%
(Vacancy)	0	0	0	0	(409,711)	($3.37)	(3.1)%
Effective Gross Income	$7,840,377	$8,578,704	$10,011,522	$11,135,231	$12,993,750	$106.74	96.9%

Total Expenses	$3,099,018	$4,229,505	$3,873,413	$4,019,828	$4,474,015	$36.75	34.4%

Net Operating Income	$4,741,359	$4,349,198(4)	$6,138,109(4)	$7,115,403(4)	$8,519,735(4)	$69.99	65.6%
Capital Expenditures	0	0	0	0	24,347	$0.20	0.2%
TI/LC	0	0	0	0	121,736	$1.00	0.9%
Net Cash Flow	$4,741,359	$4,349,198	$6,138,109	$7,115,403	$8,373,652	$68.79	64.4%

Occupancy (%)	86.0%	87.0%	88.0%	100.0%(5)	96.9%
NCF DSCR	0.94x	0.86x	1.22x	1.41x	1.66x
NOI Debt Yield	6.3%	5.8%	8.2%	9.5%	11.4%
(1)	Based on the underwritten rent roll dated July 31, 2024, with contractual rent steps through July 2025.
(2)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(3)	Represents straight line rent averaging for Amazon through the end of the loan term.
(4)	The increase in NOI between 2022 and 2023 and 2023 and TTM 4/30/2024 was primarily due to six leases totaling 19.5% of NRA commencing between 2021 and 2023. The increase in NOI between TTM 4/30/2024 and UW is primarily due to one lease totaling 6.2% of NRA commencing in July 2024, UW contractual rent steps through July 2025, and straight line rent averaging for Amazon through the end of the loan term.
(5)	Occupancy is as of July 31, 2024.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
91

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%

Environmental Matters. According to the Phase I environmental assessment dated June 3, 2024, there was no evidence of any recognized environmental conditions at the Culver Steps Property.

Appraisal. According to the appraisal dated July 23, 2024, the Culver Steps Property had an “as-is” appraised value of $130,000,000 as of June 4, 2024. Based on the “as-is” value of the $130,000,000, the Cut-off Date LTV and Maturity Date LTV for the Culver Steps Whole Loan are 57.7% and 57.7%, respectively.

Culver Steps Appraised Value(1)
Property	Appraised Value(1)	Capitalization Rate(1)
Culver Steps	$130,000,000	6.25%
(1)	Source: Appraisal.

The Market. The Culver Steps Property is centrally located between West Los Angeles and Downtown Los Angeles, California. The Culver Steps Property has access to transportation linkages such as IH-405, SR-90, SR-187, Jefferson Boulevard, Washington Boulevard, and Culver Boulevard. Public transportation is available within proximity to the Culver Steps Property including Culver CityBus, Big Blue Bus, LADOT transit, and the LA Metro. In addition, the Expo/Crenshaw Metro stop provides access to the LA Metro E Line (which connects the Culver Steps Property to Santa Monica, Downtown Los Angeles, Hollywood, the South Bay, Long Beach, Pasadena, and the San Fernando Valley) and the LA Metro K Line (provides residents of West Adams direct access to the Los Angeles International Airport (“LAX”)). The Culver Steps Property is an approximate 8-minute walk from the Culver City LA Metro E Line and an approximate 16-minute walk from Palms LA Metro E Line. Lastly, LAX is approximately 7 miles from the Culver Steps Property.

According to the appraisal, the Culver Steps Property is located in the Culver City/Fox Hills office submarket. As of 2023, the Culver City/Fox Hills office submarket had an inventory of 4.7 million square feet with a 25.8% vacancy rate and asking rent of $44.38 per square foot.

According to the appraisal, the Culver Steps Property is located in the Westside retail submarket. As of 2023, the retail submarket had an inventory of 8.7 million square feet with an 8.2% vacancy rate and asking rent of $65.65 per square foot.

The following table presents certain information relating to comparable office leases for the Culver Steps Property:

Comparable Office Rental Summary(1)
Property / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Lease Commencement	Lease Term (Years)
Culver Steps	2019 / NAP	121,736(2)	79,369(2)	Amazon(2)	$68.91(2)	Jul-19(2)	12.0(2)
Culver City, CA
9735 Washington Boulevard	2021 / NAP	91,025	70,628	Apple	$64.20	May-22	10.6
Culver City, CA
8970 - 9000 Washington Boulevard	1928 / 2023	15,034	10,000	Sandbox USA	$61.80	May-23	10.0
Culver City, CA
8830-8840 National Boulevard	2021 / NAP	241,205	241,205	HBO	$59.40	Jan-21	15.0
Culver City, CA
8740 Washington Boulevard	1953 / 2022	79,590	79,590	Apple	$72.00	Jul-22	10.4
Culver City, CA
3516 Schaefer Street	2022 / NAP	24,997	24,997	Vayner Media	$67.20	Jan-24	6.5
Culver City, CA
3030 La Cienega Boulevard	1956 / 2022	18,031	18,031	Altruist	$60.00	Feb-22	7.0
Culver City, CA
5833 Perry Drive & 5860 West Adams Boulevard	1953 / 2024	21,704	21,704	Altruist	$66.60	Apr-24	9.8
Culver City, CA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 31, 2024.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
92

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%

The following table presents certain information relating to comparable retail leases for the Culver Steps Property:

Comparable Retail Rental Summary(1)
Property / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Culver Steps	2019 / NAP	121,736(2)	Various	Various	$75.63(2)	Various	Various
Culver City, CA
9426-9432 Washington Boulevard	1921 / NAP	10,000	1,635	Wrapstar	$96.00	Jan-23	5.0
Culver City, CA
9901 Washington Boulevard	2016 / NAP	12,500	2,650	Breakfast Republic	$63.00	Aug-21	10.0
Culver City, CA
8543-8545 Washington Boulevard	1948 / NAP	2,750	626	Monroe Place	$67.20	Mar-21	5.0
Culver City, CA
191 S. Beverly Drive	1950 / NAP	14,089	1,358	Beverly Hills Bikini Shop	$78.15	Jan-24	5.0
Culver City, CA
233 S. Beverly Drive	1950 / 1996	N/A	2,504	Layla Bagels	$71.00	Dec-23	10.0
Culver City, CA
8400 Wilshire Boulevard	1935 / NAP	2,596	2,596	Panera Inc.	$81.24	Jan-23	10.1
Culver City, CA
3032 Wilshire Boulevard	2020 / NAP	11,097	2,235	Carbon Health	$104.13	Jan-22	10.0
Culver City, CA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 31, 2024. The Annual Base Rent PSF represents a weighted average.

The Borrower and Borrower Sponsor. The borrower is HC 9300 Culver, LLC, a Delaware limited liability company structured as a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Culver Steps Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Hackman Capital Partners, LLC (“HCP”). HCP is a private, asset-based investment firm based in Los Angeles, California. Since inception, HCP has invested in more than 330 properties, representing approximately 37 million square feet across the United States, Canada, and Europe. HCP’s real estate portfolio has included nearly 5.8 million square feet located in California, with more than 4.4 million square feet located in Southern California. HCP currently has over $10 billion in overall assets under management. The firm is a prominent owner and developer in Culver City, having owned or redeveloped some of Culver City’s projects such as The Culver Studios, several industrial conversions now home to Apple’s (Beats by Dre) Southern California headquarters and Westwood One Studios, Sony Pictures Animation Campus, and 5500 Jefferson, amongst others.

The non-recourse carveout guarantor for the Culver Steps Whole Loan is affiliated with the non-recourse carveout guarantors for the Culver Collection Whole Loan, which is also included in the BMARK 2024-V10 securitization.

Property Management. The Culver Steps Property is managed by IDS Real Estate Group

Initial and Ongoing Reserves. At origination of the Culver Steps Whole Loan, the borrower deposited $1,179,329 into a reserve for tenant improvements and leasing commissions.

Real Estate Taxes – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow 1/12th of the estimated annual real estate tax payments.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Culver Steps Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Trigger Period, the borrower is required to escrow approximately $2,029 for the payment or reimbursement of approved capital expenses, capped at $48,696.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
93

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%

Rollover Reserve – At origination, the borrower deposited $1,179,329 for outstanding tenant improvements and leasing commissions related to Laurel Grill and Afuri Ramen. On a monthly basis during a Trigger Period, the borrower is required to escrow $10,145 for approved leasing expenses, capped at $243,480.

Lockbox / Cash Management. The Culver Steps Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Culver Steps Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or manager into such Lockbox Account within two business days after receipt. Prior to a Trigger Period, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the Lockbox Account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Culver Steps Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Culver Steps Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Culver Steps Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” will commence upon the occurrence of: (i) an event of default, (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x at the end of any calendar quarter (a “Low DSCR Trigger Period”); or (iii) a Lease Sweep Period (as defined below). A Trigger Period will terminate upon: (I) with regard to clause (i), the event of default has been cured or waived and such cure has been accepted by the lender; (II) with regard to clause (ii), the Low DSCR Trigger Period has ended, including the posting of cash collateral or a letter of credit in an amount to achieve a 1.10x NCF DSCR, or otherwise waived by the lender; or (III) with regard to clause (iii), the termination of the Lease Sweep Period as described below.

A ”Lease Sweep Period” means a period commencing upon the first monthly payment date following the occurrence of any of the following (a) the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below) and (ii) the date required under the Lease Sweep Lease by which the Lease Sweep Lease tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) receipt by borrower or manager of notice from any Lease Sweep Lease tenant exercising its right to terminate its lease; (c) the early termination, early cancellation or early surrender of a Lease Sweep Lease (or 15% or more of the Lease Sweep Lease space) or upon the borrower’s receipt of written notice by a Lease Sweep Lease tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease (or 15% or more of the Lease Sweep Lease space); (d) a tenant under the Lease Sweep Lease discontinuing its business (i.e., “going dark”) in 25% or more of the Lease Sweep Lease space unless (i) such tenant is an investment grade tenant and continues to pay all rent and additional rent due under such Lease Sweep Lease when due, or (ii) the Lease Sweep Lease tenant is discontinuing operations solely to comply with emergency law mandating closure; (e) any default in the payment of base rent, any material monetary obligation, or material non-monetary default under the lease; or (f) the Lease Sweep Lease tenant filing for bankruptcy.

A Lease Sweep Period will terminate upon any of the following: (A) in the case of clauses (a)-(e) above, (1) the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must be on market terms and extend at least two years beyond the maturity of the Culver Steps Whole Loan and are on terms at least as favorable to landlord as those in the Lease Sweep Lease being replaced) and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all anticipated leasing expenses approved by the lender, and free or abated rent periods for such qualified leases (collectively, “Leasing Costs”), and any shortfalls in payments under the Culver Steps Whole Loan or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases; or (2) a portion of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must have terms that extend at least two years beyond the maturity of the Culver Steps Whole Loan and are on terms at least as favorable to landlord as those in the Lease Sweep Lease being replaced and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs, and any shortfalls in payments under the Culver Steps Whole Loan or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases and the funds accumulated in the lease sweep account and rollover account is equal or greater than the sum of the amount required to cover all Leasing Costs and an amount equal to $40 per square foot for the portion of the Lease Sweep Lease space not leased; (B) in the case of clause (a) above, the Lease Sweep Lease tenant irrevocably exercises its renewal or extension option with respect to all of its space, and in the lender’s judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs in connection with such renewal or extension; (C) in the case of clause (b) above, the termination option is not validly exercised by the tenant by the latest exercise date or is waived in writing by tenant; (D) in the case of clause (d) above, the date that the tenant re-commences the operating of its space; (E) in the case of clause (e) above, the subject default has been cured and no other default occurs for a period of three consecutive months following the cure; (F) with respect to clause (f) above, the applicable Lease Sweep tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; (G) in the case of clauses (c) and (d) above, to the extent that less than 50% of the lease sweep space demised to such tenant under all Lease Sweep Leases (in the aggregate) at the Culver Steps Property triggered such Lease Sweep Period, the date on which the Lease Sweep funds in the lease sweep account collected with respect to the triggering lease sweep space and the rollover account, in the aggregate, equal to $40 PSF for the applicable tenant space; and (H) with respect to clauses (a)-(g) above, the date on which the lease sweep funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any Lease Sweep Lease

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
94

Mixed Use – Office/Retail 9300 Culver Boulevard Culver City, CA 90232	Collateral Asset Summary – Loan No. 6 Culver Steps	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 57.7% 1.66x 11.4%

termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) and any funds in the rollover account, in the aggregate, are equal to the $40 PSF for the applicable space.

A “Lease Sweep Lease” means (i) the Amazon lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the space that was demised pursuant to the Amazon lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
95

Multifamily – Mid Rise 2767-2777 Atlantic Avenue Brooklyn, NY 11207	Collateral Asset Summary – Loan No. 7 2767-2777 Atlantic Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 67.9% 1.32x 8.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
96

Multifamily – Mid Rise 2767-2777 Atlantic Avenue Brooklyn, NY 11207	Collateral Asset Summary – Loan No. 7 2767-2777 Atlantic Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 67.9% 1.32x 8.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
97

Multifamily – Mid Rise 2767-2777 Atlantic Avenue Brooklyn, NY 11207	Collateral Asset Summary – Loan No. 7 2767-2777 Atlantic Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 67.9% 1.32x 8.5%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – Mid Rise
Borrower Sponsor(s):	Jacob Rosenberg	Collateral:	Fee
Borrower(s):	YC Atlantic LLC and YC Atlantic 2 LLC	Location:	Brooklyn, NY
Original Balance:	$30,000,000	Year Built / Renovated:	2024 / NAP
Cut-off Date Balance:	$30,000,000	Property Management:	Self-Managed
% by Initial UPB:	4.1%	Size:	104 Units
Interest Rate:	6.25000%	Appraised Value / Per Unit(3):	$44,200,000 / $425,000
Note Date:	August 8, 2024	Appraisal Date:	May 7, 2024
Original Term:	60 months	Occupancy:	69.2% (as of July 4, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	97.0%
Original Amortization:	NAP	Underwritten NOI(4):	$2,541,766
Interest Only Period:	60 months	Underwritten NCF(4):	$2,507,991
First Payment Date:	October 6, 2024
Maturity Date:	September 6, 2029	Historical NOI(5)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2023 NOI:	NAV
Call Protection:	L(24),D(29),O(7)	2022 NOI:	NAV
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$288,462
Taxes:	$16,973	$4,243	NAP	Maturity Date Loan / Unit:	$288,462
Insurance:	$35,438	$7,088	NAP	Cut-off Date LTV:	67.9%
Replacement Reserves:	$0	$2,270	NAP	Maturity Date LTV:	67.9%
TI / LC:	$0	$691	NAP	UW NOI DY:	8.5%
Other(2):	$6,587,268	$0	NAP	UW NCF DSCR:	1.32x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	100.0%	Loan Payoff	$20,042,113	66.8%
			Upfront Reserves	6,639,679	22.1
			Closing Costs(6)	2,012,577	6.7
			Sponsor Equity	1,305,631	4.4
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other initial reserves include an upfront affordable housing reserve of $6,309,095 and an upfront Section 421-a reserve of $278,173. The mortgage loan seller determined that the conditions to release the $6,309,095 affordable housing reserve have been satisfied, and such reserve is expected to be released to the borrowers.
(3)	The Appraised Value includes the net present value of a 421-a exemption which the borrowers are in the process of applying for. The appraiser attributed $10,800,000 of value to the 421-a exemption, which amount is included in the appraised value. See Description of the Mortgage Pool-Certain Calculations and Definitions—Appraised Value” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(4)	Underwritten NOI and Underwritten NCF are inclusive of rent attributable to the 32 rent stabilized affordable units that were not leased as of origination of the 2767-2777 Atlantic Avenue Mortgage Loan (as defined below). All 32 of these units have subsequently been leased.
(5)	Historical NOI information is not available because the 2767-2777 Atlantic Avenue Property (as defined below) was recently constructed in 2024.
(6)	Closing Costs include a rate buydown fee of $1,050,000.

The Loan. The seventh largest mortgage loan (the “2767-2777 Atlantic Avenue Mortgage Loan”) is secured by the borrowers’ fee interest in a 104 unit, eight-story mid-rise multifamily property located in the Cypress Hills neighborhood of Brooklyn, New York (the “2767-2777 Atlantic Avenue Property”). The 2767-2777 Atlantic Avenue Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $30,000,000. The 2767-2777 Atlantic Avenue Mortgage Loan was originated on August 8, 2024 by CREFI and accrues interest at a fixed rate of 6.25000% per annum. The 2767-2777 Atlantic Avenue Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the 2767-2777 Atlantic Avenue Mortgage Loan is September 6, 2029.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
98

Multifamily – Mid Rise 2767-2777 Atlantic Avenue Brooklyn, NY 11207	Collateral Asset Summary – Loan No. 7 2767-2777 Atlantic Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 67.9% 1.32x 8.5%

The Property. The 2767-2777 Atlantic Avenue Property is a recently constructed, 104 unit, mid-rise multifamily property spanning two adjacent eight story buildings located at 2767-2777 Atlantic Avenue in the Cypress Hills neighborhood of Brooklyn, New York. The 2767-2777 Atlantic Avenue Property was completed in 2024 and includes 9,650 square feet of commercial space comprised of 9,000 square feet of ground-floor retail space and 650 feet of self-storage space, all of which is leased to Burbuja Event & Party Rentals Inc. (“Burbuja”) on a 10-year lease running through May 14, 2034. Burbuja is an event planning company that specializes in weddings and corporate gatherings and accounts for 9.1% of underwritten base rent. Amenities at the 2767-2777 Atlantic Avenue Property include in-building laundry, a fitness center, package room, virtual doorman, and rooftop access. Primary access to the Cypress Hills Neighborhood is provided by the 2, 3, 4, 5, L, A, C, J and Z subway lines along with various routes on the MTA regional bus lines.

The unit mix at the 2767-2777 Atlantic Avenue Property consists of 35 market rate studio units, eight rent stabilized affordable housing studio units, 35 market rate one-bedroom units, 17 rent stabilized affordable housing one-bedroom units, two market rate two-bedroom units, and seven rent stabilized affordable housing two-bedroom units. Unit amenities at the 2767-2777 Atlantic Avenue Property include stainless steel kitchen appliances, hardwood floors and wood cabinetry. As of July 4, 2024, the 2767-2777 Atlantic Avenue Property was 69.2% occupied. At origination of the 2767-2777 Atlantic Avenue Mortgage Loan, 100.0% of the fair market units were leased while the affordable units remained in lease up. Since origination, all 32 of the rent stabilized affordable housing units have been leased. In addition, of the 72 market rate apartments, 47 are leased to tenants who use Section 8 housing vouchers to pay rent.

The borrowers have applied for a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption for the 2767-2777 Atlantic Avenue Property. In order to qualify for the tax exemption, at least 30% of the units at the 2767-2777 Atlantic Avenue Property must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income (“AMI”). For years one through 25 of such exemption, 100% of the projected assessed value of the 2767-2777 Atlantic Avenue Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to 30% in years 26 through 35 of such exemption. Real estate taxes were underwritten to the appraisal’s year-one abated 2024/2025 taxes of $48,495. The appraisal’s estimated full tax liability for the 2024/2025 tax year is $556,346. The 2767-2777 Atlantic Avenue Mortgage Loan documents provide for recourse liability to the guarantor for a portion of the 2767-2777 Atlantic Avenue Mortgage Loan in an amount equal to $10,800,000 (which corresponds to the estimated net present value of the applied-for 421-a tax exemption set forth in the appraisal) until the date on which the lender approves evidence delivered by the borrowers that the applicable Section 421-a benefits for the 2767-2777 Atlantic Avenue Property have been implemented in accordance with the 2767-2777 Atlantic Avenue Mortgage Loan documents. At origination, the borrowers placed $6,309,095 into an upfront affordable housing reserve, which is expected to be released. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus. In connection with the 421-a exemption, in addition to the rent stabilization of the affordable units, the market rate units are required to be rent stabilized during the exemption period, unless deregulated upon initial occupancy.

The 2767-2777 Atlantic Avenue Property has been entered into New York City’s Mandatory Inclusionary Housing program (“MIH”) and the standard affordable housing lottery. In connection with the MIH, the 32 affordable units include 8 units that can be leased only to households earning not more than 40% of AMI, 5 units that can be leased only to households earning not more than 60% of AMI, and 11 units that can be leased only to households earning not more than 80% of AMI. The remaining affordable units can be leased to households earning up to 130% of AMI.

The following table presents certain information relating to the unit mix at the 2767-2777 Atlantic Avenue Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)(3)
Studio	35	33.7%	100.0%	392	$2,508	$2,500
Studio – Affordable	8	7.7%	0.0%	385	NAV	$1,693
One Bedroom	35	33.7%	100.0%	552	$2,587	$2,700
One Bedroom – Affordable	17	16.3%	0.0%	525	NAV	$1,412
Two Bedroom	2	1.9%	100.0%	654	$2,795	$2,800
Two Bedroom – Affordable	7	6.7%	0.0%	655	NAV	$2,080
Total / Wtd Avg.	104	100.0%	69.2%	490	$2,554	$2,305
(1)	Based on the underwritten rent roll dated July 4, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.
(3)	Average Monthly Market Rent Per Unit for the affordable units represents ownership’s estimated rents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
99

Multifamily – Mid Rise 2767-2777 Atlantic Avenue Brooklyn, NY 11207	Collateral Asset Summary – Loan No. 7 2767-2777 Atlantic Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 67.9% 1.32x 8.5%

The following table presents certain information relating to the Underwritten Net Cash Flow at the 2767-2777 Atlantic Avenue Property:

Cash Flow Analysis(1)(2)
	U/W	U/W Per Unit
Base Rent - Residential	$2,207,064	$21,222
Potential Income from Vacant Units	625,296	$6,012
Gross Potential Rent - Residential	$2,832,360	$27,234
Other Income(3)	36,000	$346
Net Rental Income	$2,868,360	$27,580
(Vacancy / Credit Loss)	(84,971)	($817)
Effective Gross Income- Residential	$2,783,389	$26,763

Base Rent - Commercial	$222,000	$2,135
Potential Income from Vacant Units	0	$0
Net Rental Income- Commercial	$222,000	$2,135
(Vacancy / Credit Loss)	(11,100)	($107)
Effective Gross Income- Commercial	$210,900	$2,028
Total Economic Gross Income	$2,994,289	$28,791

Real Estate Taxes(4)	48,495	$466
Insurance	81,000	$779
Management Fee	89,829	$864
Other Expenses(5)	233,200	$2,242
Total Expenses	$452,524	$4,351

Net Operating Income	$2,541,766	$24,440
Replacement Reserves- Residential	26,000	$250
Replacement Reserves- Commercial	1,448	$14
TI/LC - Commercial	6,327	$61
Net Cash Flow	$2,507,991	$24,115

Occupancy	97.0%(6)
NCF DSCR	1.32x
NOI Debt Yield	8.5%
(1)	Historical financial information is not available because the 2767-2777 Atlantic Avenue Property was recently constructed in 2024.
(2)	U/W is inclusive of rent attributable to the 32 rent stabilized affordable units that were not leased as of origination of the 2767-2777 Atlantic Avenue Mortgage Loan. All 32 of these units have subsequently been leased.
(3)	Other Income includes laundry, parking, and bike storage fees in both buildings.
(4)	Real Estate Taxes were underwritten to the appraisal’s year-one abated 2024/2025 taxes of $48,495. The appraisal’s estimated full tax liability for the 2024/2025 tax year is $556,346.
(5)	Other Expenses include payroll and benefits, repairs and maintenance, utilities and general and administrative expenses.
(6)	Represents economic occupancy.

Appraisal. According to the appraisal, the 2767-2777 Atlantic Avenue Property had an “as-is” appraised value of $44,200,000 as of May 7, 2024. Based on the “as-is” value of $44,200,000, the Cut-off Date LTV and Maturity Date LTV for the 2767-2777 Atlantic Avenue Mortgage Loan are 67.9%. The appraisal calculates the net present value of the applied-for but not received 421-a exemption to be $10,800,000, which amount is included in the appraised value set forth in the appraisal.

2767-2777 Atlantic Avenue Appraised Value(1)
Property	Value	Capitalization Rate
2767-2777 Atlantic Avenue	$44,200,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated May 22, 2024, there was no evidence of any recognized environmental conditions at the 2767-2777 Atlantic Avenue Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
100

Multifamily – Mid Rise 2767-2777 Atlantic Avenue Brooklyn, NY 11207	Collateral Asset Summary – Loan No. 7 2767-2777 Atlantic Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 67.9% 1.32x 8.5%

The Market. The 2767-2777 Atlantic Avenue Property is located at 2767-2777 Atlantic Avenue in the Cypress Hills neighborhood in Brooklyn, New York. Primary access to the Cypress Hills neighborhood is provided by the 2, 3, 4, 5, L, A, C, J and Z subway lines along with various routes on the MTA Regional Bus line. Additionally, the Cypress Hills neighborhood is located approximately 6.0 miles from John F. Kennedy International Airport and 11.5 miles from LaGuardia Airport.

The 2767-2777 Atlantic Avenue Property is located within the Brooklyn multifamily submarket of the New York Metro multifamily market. According to the appraisal, as of December 31, 2023, the Brooklyn multifamily submarket had total inventory of 481,944 units, a vacancy rate of 2.7%, and effective rent of $4,299 per unit.

According to a third party market research report, the 2767-2777 Atlantic Avenue Property is located in the East New York multifamily submarket of the Brooklyn multifamily submarket. As of June 17, 2024, the East New York multifamily submarket had total inventory of 12,005 units, a vacancy rate of 3.3%, and effective rent of $1,856 per unit.

The following table presents certain information relating to multifamily properties that are comparable to the 2767-2777 Atlantic Avenue Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
2767-2777 Atlantic Avenue Brooklyn, New York 11207	–	2024 / NAP	104	Studio	390 SF(2)	$2,508(2)
				1BR	543 SF(2)	$2,587(2)
				2BR	655 SF(2)	$2,795(2)
The Cypress Park 2715 Fulton Street, Brooklyn, New York 11207	0.3 mi	2023 / NAP	60	2BR	622 SF	$3,243
2175 Bergen Street Brooklyn, New York 11233	1.3 mi	2020 / NAP	41	1BR	693 SF	$2,553
				2BR	725 SF	$2,788
				3BR	782 SF	$2,961
2886 Atlantic Avenue Brooklyn, New York 11207	0.2 mi	2023 / NAP	183	1BR	575 SF	$2,495
				2BR	750 SF	$3,220
2840 Atlantic Avenue Brooklyn, New York 11207	0.2 mi	2024 / NAP	320	Studio	465 SF	$2,337
				1BR	590 SF	$2,884
				2BR	789 SF	$3,363
				3BR	1,030 SF	$4,090
1884 Broadway Brooklyn, New York 11207	1.5 mi	2021 / NAP	66	Studio	550 SF	$2,220
				1BR	700 SF	$2,535
				2BR	935 SF	$2,858
				3BR	1,000 SF	$3,521

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 4, 2024. Average Rent Per Unit reflects the average market rent for occupied units and excludes rent stabilized affordable units.

The Borrowers and the Borrower Sponsor. The borrowers are YC Atlantic LLC and YC Atlantic 2 LLC, each a New York limited liability company and single purpose entity having one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 2767-2777 Atlantic Avenue Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Jacob Rosenberg. Jacob Rosenberg is an experienced businessman who has been involved in the real estate industry for over 20 years with a focus on multifamily properties in Brooklyn, New York. As of June 30, 2024 Jacob Rosenberg owned six multifamily properties along with 3 mixed-use properties with a total of 228 units as well as five single family homes.

Property Management. The 2767-2777 Atlantic Avenue Property is self-managed by the borrowers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
101

Multifamily – Mid Rise 2767-2777 Atlantic Avenue Brooklyn, NY 11207	Collateral Asset Summary – Loan No. 7 2767-2777 Atlantic Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 67.9% 1.32x 8.5%

Initial and Ongoing Reserves. At origination of the 2767-2777 Atlantic Avenue Mortgage Loan, the borrowers deposited (i) $16,973 into a reserve account for real estate taxes, (ii) $35,438 into a reserve account for insurance premiums, (iii) $278,173 into a reserve account in connection with the applied for Section 421-a tax abatement and (iv) $6,309,095 into an affordable housing reserve for the lease-up of affordable housing units at the 2767-2777 Atlantic Avenue Property, which is expected to be released to the borrowers (See “Affordable Housing Reserve” below).

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $4,243). Except with respect to the borrowers’ obligation to fund (or cause to be funded) the Section 421-a Reserve (as discussed below), any deposits required to be made by the borrowers into such real estate tax reserve will be calculated based on abated real estate taxes as if the Section 421-a benefits for the 2767-2777 Atlantic Avenue Property have been implemented.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $7,088); provided, however, such amount will be waived if the liability or casualty policy maintained by the borrowers is an approved blanket or umbrella policy.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $2,270 to be used for replacements at the 2767-2777 Atlantic Avenue Property.

Leasing Reserve - The borrowers are required to deposit into a leasing reserve, on a monthly basis, $691 for tenant improvements and leasing commissions.

Section 421-a Reserve – If, at any time, the lender or servicer reasonably determines that amounts on deposit in the Section 421-a reserve account are insufficient to pay the anticipated taxes for the following six month period based on the most recent assessed value of the 2767-2777 Atlantic Avenue Property, the borrowers are required to deposit such amount as is sufficient to make up such insufficiency. Provided no event of default has occurred and is continuing, such obligation will cease upon the date on which the lender approves evidence delivered by the borrowers that the applicable Section 421-a benefits for the 2767-2777 Atlantic Avenue Property have been implemented in accordance with the 2767-2777 Atlantic Avenue Mortgage Loan documents, and the lender will disburse all funds remaining in the Section 421-a reserve (A) in the absence of a Trigger Period (as defined below), to the borrowers, or (B) during the continuance of a Trigger Period, to the lender-controlled cash management account to be applied in accordance with the 2767-2777 Atlantic Avenue Mortgage Loan documents.

Affordable Housing Reserve – Although the borrowers deposited $6,309,095 into an affordable housing reserve at origination of the 2767-2777 Atlantic Avenue Mortgage Loan, the mortgage loan seller has determined that the conditions for release have been satisfied and the funds are expected to be released to the borrowers in accordance with the 2767-2777 Atlantic Avenue Mortgage Loan documents.

Lockbox / Cash Management. The 2767-2777 Atlantic Avenue Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the borrowers receive notice of the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants at the 2767-2777 Atlantic Avenue Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 2767-2777 Atlantic Avenue Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 2767-2777 Atlantic Avenue Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 2767-2777 Atlantic Avenue Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the 2767-2777 Atlantic Avenue Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the 2767-2777 Atlantic Avenue Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.10x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 2767-2777 Atlantic Avenue Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
102

Multifamily – Mid Rise 2767-2777 Atlantic Avenue Brooklyn, NY 11207	Collateral Asset Summary – Loan No. 7 2767-2777 Atlantic Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 67.9% 1.32x 8.5%

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
103

Self Storage - Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 AAA Stow-A-Way Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 63.1% 1.51x 11.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
104

Self Storage - Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 AAA Stow-A-Way Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 63.1% 1.51x 11.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
105

Self Storage - Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 AAA Stow-A-Way Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 63.1% 1.51x 11.0%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type – Subtype:	Self Storage - Self Storage
Borrower Sponsor(s):	Robert Dubroc	Collateral:	Fee
Borrower(s)(1):	Various	Location(3):	Various, Various
Original Balance:	$28,500,000	Year Built / Renovated(3):	Various / Various
Cut-off Date Balance:	$28,500,000	Property Management:	On Track Properties LLC
% by Initial UPB:	3.9%	Size:	732,769 SF
Interest Rate:	6.95000%	Appraised Value / Per SF:	$45,200,000 / $62
Note Date:	August 13, 2024	Appraisal Date:	March 6, 2024
Original Term:	60 months	Occupancy:	94.7% (as of April 5, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	93.0%
Original Amortization:	NAP	Underwritten NOI:	$3,126,097
Interest Only Period:	60 months	Underwritten NCF:	$3,029,953
First Payment Date:	October 6, 2024
Maturity Date:	September 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,005,964 (TTM May 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$2,931,711
Call Protection:	L(24),D(29),O(7)	2022 NOI:	$2,427,166
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	NAV

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$39
Taxes:	$128,299	$16,037	NAP	Maturity Date Loan / SF:	$39
Insurance:	$11,212	$11,212	NAP	Cut-off Date LTV:	63.1%
Replacement Reserves:	$0	$8,012	NAP	Maturity Date LTV:	63.1%
Deferred Maintenance:	$48,250	$0	NAP	UW NOI DY:	11.0%
				UW NCF DSCR:	1.51x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	66.2%	Purchase Price	$41,400,000	96.1%
Sponsor Equity	14,135,264	32.8	Closing Costs	1,474,835	3.4
Other Sources	427,332	1.0	Upfront Reserves	187,761	0.4
Total Sources	$43,062,596	100.0%	Total Uses	$43,062,596	100.0%
(1)	The borrowers are Paducah Storage Land LLC, Paducah Storage Land TIC 2 LLC, Paducah Storage Land TIC 3 LLC, Paducah Storage Land TIC 4 LLC and Paducah Storage Land TIC 5 LLC as tenants-in-common.
(2)	See “Initial and Ongoing Reserves” below.
(3)	See “Portfolio Summary” below.

The Loan. The eighth largest mortgage loan (the “AAA Stow-A-Way Storage Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $28,500,000 and is secured by first lien mortgages on the borrowers’ fee interests in forty-one self-storage properties and three offices supporting the self-storage operations totaling 732,769 square feet (collectively, the “AAA Stow-A-Way Storage Portfolio Properties”). The AAA Stow-A-Way Storage Portfolio Mortgage Loan was originated on August 13, 2024 by CREFI and accrues interest at a rate of 6.95000% per annum. The AAA Stow-A-Way Storage Portfolio Mortgage Loan has a five-year term and is interest-only for the entire term. The scheduled maturity date for the AAA Stow-A-Way Storage Portfolio Mortgage Loan is the payment date that occurs on September 6, 2029.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
106

Self Storage - Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 AAA Stow-A-Way Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 63.1% 1.51x 11.0%

The Properties. The AAA Stow-A-Way Storage Portfolio Properties are comprised of forty-one self storage properties and three offices supporting the self-storage operations totaling 732,769 square feet located across Paducah, Kevil, Boaz and Mayfield, Kentucky; and Metropolis, Illinois. The AAA Stow-A-Way Storage Portfolio Properties contain a total of 5,086 self storage units, of which 430 are climate controlled. The AAA Stow-A-Way Storage – Paducah Property (as defined below) and AAA Stow-A-Way Storage – Mayfield Property (as defined below) operate on a hub and spoke model with multiple self storage properties and two management offices in Paducah and one commercial building in Mayfield; the AAA Stow-A-Way Storage – Metropolis Property is a stand-alone facility. As of April 5, 2024, the AAA Stow-A-Way Storage Portfolio Properties were 94.7% occupied with individual property occupancies ranging from 87.4% to 96.3%.

The “AAA Stow-A-Way Storage - Paducah Property” is a cluster of 29 self storage properties and two management offices totaling 592,486 square feet which consists of 3,777 self storage units, 106 covered parking spaces and 108 uncovered parking spaces in Paducah, Kevil and Boaz, Kentucky. The two management offices at the AAA Stow-A-Way Storage - Paducah Property account for 5,632 square feet. The AAA Stow-A-Way Storage - Paducah Property was built between 1989 and 2022 and is situated across 104.02 acres. The AAA Stow-A-Way Storage - Paducah Property unit mix consists of 3,458 drive-up units (506,802 square feet), 319 climate-controlled units (36,052 square feet), 106 covered parking units (49,632 square feet) and 108 uncovered parking spaces. As of April 5, 2024, the AAA Stow-A-Way Storage - Paducah Property was 96.3% occupied by NRA.

The “AAA Stow-A-Way Storage - Mayfield Property” is a cluster of 11 self storage properties and one management office totaling 102,733 square feet which consists of 822 self storage units and one uncovered parking space in Mayfield, Kentucky. The AAA Stow-A-Way Storage - Mayfield Property was built between 1989 and 2024 and is situated across 14.55 acres. The AAA Stow-A-Way Storage - Mayfield Property unit mix consists of 712 drive-up units (90,658 square feet), 110 climate-controlled units (12,075 square feet), and one uncovered parking space. As of April 5, 2024, the AAA Stow-A-Way Storage - Mayfield Property was 87.4% occupied by NRA.

The “AAA Stow-A-Way Storage - Metropolis Property” is a 37,550 square foot self storage facility located on a 2.65-acre site at 19 Pullen Road in Metropolis, Illinois. The AAA Stow-A-Way Storage - Metropolis Property was originally built in 2009 and consists of ten, single-story self storage buildings and one commercial unit. The unit mix at the AAA Stow-A-Way Storage - Metropolis Property includes 271 drive-up units (36,050 square feet) and one climate-controlled unit (1,500 square feet). As of April 5, 2024, the AAA Stow-A-Way Storage - Metropolis Property was 89.3% occupied by NRA.

The following table presents certain information relating to the AAA Stow-A-Way Storage Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Allocated Mortgage Loan Amount (“ALA”)	% of ALA	Occupancy(2)	Year Built/ Renovated(1)	Net Rentable Area (SF) (2)	Storage Units(2)	Appraised Value(1)	% of UW NOI(2)
AAA Stow-A-Way Storage - Paducah	Paducah, Kevil, Boaz, KY	$23,249,199	81.6%	96.3%	1989-2022/NAP	592,486	3,777	$34,800,000	80.3%
AAA Stow-A-Way Storage - Mayfield	Mayfield, KY	$3,986,764	14.0%	87.4%	1989-2024/NAP	102,733	822	$8,200,000	15.0%
AAA Stow-A-Way Storage - Metropolis	Metropolis, IL	$1,264,037	4.4%	89.3%	2009/2022	37,550	272	$2,200,000	4.6%
Total / Wtd. Avg.		$28,500,000	100.0%	94.7%		732,769	4,871	$45,200,000	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated April 5, 2024.

The following table presents certain information with respect to the unit mix of the AAA Stow-A-Way Storage Portfolio Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Non-Climate Controlled Storage Units	633,510	86.5%	95.9%	4,441	87.3%	96.1%
Climate Controlled Storage Units	49,627	6.8%	77.1%	430	8.5%	85.6%
Uncovered Parking Units	0	0.0%	0.0%	109	2.1%	93.6%
Covered Parking Units	49,632	6.8%	97.6%	106	2.1%	96.2%
Total / Wtd. Avg.	732,769	100.0%	94.7%	5,086	100.0%	95.2%
(1)	Based on the underwritten rent rolls dated April 5, 2024.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
107

Self Storage - Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 AAA Stow-A-Way Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 63.1% 1.51x 11.0%

The Market. The AAA Stow-A-Way Storage Portfolio Properties are located within the Paducah-Mayfield, KY-IL Combined Statistical Area (“Paducah-Mayfield KY-IL CSA”). The Paducah-Mayfield KY-IL CSA is located within the western portion of the State of Kentucky and the southern-most portion of the State of Illinois and is comprised of Ballard, Graves, Livingston and McCracken Counties in Kentucky, as well as Massac County in Illinois. According to the appraisal, the Paducah-Mayfield KY-IL CSA spans approximately 1,597 square miles and as of 2022 had approximately 136,369 residents and an average annual household income of $70,060.

The city of Paducah is located approximately half-way between St. Louis, Missouri to the northwest and Nashville, Tennessee to the southeast. According to the appraisal, the city of Paducah’s top employers are Baptist Healthcare Systems, Bon Secours Mercy Health, Inc., Wal-Mart, Lowes, West Kentucky Community & Technical College, Baptist Health Medical Group, ViWinTech Window and Dippin' Dots which has its corporate headquarters there. The city of Mayfield, Illinois is located approximately 24 miles south and the city of Metropolis, Kentucky is located approximately 7 miles southeast of Paducah’s central business district.

The following table presents certain trade area information for the AAA Stow-A-Way Storage Portfolio Properties:

Trade Area Summary(1)
Property Name	Radius	Total Units	Total SF Available	Average Unit Size	Average Occupancy	Primary Trade Area Population
AAA Stow-A-Way Storage - Paducah	10 miles	6,628	890,601	134	90%	76,457
AAA Stow-A-Way Storage - Mayfield	15 miles	1,525	225,793	148	91%	42,984
AAA Stow-A-Way Storage - Metropolis	10 miles	4,359	536,019	123	92%	61,906
Wtd. Avg.(2)		5,755	774,189	136	90%	70,749
(1)	Source: Appraisals.
(2)	Wtd. Avg. are weighted based on underwritten NOI of each property.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the AAA Stow-A-Way Storage Portfolio Properties:

Cash Flow Analysis
	2022	2023	TTM(1)	U/W	U/W Per SF	%(2)
In Place Storage Rent	$4,092,895	$4,265,616	$4,310,539	$4,346,376	$5.93	93.7%
Potential Income from Vacant Units	0	0	0	290,340	$0.40	6.3
Gross Potential Rent	$4,092,895	$4,265,616	$4,310,539	$4,636,716	$6.33	100.0%
(Vacancy / Credit Loss)	0	0	0	(326,177)	($0.45)	(7.0)
Other Income(3)	268,864	354,714	354,358	354,358	$0.48	7.6
Effective Gross Income	$4,361,759	$4,620,330	$4,664,898	$4,664,898	$6.37	100.6%

Management Fee	$174,470	$184,813	$186,596	$186,596	$0.25	4.0
Real Estate Tax	171,351	179,945	179,945	182,013	$0.25	3.9
Insurance	120,677	129,958	127,695	128,131	$0.17	2.7
Other Expenses(4)	1,468,095	1,193,904	1,164,698	1,042,060	$1.42	22.3
Total Expenses	$1,934,593	$1,688,620	$1,658,934	$1,538,800	$2.10	33.0%

Net Operating Income	$2,427,166	$2,931,711	$3,005,964	$3,126,097	$4.27	67.0%
Replacement Reserves	0	0	0	96,144	$0.13	2.1
Net Cash Flow	$2,427,166	$2,931,711	$3,005,964	$3,029,953	$4.13	65.0%

Occupancy	97.4%	96.9%	97.3%	93.0%(5)
NCF DSCR	1.21x	1.46x	1.50x	1.51x
NOI Debt Yield	8.5%	10.3%	10.5%	11.0%
(1)	TTM reflects the trailing 12-month period ending May 31, 2024.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes items such as late fees, administrative fees, lien fees and other miscellaneous expenses.
(4)	Other Expenses includes personnel, advertising, general and administrative, utilities, repairs and maintenance.
(5)	Represents economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
108

Self Storage - Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 AAA Stow-A-Way Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 63.1% 1.51x 11.0%

Appraisals. According to the appraisals prepared in connection with the origination of the AAA Stow-A-Way Storage Portfolio Mortgage Loan, the appraiser concluded to an aggregate “as-is” appraised value of $45,200,000 as of March 6, 2024.

AAA Stow-A-Way Storage Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
AAA Stow-A-Way Storage - Paducah	$34,800,000	6.0%
AAA Stow-A-Way Storage - Mayfield	$8,200,000	6.0%
AAA Stow-A-Way Storage - Metropolis	$2,200,000	6.0%
Total / Wtd. Avg.	$45,200,000	6.0%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental reports, dated between March 11, 2024 and March 19, 2024, identified recognized environmental conditions at the AAA Stow-A-Way Storage - Mayfield Property (at the 329 West Water Street address), and the AAA Stow-A-Way Storage - Paducah Property (at the 1375 South 3rd Street, 951 Bleich Road, 2240 Bridge Street, 144 County Park Road and 2174 Bridge Street addresses) See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Borrowers and the Borrower Sponsor. The borrowers are Paducah Storage Land LLC, Paducah Storage Land TIC 2 LLC, Paducah Storage Land TIC 3 LLC, Paducah Storage Land TIC 4 LLC and Paducah Storage Land TIC 5 LLC and own the AAA Stow-A-Way Portfolio Properties as tenants-in-common. Each borrower is a Delaware limited liability company and single purpose entity having one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the AAA Stow-A-Way Portfolio Mortgage Loan. The non-recourse carveout guarantor and borrower sponsor is Robert Dubroc of On Track Storage. On Track Storage is a Midwest based self-storage provider that Robert Dubroc founded in 2020 and prior to the acquisition of the AAA Stow-A-Way Storage Portfolio Properties, owned six facilities located across Kansas, Missouri and Ohio.

Property Management. The AAA Stow-A-Way Storage Portfolio Properties are managed by On Track Properties LLC, an affiliate of the borrower.

Initial and Ongoing Reserves. At origination of the AAA Stow-A-Way Storage Portfolio Mortgage Loan, the borrowers deposited approximately (i) $128,299 into a reserve account for real estate taxes, (ii) $11,212 into a reserve account for insurance premiums, and (iii) $48,250 into an immediate repairs reserve.

Tax Reserve - The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $16,037).

Insurance Reserve - The borrowers are required to deposit into an insurance reserve, on a monthly basis, if the insurance policies which cover the AAA Stow-A-Way Storage Portfolio Properties do not constitute an approved blanket or umbrella policy pursuant to the AAA Stow-A-Way Storage Portfolio Mortgage Loan documents, or the lender requires the applicable borrowers to obtain a separate policy, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof (initially estimated to be approximately $11,212).

Replacement Reserve - The borrowers are required to deposit into a replacement reserve, on a monthly basis, $8,012 to be used for replacements at the AAA Stow-A-Way Storage Portfolio Properties.

Lockbox / Cash Management. The AAA Stow-A-Way Storage Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. Within five days after the borrowers receive notice of the first occurrence of a Trigger Period, the borrowers are required to deliver notices (the “Payment Direction Notices”) to all credit card companies that the borrowers and/or property manager utilize to process revenue derived from the AAA Stow-A-Way Storage Portfolio Properties directing them to remit all sums collected directly to the lender-controlled lockbox account. At origination of the AAA Stow-A-Way Storage Portfolio Mortgage Loan, the borrowers delivered partially completed Payment Direction Notices to the lender to be held in escrow pending the occurrence of a Trigger Period. If the borrowers fail to timely send the Payment Direction Notices following a Trigger Period, the lender is authorized to do so on behalf of the borrowers. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the AAA Stow-A-Way Storage Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the AAA Stow-A-Way Storage

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
109

Self Storage - Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 8 AAA Stow-A-Way Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 63.1% 1.51x 11.0%

Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the AAA Stow-A-Way Storage Portfolio Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the AAA Stow-A-Way Storage Portfolio Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the AAA Stow-A-Way Storage Portfolio Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.20x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the AAA Stow-A-Way Storage Portfolio Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
110

Multifamily – Mid Rise 1000 Lorimer Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 9 1000 Lorimer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,300,000 63.3% 1.30x 9.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
111

Multifamily – Mid Rise 1000 Lorimer Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 9 1000 Lorimer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,300,000 63.3% 1.30x 9.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
112

Multifamily – Mid Rise 1000 Lorimer Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 9 1000 Lorimer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,300,000 63.3% 1.30x 9.3%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – Mid Rise
Borrower Sponsor(s):	Jay Weitzman and Michael Weitzman	Collateral:	Leasehold
Borrower(s):	723 Manhattan GL LLC	Location:	Brooklyn, NY
Original Balance:	$28,300,000	Year Built / Renovated:	2024 / NAP
Cut-off Date Balance:	$28,300,000	Property Management:	Double U Development LLC
% by Initial UPB:	3.8%	Size:	49 Units
Interest Rate:	6.89000%	Appraised Value / Per Unit(3):	$44,700,000 / $912,245
Note Date:	August 21, 2024	Appraisal Date:	April 18, 2024
Original Term:	60 months	Occupancy:	100.0% (as of June 19, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	95.6%
Original Amortization:	NAP	Underwritten NOI:	$2,621,166
Interest Only Period:	60 months	Underwritten NCF:	$2,573,937
First Payment Date:	October 6, 2024
Maturity Date:	September 6, 2029	Historical NOI(4)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2023 NOI:	NAV
Call Protection:	L(24),D(33),O(3)	2022 NOI:	NAV
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$577,551
Taxes:	$17,590	$5,863	NAP	Maturity Date Loan / Unit:	$577,551
Insurance:	$33,136	$4,734	NAP	Cut-off Date LTV:	63.3%
Replacement Reserves:	$0	$1,251	NAP	Maturity Date LTV:	63.3%
TI / LC:	$0	$2,865	$64,456	UW NOI DY:	9.3%
Deferred Maintenance:	$1,875	$0	NAP	UW NCF DSCR:	1.30x
Other(2):	$2,374,126	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,300,000	100.0%	Loan Payoff	$15,809,333	55.9%
			Sponsor Equity	8,959,666	31.7
			Upfront Reserves	2,426,727	8.6
			Closing Costs(5)	1,104,274	3.9
Total Sources	$28,300,000	100.0%	Total Uses	$28,300,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other reserves include (i) an upfront The Learning Experience gap rent reserve of $754,580, (ii) a springing monthly The Learning Experience gap rent reserve, (iii) an upfront 421-a abatement reserve of $671,313, (iv) an upfront free rent reserve of $499,170, (v) an upfront ICAP abatement reserve of $275,730, (vi) an upfront ground rent reserve of $173,333, (vii) a springing monthly ground rent reserve, and (viii) a springing monthly condominium common charges reserve. See “Initial and Ongoing Reserves” below.
(3)	The Appraised Value includes the net present value of a 421-a exemption and an ICAP exemption which the borrower is in the process of applying for. The appraisal attributed $11,700,000 of value to the 421-a exemption, and $2,000,000 to the ICAP exemption, which amounts are included in the appraised value. See “Description of the Mortgage Pool-Certain Calculations and Definitions—Appraised Value” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(4)	Historical NOI information is not available because the 1000 Lorimer Property (as defined below) was recently constructed in 2024.
(5)	Closing Costs include a rate buydown fee of $300,000.

The Loan. The ninth largest mortgage loan (the “1000 Lorimer Mortgage Loan”) is secured by the borrower’s leasehold interest in a 49 unit, five-story multifamily property with 18,410 square feet of ground floor retail space located in the Greenpoint neighborhood of Brooklyn, New York (the “1000 Lorimer Property”). The 1000 Lorimer Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $28,300,000. The 1000 Lorimer Mortgage Loan was originated on August 21, 2024 by CREFI and accrues interest at a fixed rate of 6.89000% per annum. The 1000 Lorimer Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the 1000 Lorimer Mortgage Loan is September 6, 2029.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
113

Multifamily – Mid Rise 1000 Lorimer Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 9 1000 Lorimer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,300,000 63.3% 1.30x 9.3%

The Property. The 1000 Lorimer Property is a recently constructed, 49 unit, five-story mid-rise multifamily property located at 1000 Lorimer Street in the Greenpoint neighborhood of Brooklyn, New York. The 1000 Lorimer Property was completed in 2024 and is situated on an approximately 0.41-acre site. Amenities at the 1000 Lorimer Property include a tenant lounge, a bicycle storage room, a roof deck, a fitness center, and on-site parking in the rear of the building with 11 spaces. Primary access to the 1000 Lorimer Property is provided by the Brooklyn Queens Expressway, nearby access to the L and G subway lines, the MTA bus system and the New York ferry system.

The unit mix at the 1000 Lorimer Property consists of four market rate studio units, three rent stabilized affordable housing studio units, 13 market rate standard one-bedroom units, three market rate one-bedroom units with terraces, four rent stabilized affordable housing one-bedroom units, seven market rate standard two-bedroom units, seven market rate two-bedroom units with terraces and eight rent stabilized affordable housing two-bedroom units. Unit amenities at the 1000 Lorimer Property include in-unit washer/dryers, stainless steel kitchen appliances, hardwood floors and quartz countertops. As of June 19, 2024, the 1000 Lorimer Property was 100.0% leased.

The 1000 Lorimer Property contains 18,410 square feet of commercial space which was 100.0% leased to four tenants as of June 19, 2024, accounting for 27.4% of underwritten base rent. The two largest commercial tenants are The Learning Experience (13,010 square feet, 17.5% of underwritten base rent) and Sweetgreen (2,500 square feet, 6.7% of underwritten base rent). The Learning Experience (“TLE”) focuses on hands on learning with curriculum designed for infants to kindergarteners and operates a day care facility out of the 1000 Lorimer Property. TLE has not yet taken occupancy at the 1000 Lorimer Property. At origination, the borrower reserved $754,580 into a TLE gap rent reserve and $499,170 into a free rent reserve related to the TLE lease.

The borrower has applied for a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption for the multifamily portion of the 1000 Lorimer Property and an Industrial and Commercial Abatement Program (“ICAP”) tax abatement for the commercial portion of the 1000 Lorimer Property over the next 15 years. In order to qualify for the 421-a tax exemption, among other things, at least 30% of the units at the 1000 Lorimer Property must be leased as “affordable units” which are defined as affordable to a household whose income does not exceed 130% of the area median income. For years one through 25 of such exemption, 100% of the projected assessed value of the 1000 Lorimer Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to 30% in years 26 through 35 of such exemption. The ICAP abatement would be effective for a period of 15 years and consist of a 100% exemption for the first 11 years of the abatement and then phase down by 20% each year thereafter until expiration. Real estate taxes were underwritten to the estimated five-year tax expense of $219,415 assuming the 421-a exemption and ICAP abatement are obtained, versus the appraisal’s estimated full tax liability for 2024/2025 of $898,630. In order to effectuate the 421-a and ICAP tax abatements, the 1000 Lorimer Property must be subjected to a condominium structure dividing the property into one multifamily and one commercial condominium unit. To implement such a condominium structure, the fee owner of the fee interest relating to the 1000 Lorimer Property must cooperate, which it is required to do pursuant to the related ground lease. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the unit mix at the 1000 Lorimer Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	4	8.2%	100.0%	406	$3,438	$3,383
Studio – Affordable	3	6.1%	100.0%	368	$3,069	$3,069
1 Bedroom	13	26.5%	100.0%	675	$5,262	$5,063
1 Bedroom – Terrace	3	6.1%	100.0%	757	$6,100	$5,993
1 Bedroom – Affordable	4	8.2%	100.0%	551	$3,253	$3,253
2 Bedroom	7	14.3%	100.0%	921	$6,671	$6,524
2 Bedroom – Terrace	7	14.3%	100.0%	1,091	$8,640	$8,183
2 Bedroom – Affordable	8	16.3%	100.0%	757	$3,835	$3,835
Total / Wtd Avg.	49	100.0%	100.0%	737	$5,317	$5,167
(1)	Based on the underwritten rent roll dated June 19, 2024.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
114

Multifamily – Mid Rise 1000 Lorimer Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 9 1000 Lorimer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,300,000 63.3% 1.30x 9.3%

The following table presents certain information relating to the commercial space at the 1000 Lorimer Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Portfolio Commercial Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Portfolio Commercial U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
The Learning Experience(2)	NR/NR/NR	13,010	70.7%	$754,580	$58.00	64.1%	4/1/2039	N	2 x 5 yr
Sweetgreen	NR/NR/NR	2,500	13.6%	$287,500	$115.00	24.4%	11/30/2034	N	2 x 5 yr
Local Locker	NR/NR/NR	2,500	13.6%	$100,000	$40.00	8.5%	11/1/2034	N	1 x 5 yr
Glo Up by Kara LLC	NR/NR/NR	400	2.2%	$36,000	$90.00	3.1%	5/31/2026	N	1 x 2 yr
Total Occupied		18,410	100.0%	$1,178,080	$63.99	100.0%
Vacant		0	0
Total		18,410	100%
(1)	Based on the underwritten rent rolls dated June 19, 2024.
(2)	The Learning Experience has not yet taken occupancy at the 1000 Lorimer Property. At origination, the borrower reserved $754,580 into a TLE gap rent reserve and $499,170 into a free rent reserve related to the TLE lease.

The following table presents certain information relating to the Underwritten Net Cash Flow at the 1000 Lorimer Property:

Cash Flow Analysis(1)
	U/W	U/W Per Unit(6)
Base Rent - Residential	$3,126,348	$63,803
Potential Income from Vacant Units	0	$0
Gross Potential Rent - Residential	$3,126,348	$63,803
Other Income(2)	60,200	$1,229
Net Rental Income	$3,186,548	$65,032
(Vacancy / Credit Loss)	(137,176)	($2,800)
Effective Gross Income - Residential	$3,049,372	$62,232

Base Rent - Commercial	$1,178,080	$64
Other Commercial Income	12,436	$1
Net Rental Income - Commercial	$1,190,516	$65
(Vacancy / Credit Loss)	(59,526)	($3)
Effective Gross Income - Commercial	$1,130,990	$61
Total Economic Gross Income	$4,180,361	$227

Management Fee	$125,411	$2,559
Real Estate Taxes(3)	219,415	$4,478
Insurance	54,100	$1,104
Ground Rent	1,040,000	$21,224
Other Expenses(4)	120,270	$2,454
Total Expenses	$1,559,196	$31,820

Net Operating Income	$2,621,166	$53,493
Replacement Reserves - Residential	$12,250	$250
Replacement Reserves - Commercial	2,762	$56
TI/LC - Commercial	32,218	$658
Net Cash Flow	$2,573,937	$52,529

Occupancy	95.4%(5)
NCF DSCR	1.30x
NOI Debt Yield	9.3%
(1)	Historical financial information is not available because the 1000 Lorimer Property was recently constructed in 2024.
(2)	Other Income for residential units includes parking, amenities and miscellaneous income.
(3)	Real estate taxes were underwritten to the estimated five-year tax expense of $219,415 assuming the 421-a exemption and ICAP abatement are obtained, versus the appraisal’s estimated full tax liability for 2024/2025 of $898,630.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, general and administrative expenses.
(5)	Represents economic occupancy.
(6)	U/W Per Unit represents the underwriting per commercial square foot for all commercial income line items and underwriting per unit for all other line items.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
115

Multifamily – Mid Rise 1000 Lorimer Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 9 1000 Lorimer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,300,000 63.3% 1.30x 9.3%

Appraisal. According to the appraisal, the 1000 Lorimer Property had an “as is” value of $44,700,000. Based on the “as is” value of the 1000 Lorimer Property as of April 18, 2024, the Cut-off Date LTV and Maturity Date LTV are 63.3% and 63.3%, respectively. The appraisal calculates the net present value of the applied-for but not received 421-a exemption to be $11,700,000, and the applied-for but not yet received ICAP exemption to be $2,000,000, which amounts are included in the appraised value set forth in the appraisal.

1000 Lorimer Appraised Value(1)
Property	Value	Capitalization Rate
1000 Lorimer	$44,700,000	5.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated April 24, 2024, there was no evidence of any recognized environmental conditions at the 1000 Lorimer Property.

The Market. The 1000 Lorimer Property is located at 1000 Lorimer Street in the Greenpoint neighborhood of Brooklyn, New York. Greenpoint is located in North Brooklyn and has approximately 34,719 residents. Greenpoint is known as an artistic area in Brooklyn and has multiple green spaces including McCarren Park and McGolrick Park. Primary access to the 1000 Lorimer Property is provided by the Brooklyn Queens Expressway, nearby access to the L and G subway lines, the MTA bus system and the New York ferry system.

According to the appraisal, the 1000 Lorimer Property is located in the Kings County multifamily submarket of the New York metropolitan area. As of March 31, 2024, the Kings County multifamily submarket had total inventory of 462,223 units, a vacancy rate of 1.8%, and effective rent of $2,687 per unit. Furthermore, according to a third party market research report, the 1000 Lorimer Property is located within the Williamsburg multifamily submarket of Brooklyn. As of February 18, 2024, the Williamsburg multifamily submarket had inventory of 40,489 units, a vacancy rate of 4.1% and effective rent of $4,070.

According to a third-party market research report, the 2023 population within a 0.25-, 0.5- and 1.0-mile radius of the 1000 Lorimer Property was 7,329, 25,241 and 86,509, respectively. The 2023 average household income within the same radii was $171,936, $163,631 and $170,816, respectively.

The following table presents certain information relating to comparable multifamily properties to the 1000 Lorimer Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
1000 Lorimer 1000 Lorimer Street, Brooklyn, NY	–	2024 / NAP	49(2)	Studio	406 SF(2)	$3,438(2)
				1BR / 1BA	690 SF(2)	$5,419(2)
				2BR / 2 BA	1006 SF(2)	$7,656(2)
33 Franklin Street 33 Franklin Street, Brooklyn, NY	0.3 mi	2022 / NAP	81	Studio	450 SF	$3,550
				1BR / 1BA	600 SF	$4,350
				2BR / 2 BA	900 SF	$6,300
426 Manhattan Avenue 426 Manhattan Avenue, Brooklyn, NY	0.8 mi	2022 / NAP	33	1BR / 1BA	700 SF	$4,300
				2BR / 2BA	800 SF	$5,500
150 Bayard Street 150 Bayard Street, Brooklyn, NY	0.7 mi	2021 / NAP	47	Studio	400 SF	$3,400
				1BR / 1BA	550 SF	$4,000
				2BR / 2 BA	750 SF	$5,200
597 Grand Street 597 Grand Street, New York, NY	4.5 mi	2023 / NAP	187	Studio	425 SF	$3,700
				1BR / 1BA	600 SF	$4,800
				2BR / 2 BA	800 SF	$7,000
211 McGuinness Boulevard 211 McGuinness Boulevard, Brooklyn, NY	0.4 mi	2019 / NAP	197	Studio	425 SF	$3,400
				1BR / 1BA	550 SF	$4,000
				2BR / 2 BA	800 SF	$5,900
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 19, 2024. Average Rent Per Unit reflects the market rent for occupied units and excludes rent stabilized units.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
116

Multifamily – Mid Rise 1000 Lorimer Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 9 1000 Lorimer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,300,000 63.3% 1.30x 9.3%

The Borrower and the Borrower Sponsors. The borrower is 723 Manhattan GL LLC, a New York limited liability company and single purpose entity having one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1000 Lorimer Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Jay Weitzman and Michael Weitzman, co-founders of Double U Realty. Double U Realty is a Brooklyn, New York-based real estate development firm that focuses on multifamily, mixed use, office and commercial properties in New York.

Property Management. The 1000 Lorimer Property is managed by Double U Development LLC, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the 1000 Lorimer Mortgage Loan, the borrower deposited approximately (i) $17,590 into a reserve account for real estate taxes, (ii) $33,136 into a reserve account for insurance premiums, (iii) $1,875 into an immediate repairs reserve, (iv) $173,333 into a reserve account for ground lease rent, such amount representing two times the underwritten monthly payments under the ground lease (the “Ground Rent Reserve Target Balance”), (v) $671,313 into a reserve account in connection with the anticipated Section 421-a tax abatement, (vi) $275,730 into a reserve account in connection with the anticipated ICAP exemption, (vii) $754,580 into a reserve account for gap rent in connection with the TLE lease and (viii) $499,170 into a reserve account for free rent in connection with rent abatements granted under the leases with TLE, Sweetgreen, and Local Locker.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $5,863). Except with respect to the borrower’s obligation to fund (or cause to be funded) the Section 421-a and ICAP reserves, any deposits required to be made by the borrower into such real estate tax reserve will be calculated based on abated real estate taxes as if the Section 421-a and ICAP benefits for the 1000 Lorimer Property have been implemented.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $4,734); provided, however, such amount will be waived if the liability or casualty policy maintained by the borrower is an approved blanket or umbrella policy.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $1,251 to be used for replacements at the 1000 Lorimer Property.

TI/LC Reserve – The borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $2,865 to be used for tenant improvements and leasing commissions at the 1000 Lorimer Property, provided, however, that the amount on deposit in the leasing reserve shall not exceed $64,456.

Ground Lease Rent Reserve – The borrower is required to deposit into the ground lease rent reserve, on the monthly payment date in March of each calendar year, an amount sufficient to cause the balance of the ground lease rent reserve to equal the Ground Rent Reserve Target Balance after giving effect to the increase in rent under the ground lease as of April 1 of each calendar year. During the occurrence and continuance of a Trigger Period (as defined below), the borrower is required to deposit, on a monthly basis, an amount equal to the monthly ground rent due and payable on the first day of the calendar month following the last monthly payment date.

Condominium Common Charges Reserve – In connection with the 421-a and ICAP tax abatements, the 1000 Lorimer Property is expected to implement a condominium structure dividing the property into one multifamily and one commercial condominium unit. On the date of formation of the condominium, the borrower is required to deposit into a condominium common charges reserve an amount equal to two times the then-current monthly payments due as condominium common charges (the “Condominium Reserve Target Balance”). Following any increase in the condominium common charges, the borrower is required to deposit an amount sufficient to cause the balance in the condominium common charges reserve to equal the Condominium Reserve Target Balance that will be applicable after giving effect to such increase. During the occurrence and continuance of a Trigger Period, the borrower is required to deposit, on a monthly basis, an amount equal to the monthly condominium common charges due and payable on the first day of the calendar month following the last monthly payment date.

TLE Gap Rent Reserve – If, as of the monthly payment date in September of each calendar year beginning in 2025, the rent commencement date under the TLE lease has not occurred, the borrower is required to make an additional deposit of $754,580 into the gap rent reserve account.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
117

Multifamily – Mid Rise 1000 Lorimer Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 9 1000 Lorimer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,300,000 63.3% 1.30x 9.3%

Lockbox / Cash Management. The 1000 Lorimer Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox. Within five days after the borrower receives notice of the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the 1000 Lorimer Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 1000 Lorimer Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1000 Lorimer Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1000 Lorimer Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 1000 Lorimer Mortgage Loan documents, the lender will apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 1000 Lorimer Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and (iv) any bankruptcy or similar insolvency of Affiliated Manager (as defined below); and (B) expiring upon (w) with regard to clause (i) above, the cure (if applicable) of such event of default under the 1000 Lorimer Mortgage Loan documents, (x) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (y) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist under the terms of the 1000 Lorimer Mortgage Loan documents and (z) with regard to clause (iv) above, the replacement of the Affiliated Manager with a new qualified manager in accordance with the terms of the 1000 Lorimer Mortgage Loan documents.

“Specified Tenant” means (i) TLE, together with any successor and/or assigns, and The Learning Experience Corp. as guarantor of the TLE lease, and (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof), together in any event of (i) or (ii) above, with any parent or affiliate of any such tenant providing credit support or guaranty under any such lease.

“Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) Specified Tenant being in monetary default or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant either failing to be (a) in actual, physical possession of the Specified Tenant space (or applicable portion thereof) or (b) open for business during customary hours and/or “going dark” in more than 20% of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of Specified Tenant, and (B) expiring upon the first to occur of (1) the lender’s receipt of evidence reasonably acceptable to the lender of the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the lender’s receipt of evidence reasonably acceptable to the lender of the borrower leasing not less than 80% of the rentable area of the Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the 1000 Lorimer Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease having expired or been satisfied, each such lease having commenced and a rent commencement date having been established (without possibility of delay) and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) being satisfied in connection therewith.

“Specified Tenant Cure Conditions” means (i) the applicable Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is paying all rent due under its respective lease, is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary business hours and not “dark” in 80% or more of the applicable Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if applicable, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, (x) with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, (y) with respect to the portion of the applicable Specified Tenant space that has been re-tenanted (the “Tenanted Portion”), sufficient funds have been accumulated in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension and (z) with respect to the portion of the applicable Specified Tenant space that has not been re-tenanted, an amount equal to 110% of the per-square foot amount required to be expended to re-tenant the Tenanted Portion has been accumulated in the excess cash flow account (during the continuance of the subject Specified

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
118

Multifamily – Mid Rise 1000 Lorimer Street Brooklyn, NY 11222	Collateral Asset Summary – Loan No. 9 1000 Lorimer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,300,000 63.3% 1.30x 9.3%

Tenant Trigger Period); provided, however, that no cure shall be permitted until the Tenanted Portion equals 50% of the total Specified Tenant space.

“Affiliated Manager” means any managing agent of the 1000 Lorimer Property in which the borrower, guarantor, sponsor, any special purpose entity component entity (if any) or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. The security for the 1000 Lorimer Mortgage Loan consists of the borrower’s leasehold interest in the 1000 Lorimer Property under a 99-year ground lease expiring March 31, 2119. The ground lease provides for annual rent of approximately $1,000,000, which increases by 5% in April 2025 and by 10% every five years thereafter with the first such increase occurring in April 2030.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
119

Multifamily – Garden 1526 West Candletree Drive Peoria, IL 61614	Collateral Asset Summary – Loan No. 10 The Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,750,000 56.7% 1.46x 10.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
120

Multifamily – Garden 1526 West Candletree Drive Peoria, IL 61614	Collateral Asset Summary – Loan No. 10 The Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,750,000 56.7% 1.46x 10.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
121

Multifamily – Garden 1526 West Candletree Drive Peoria, IL 61614	Collateral Asset Summary – Loan No. 10 The Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,750,000 56.7% 1.46x 10.0%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Avrohom Klor	Collateral:	Fee
Borrower(s):	H&A Grove LLC	Location:	Peoria, IL
Original Balance:	$25,750,000	Year Built / Renovated:	1968 / 2023
Cut-off Date Balance:	$25,750,000	Property Management:	H&A Property Management, LLC
% by Initial UPB:	3.5%	Size:	318 Units
Interest Rate:	6.54000%	Appraised Value / Per Unit:	$45,400,000 / $142,767
Note Date:	August 2, 2024	Appraisal Date:	June 19, 2024
Original Term:	60 months	Occupancy:	89.0% (as of July 15, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	87.7%
Original Amortization:	NAP	Underwritten NOI(2):	$2,585,795
Interest Only Period:	60 months	Underwritten NCF:	$2,498,663
First Payment Date:	September 6, 2024
Maturity Date:	August 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$1,407,179 (TTM June 30, 2024)
Additional Debt Balance:	NAP	2023 NOI(2):	$386,309
Call Protection:	L(25),D(32),O(3)	2022 NOI(3):	NAV
Lockbox / Cash Management:	Springing / Springing	2021 NOI(3):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$80,975
Taxes:	$36,495	$36,495	NAP	Maturity Date Loan / Unit:	$80,975
Insurance:	$55,899	$18,633	NAP	Cut-off Date LTV:	56.7%
Replacement Reserves:	$0	$7,261	NAP	Maturity Date LTV:	56.7%
Immediate Repairs:	$84,000	$0	NAP	UW NOI DY:	10.0%
Environmental:	$24,500	$0	NAP	UW NCF DSCR:	1.46x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,750,000	100.0%	Loan Payoff	$24,469,594	95.0%
			Closing Costs(4)	1,056,627	4.1
			Upfront Reserves	200,894	0.8
			Sponsor Equity	22,885	0.1
Total Sources	$25,750,000	100.0%	Total Uses	$25,750,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	The increase from 2023 NOI to Most Recent NOI and Most Recent NOI to Underwritten NOI is primarily attributable to lease up at The Grove Apartments Property (as defined below) following renovations the borrower began in 2023.
(3)	2021 NOI and 2022 NOI information is not available because the borrower recently acquired The Grove Apartments Property in 2022.
(4)	Closing Costs include a rate buydown fee of $321,875.

The Loan. The tenth largest mortgage loan (the “The Grove Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a 318-unit, garden-style multifamily property comprised of 25 two- and three-story buildings located in Peoria, Illinois (the “The Grove Apartments Property”). The Grove Apartments Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $25,750,000. The Grove Apartments Mortgage Loan was originated on August 2, 2024 by CREFI and accrues interest at a fixed rate of 6.54000% per annum. The Grove Apartments Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of The Grove Apartments Mortgage Loan is August 6, 2029.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
122

Multifamily – Garden 1526 West Candletree Drive Peoria, IL 61614	Collateral Asset Summary – Loan No. 10 The Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,750,000 56.7% 1.46x 10.0%

The Property. The Grove Apartments Property is a recently renovated, 318-unit, garden-style multifamily property comprised of 25 two-and three-story buildings located in Peoria, Illinois. The Grove Apartments Property is situated on a 17.65-acre site and was originally constructed in 1968. The borrower acquired The Grove Apartments Property in July of 2022 and subsequently began renovations. As of July 24, 2024, the borrower had invested $8,203,267 to renovate 193 units (60.7% of units) along with the clubhouse and pool at The Grove Apartments Property. The borrower has indicated that it currently plans to continue renovations of the remaining units as tenants vacate or transfer to renovated units; however, such renovations are not required or reserved for under The Grove Apartments Mortgage Loan documents. Amenities at The Grove Apartments Property include a clubhouse, a swimming pool, a fitness center, a playground, barbecue/grill/picnic area, a community laundry space and onsite parking. The Grove Apartments Property features 386 surface parking spaces and 60 garage parking spaces, resulting in a parking ratio of 1.40 spaces per unit.

The unit mix at The Grove Apartments Property consists of 110 market rate one-bedroom / one-bathroom units, 10 one-bedroom / one-bathroom units leased to tenants with Section 8 housing vouchers, 148 market rate two-bedroom / 1.5-bathroom units, two two-bedroom / 1.5-bathroom units leased to tenants with Section 8 housing vouchers, 43 three-bedroom / 2-bathroom units, and five three-bedroom / 2-bathroom units leased to tenants with Section 8 housing vouchers. Unit amenities at The Grove Apartments Property include stainless steel kitchen appliances, patios and balconies, and washer/dryers for select units. As of July 15, 2024, The Grove Apartments Property was 89.0% leased.

The following table presents certain information relating to the unit mix at The Grove Apartments Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1BR/1BA	110	34.6%	92.7%	792	$939	$1,019
1BR/1BA – Section 8	10	3.1%	100.0%	792	$643	$1,019
2BR/1.5BA	148	46.5%	82.4%	968	$1,176	$1,307
2BR/1.5BA – Section 8	2	0.6%	100.0%	968	$714	$1,307
3BR/2BA	43	13.5%	97.7%	1,160	$1,377	$1,431
3BR/2BA – Section 8	5	1.6%	100.0%	1,160	$1,027	$1,431
Total / Wtd Avg.	318	100.0%	89.0%	931	$1,096	$1,217
(1)	Based on the underwritten rent roll dated July 15, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
123

Multifamily – Garden 1526 West Candletree Drive Peoria, IL 61614	Collateral Asset Summary – Loan No. 10 The Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,750,000 56.7% 1.46x 10.0%

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Grove Apartments Property:

Cash Flow Analysis(1)(2)
	2023	TTM 6/30/2024	U/W	U/W Per Unit
Base Rent - Residential	$3,127,478	$4,023,930	$3,721,200	$11,702
Potential Income from Vacant Units	0	0	522,795	$1,644
Gross Potential Rent	$3,127,478	$4,023,930	$4,243,995	$13,346
Other Income(3)	285,366	376,698	398,237	$1,252
Net Rental Income	$3,412,844	$4,400,628	$4,642,232	$14,598
(Vacancy / Credit Loss)	(1,163,925)	(1,253,973)	(522,795)	($1,644)
Effective Gross Income- Residential	$2,248,919	$3,146,655	$4,119,437	$12,954

Real Estate Taxes	334,048	334,048	417,086	$1,312
Insurance	210,018	178,552	212,949	$670
Management Fee	68,979	94,400	123,583	$389
Other Expenses(4)	1,249,564	1,132,476	780,024	$2,453
Total Expenses	$1,862,610	$1,739,476	$1,533,642	$4,823

Net Operating Income	$386,309	$1,407,179	$2,585,795	$8,131
Replacement Reserves	0	0	$87,132	$274
Net Cash Flow	$386,309	$1,407,179	$2,498,663	$7,857

Occupancy	56.8%	70.9%	87.7%(5)
NCF DSCR	0.23x	0.82x	1.46x
NOI Debt Yield	1.5%	5.5%	10.0%
(1)	Historical financial information prior to 2023 is not available because The Grove Apartments Property was acquired in 2022 and renovated thereafter.
(2)	The increase from 2023 NOI to TTM 6/30/2024 NOI and TTM 6/30/2024 NOI to U/W NOI is primarily attributable to lease up at The Grove Apartments Property following renovations the borrower began in 2023.
(3)	Other Income includes utility income, lease premiums, reimbursables, and other miscellaneous income.
(4)	Other Expenses include payroll and benefits, general operating expenses, utilities, advertising and marketing, and general and administrative expenses.
(5)	Represents economic occupancy.

Appraisal. According to the appraisal, The Grove Apartments Property had an “as-is” appraised value of $45,400,000 as of June 19, 2024. Based on the “as-is” value of $45,400,000, the Cut-off Date LTV and Maturity Date LTV for The Grove Apartments Mortgage Loan are 56.7%.

The Grove Apartments Appraised Value(1)
Property	Value	Capitalization Rate
The Grove Apartments	$45,400,000	6.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated June 21, 2024, there was no evidence of any recognized environmental conditions at The Grove Apartments Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
124

Multifamily – Garden 1526 West Candletree Drive Peoria, IL 61614	Collateral Asset Summary – Loan No. 10 The Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,750,000 56.7% 1.46x 10.0%

The Market. The Grove Apartments Property is located at 1526 West Candletree Drive in Peoria, Illinois. Peoria is located approximately 156 miles southeast of Chicago, Illinois and had a population of 179,688 people as of 2023. Primary access to Peoria is provided by IL-40 and IL-6 which have on-ramps located approximately 2.5 miles away from The Grove Apartments Property. According to the appraisal, major employers in Peoria include OSF Healthcare, Caterpillar and UnityPoint Health.

According to the appraisal, The Grove Apartments Property is located in the Peoria multifamily market. As of March 31, 2024, the Peoria multifamily market had total inventory of 12,185 units, a vacancy rate of 5.1%, and effective rent of $993 per unit. Furthermore, according to the appraisal, The Grove Apartments Property is located within the North Peoria multifamily submarket which as of March 31, 2024, had an inventory of 6,767 units, a vacancy rate of 4.5%, and average asking rent of $1,014 per unit with no new units under construction.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of The Grove Apartments Property was 5,600, 40,551 and 94,837, respectively. The 2023 average household income within the same radii was $88,882, $99,784 and $95,119, respectively.

The following table presents certain information relating to comparable multifamily properties to The Grove Apartments Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
The Grove Apartments 1526 West Candletree Drive, Peoria, IL	–	1968 / 2023	318(2)	1BR / 1BA	792 SF(2)	$939(2)
				2BR / 1.5BA	968 SF(2)	$1,176(2)
				3BR / 2BA	1,160 SF(2)	$1,377(2)
Dunlap Falls 6900 North Summershade Circle, Peoria, IL	3.0mi	1996 / NAP	180	1BR / 1BA	662 SF	$1,080
				2BR / 1BA	827 SF	$1,120
				2BR / 2BA	1,002 SF	$1,309
				3BR / 2BA	1,102 SF	$1,375
The Flats at Dunlap 7150 N Terra Vista Drive, Peoria, IL	0.7mi	1978 / 2021	204	1BR / 1BA	750 SF	$1,100
				2BR / 2BA	1,000 SF	$1,225
				3BR / 2BA	1,250 SF	$1,450
Timberline Apartments-Peoria 2900 War Memorial Drive West, Peoria, IL	2.0mi	1979 / NAP	516	Studio	490 SF	$755
				1BR / 1BA	550 SF	$1,193
				2BR / 1BA	660 SF	$1,337
Old Orchard Apartments Peoria 6012 N Imperial Drive, North Peoria, IL	1.4mi	1975 / NAP	92	1BR / 1BA	777 SF	$902
				2BR / 1BA	1,025 SF	$1,098
				3BR / 2BA	1,275 SF	$1,403
Prairie Lakes Apartments 1700 W Coneflower Drive, Peoria, IL	1.8mi	2004 / NAP	750	1BR / 1BA	898 SF	$1,347
				2BR / 1BA	1,141 SF	$1,570
				2BR / 2BA	1,190 SF	$1,698
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 15, 2024. Average Unit Size and Average Rent Per Unit reflects the average market rent for occupied units.

The Borrower and the Borrower Sponsor. The borrower is H&A Grove LLC, a Delaware limited liability company and single purpose entity having one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Grove Apartments Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Avrohom Klor. Avrohom Klor is the founder of the H&A Group, a real estate investment firm that was founded in 2017. The H&A Group has approximately $250 million of assets under management and two million square feet of mixed use assets.

Property Management. The Grove Apartments Property is managed by H&A Property Management, LLC, a borrower-affiliated management company.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
125

Multifamily – Garden 1526 West Candletree Drive Peoria, IL 61614	Collateral Asset Summary – Loan No. 10 The Grove Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,750,000 56.7% 1.46x 10.0%

Initial and Ongoing Reserves. At origination of The Grove Apartments Mortgage Loan, the borrower deposited approximately (i) $36,495 into a reserve account for real estate taxes, (ii) $55,899 into a reserve account for insurance premiums, (iii) $84,000 into an immediate repair reserve and (iv) $24,500 into a reserve account for radon remediation to account for short- and long-term testing for radon at The Grove Apartments Property.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $36,495).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $18,633); provided, however, such amount will be waived if the liability or casualty policy maintained by the borrower is an approved blanket or umbrella policy.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $7,261 to be used for replacements at The Grove Apartments Property.

Lockbox / Cash Management. The Grove Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox account. Within five business days after the borrower receives notice of the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at The Grove Apartments Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with The Grove Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Grove Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Grove Apartments Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under The Grove Apartments Mortgage Loan documents, the lender will apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under The Grove Apartments Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.10x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The Grove Apartments Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
126

Office – Suburban Various Park City, UT 84098	Collateral Asset Summary – Loan No. 11 Park City Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 61.5% 1.88x 13.6%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type - Subtype:	Office - Suburban
Borrower Sponsor(s):	James Balderson and M. Peter Iacobelli	Collateral:	Fee
Borrower(s)(1):	Various	Location:	Park City, UT
Original Balance:	$24,000,000	Year Built / Renovated:	2005, 2012 / NAP
Cut-off Date Balance:	$24,000,000	Property Management:	Crest Commercial Management, LLC, d/b/a Fort Street Partners
% by Initial UPB:	3.3%	Size:	122,778 SF
Interest Rate:	6.70000%	Appraised Value / Per SF:	$39,000,000 / $318
Note Date:	August 13, 2024	Appraisal Date:	June 14, 2024
Original Term:	60 months	Occupancy:	100.0% (as of August 5, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$3,267,033
Interest Only Period:	60 months	Underwritten NCF:	$3,062,318
First Payment Date:	October 6, 2024
Maturity Date:	September 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,979,158 (TTM May 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$2,624,688
Call Protection:	L(24),D(29),O(7)	2022 NOI:	$2,423,186
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$2,460,147

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$195
Taxes:	$209,986	$19,090	NAP	Maturity Date Loan Per SF:	$195
Insurance:	$7,279	$3,639	NAP	Cut-off Date LTV:	61.5%
Replacement Reserves:	$0	$2,558	$61,389	Maturity Date LTV:	61.5%
TI / LC:	$1,800,000	Springing(2)	$1,800,000	UW NOI DY:	13.6%
Unfunded Obligations Reserve:	$376,722	$0	NAP	UW NCF DSCR:	1.88x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	57.1%	Purchase Price	$38,750,000	92.1%
Equity Contribution	18,051,344	42.9	Upfront Reserves	2,393,986	5.7
			Closing Costs	907,358	2.2
Total Sources	$42,051,344	100.0%	Total Uses	$42,051,344	100.0%
(1)	The borrowers are FSP11 Newpark, LLC, Park City Crest Fund 2, LLC, Broadway Estates Westwood Plaza New Park Owner, LLC, Canyon Center Shops Investors New Park Owner, LLC, JPK Westwood Plaza New Park Owner, LLC, JPK Canyon Center New Park Owner, LLC, Newpark PC LLC and Newpark Junction LLC. The borrowers own the mortgaged properties as tenants-in-common.
(2)	On a monthly basis, if the amount in the TI / LC account is less than $1,800,000, the borrowers are required to deposit an amount equal to the lesser of (i) $10,231.50 or (ii) the amount necessary for the balance in the TI/LC account to be equal to $1,800,000. Notwithstanding the foregoing, the borrowers will only be obligated to make monthly deposits as described herein until such time as the cumulative amount of monthly deposits is equal to the total amount of tenant improvements and leasing commissions which are owing in relation to the tenants Parsons Behle & Latimer, Miller Orthodontics and Assembly Park City, LLC (totaling $329,951).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
127

Office – Suburban Various Park City, UT 84098	Collateral Asset Summary – Loan No. 11 Park City Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 61.5% 1.88x 13.6%

The following table presents certain information relating to the Park City Office Portfolio properties:

Property Summary(1)
Property Name	Year Built/Renovated	SF(2)	Allocated Cut-off Date Loan Amount ($)	Underwritten NOI
Newpark I	2005 / NAP	61,560	$12,000,000	$1,621,254
Newpark III	2012 / NAP	61,218	$12,000,000	$1,645,780
Total		122,778	$24,000,000	$3,267,033
(1)	Information is based on the underwritten rent roll dated August 5, 2024, with rent steps through October 31, 2025.
(2)	Source: Appraisal.

The following table presents certain information relating to the major tenants at the Park City Office Portfolio properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent		U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Assemble Park City, LLC	NR/NR/NR	11,289	9.2%		$475,993	$42.16	9.5%	8/31/2032	N	1 x 5 yrs
Western Steel Buildings Inc	NR/NR/NR	11,239	9.2%		439,526	$39.11	8.8%	6/30/2027	N	1 x 3 yrs
Big-D Signature, LLC(2)	NR/NR/NR	6,966	5.7%		306,465	$43.99	6.1%	11/30/2028	Y	None
Mashoff, Gilmore & Israelsen	NR/NR/NR	7,679	6.3%		283,551	$36.93	5.7%	1/31/2025	N	1 x 5 yrs
Wells Fargo Advisors, LLC(3)	A1/BBB+/A+	5,816	4.7%		244,068	$41.97	4.9%	11/30/2028	Y	2 x 5 yrs
Stifel, Nicolaus & Company	NR/BBB/BBB+	5,751	4.7%		228,589	$39.75	4.6%	2/29/2028	N	1 x 5 yrs
JAMM Capital	NR/NR/NR	6,000	4.9%		227,534	$37.92	4.6%	7/31/2028	N	None
Ohana Realty Corp	NR/NR/NR	4,999	4.1%		219,638	$43.94	4.4%	9/30/2028	N	1 x 5 yrs
Morgan Stanley & Co., Inc.(4)	A1/A-/A+	5,097	4.2%		215,193	$42.22	4.3%	4/30/2028	Y	1 x 5 yrs
Parsons Behle & Latimer	NR/NR/NR	4,084	3.3%		171,916	$42.10	3.4%	2/29/2028	N	None
Total Major Tenants		68,920	56.1%	$2,	812,473	$40.81	56.4%
Other Tenants		53,858	43.9%	2,	172,863	$40.34	43.6%
Total Occupied		122,778	100.0%	$4,	985,337	$40.60	100.0%
Vacant		0	0.0%
Total		122,778	100.0%
(1)	Information is based on the underwritten rent roll dated August 5, 2024, with rent steps through October 31, 2025.
(2)	Big-D Signature, LLC has a one-time termination option effective November 1, 2026 with payment of a termination fee.
(3)	Wells Fargo Advisors, LLC has a one-time termination option effective November 30, 2026 with payment of a termination fee.
(4)	Morgan Stanley & Co., Inc. has a one-time termination option effective April 30, 2026 with payment of a termination fee.
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
128

Office – Suburban Various Park City, UT 84098	Collateral Asset Summary – Loan No. 11 Park City Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 61.5% 1.88x 13.6%

The following table presents certain information relating to the lease rollover schedule at the Park City Office Portfolio properties, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent		U/W Base Rent $ per SF	# of Expiring Leases
2024 & MTM	0	0.0%	0.0%	$0	0.0%		$0.00	0
2025	12,585	10.3%	10.3%	$465,312	9.3%		$36.97	3
2026	12,012	9.8%	20.0%	$481,897	9.7%		$40.12	5
2027	30,558	24.9%	44.9%	$1,231,563	24.7%		$40.30	7
2028	49,805	40.6%	85.5%	$2,076,418	41.7%		$41.69	11
2029	0	0.0%	85.5%	$0	0.0%		$0.00	0
2030	6,529	5.3%	90.8%	$254,153	5.1%		$38.93	3
2031	0	0.0%	90.8%	$0	0.0%		$0.00	0
2032	11,289	9.2%	100.0%	$475,993	9.5%		$42.16	1
2033	0	0.0%	100.0%	$0	0.0%		$0.00	0
2034	0	0.0%	100.0%	$0	0.0%		$0.00	0
2035 & Thereafter	0	0.0%	100.0%	$0	0.0%		$0.00	0
Vacant	0	0.0%	100.0%	NAP	NA	P	NAP	NAP
Total / Wtd. Avg.	122,778	100.0%		$4,985,337	100.0%		$40.60	30
(1)	Information is based on the underwritten rent roll dated August 5, 2024, with rent steps through October 31, 2025.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Park City Office Portfolio property:

Cash Flow Analysis
	2021	2022	2023	May 2024 T12	U/W(1)	U/W Per SF
Base Rental Revenue	$2,557,555	$2,450,944	$2,987,166	$3,141,508	$3,506,711	$28.56
Other Rental Revenue	8,662	8,921	9,454	9,832	10,108	$0.08
Total Commercial Reimbursement Revenue	1,130,133	1,269,448	1,369,997	1,564,687	1,478,625	$12.04
Parking Income	5,700	5,114	5,525	5,800	3,400	$0.03
Other Revenue	15,185	108,439	10,258	8,799	6,100	$0.05
Potential Gross Revenue	$3,717,234	$3,842,867	$4,382,400	$4,730,626	$5,004,945	$40.76
Vacancy Loss(2)	0	(58,390)	(131,681)	(107,378)	(250,247)	($2.04)
Effective Gross Revenue	$3,717,234	$3,784,476	$4,250,720	$4,623,247	$4,754,697	$38.73
Real Estate Taxes	242,055	250,999	224,616	230,759	229,108	$1.87
Insurance	39,581	55,320	52,388	56,987	43,672	$0.36
Utilities	156,240	186,209	240,447	240,643	241,420	$1.97
Repairs & Maintenance	372,748	414,315	562,550	563,745	457,206	$3.72
Janitorial	197,834	179,639	229,360	223,798	214,641	$1.75
Management Fee	109,190	109,897	125,672	137,111	142,641	$1.16
General and Administrative - Direct	139,439	164,910	190,999	191,046	158,976	$1.29
Total Expenses	$1,257,087	$1,361,290	$1,626,032	$1,644,089	$1,487,664	$12.12
Net Operating Income	$2,460,147	$2,423,186	$2,624,688	$2,979,158	$3,267,033(3)	$26.61
Replacement Reserves	0	0	0	0	30,695	$0.25
TI / LC	0	0	0	0	174,021	$1.42
Net Cash Flow	$2,460,147	$2,423,186	$2,624,688	$2,979,158	$3,062,318	$24.94

Occupancy	96.8%	90.8%	97.9%	97.7%	95.0%(4)
NCF DSCR	1.51x	1.49x	1.61x	1.83x	1.88x
NOI Debt Yield	10.3%	10.1%	10.9%	12.4%	13.6%
(1)	Information is based on the underwritten rent roll dated August 5, 2024, with rent steps through October 31, 2025.
(2)	Vacancy loss is based on 5.0% vacancy assumption. The Park City Office Portfolio properties are currently 100.0% occupied.
(3)	U/W NOI is higher than the previous full-year 2023 NOI primarily due to recent lease renewals with positive leasing spreads.
(4)	Represents economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
129

Multifamily – Mid Rise 155-163 East 92nd Street New York, NY 10128	Collateral Asset Summary – Loan No. 12 155-163 East 92nd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 66.6% 1.26x 8.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Mid Rise
Borrower Sponsor(s):	Nader Ohebshalom, Lisa Ohebshalom, Sherrie Soleymani, Jessica Harooni and Isaac Ohebshalom	Collateral:	Fee
Borrower(s):	92nd Street 1 LLC, 92nd Street 2 LLC, 92nd Street 3 LLC, 92nd Street 4 LLC, 92nd Street 5 LLC, 92nd Street 6 LLC, 92nd Street 7 LLC and 92nd Street 8 LLC	Location:	New York, NY
Original Balance:	$22,700,000	Year Built / Renovated:	1910 / NAP
Cut-off Date Balance:	$22,700,000	Property Management:	SAMCO Associates LLC
% by Initial UPB:	3.1%	Size:	86 Units
Interest Rate:	6.33000%	Appraised Value / Per Unit:	$34,100,000 / $396,512
Note Date:	July 30, 2024	Appraisal Date:	May 8, 2024
Original Term:	60 months	Occupancy:	96.5% (as of July 1, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	96.0%
Original Amortization:	NAP	Underwritten NOI:	$1,871,782
Interest Only Period:	60 months	Underwritten NCFs:	$1,842,851
First Payment Date:	September 6, 2024
Maturity Date:	August 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,746,494 (TTM May 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$1,715,523
Call Protection:	L(25),D(29),O(6)	2022 NOI:	$1,381,426
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	$487,776
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$263,953
Taxes:	$228,294	$76,098	NAP	Maturity Date Loan / Unit:	$263,953
Insurance:	$30,749	$10,250	NAP	Cut-off Date LTV:	66.6%
Replacement Reserves:	$0	$1,792	NAP	Maturity Date LTV:	66.6%
Deferred Maintenance:	$37,620	$0	NAP	UW NOI DY:	8.2%
				UW NCF DSCR:	1.26x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,700,000	96.9%	Loan Payoff	$22,286,933	95.1%
Principal’s New Cash Contribution	728,121	3.1	Closing Costs	844,526	3.6
			Upfront Reserves	296,663	1.3
Total Sources	$23,428,121	100.0%	Total Uses	$23,428,121	100.0%
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
130

Multifamily – Mid Rise 155-163 East 92nd Street New York, NY 10128	Collateral Asset Summary – Loan No. 12 155-163 East 92nd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,700,000 66.6% 1.26x 8.2%

The following table presents certain information relating to the unit mix at the 155-163 East 92nd Street property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)(2)(3)	Average Monthly Rent Per Unit(2)(3)	Average Monthly Market Rent Per Unit(4)
1BR/1BA	20	23.3%	100.0%	420	$2,613	$2,700
1BR/1BA – Rent Stabilized	2	2.3%	50.0%	420	$1,001	$2,700
2BR/1BA	38	44.2%	100.0%	560	$3,280	$3,500
2BR/1BA - Rent Stabilized	6	7.0%	83.3%	560	$1,465	$3,500
3BR/1BA	15	17.4%	93.3%	700	$4,230	$4,100
3BR/1BA - Rent Stabilized	5	5.8%	100.0%	700	$1,058	$4,100
Total / Wtd Avg.	86	100.0%	96.5%	557	$2,982	$3,435
(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	Excludes the superintendent’s unit that does not pay rent.
(3)	Average Monthly Rent Per Unit is based on occupied units.
(4)	Source: Appraisal.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 155-163 East 92nd Street property:

Cash Flow Analysis(1)
	2021	2022	2023	TTM 5/31/2024	U/W	U/W Per Unit(2)
Base Rent - Residential	$1,491,138	$2,428,636	$2,648,108	$2,724,911	$2,965,336	$34,481
Potential Income from Vacant Units	0	0	0	0	123,600	$1,437
Gross Potential Rent	$1,491,138	$2,428,636	$2,648,108	$2,724,911	$3,088,936	$35,918
Other Income	0	0	0	0	0	$0
Net Rental Income	$1,491,138	$2,428,636	$2,648,108	$2,724,911	$3,088,936	$35,918
(Vacancy / Credit Loss)	0	0	0	0	(123,600)	($1,437)
Effective Gross Income- Residential	$1,491,138	$2,428,636	$2,648,108	$2,724,911	$2,965,336	$34,481

Base Rent - Commercial	$185,814	$226,805	$228,140	$202,251	$242,052	$132
Potential Income from Vacant Space	0	0	0	0	64,400	$35
Gross Potential Rent	$185,814	$226,805	$228,140	$202,251	$306,452	$167
Other Income – Commercial	19,326	10,705	9,721	5,633	5,633	$3
Net Rental Income	$205,140	$237,510	$237,861	$207,884	$312,085	$170
(Vacancy / Credit Loss)	0	0	0	0	(64,400)	($35)
Effective Gross Income - Commercial	$205,140	$237,510	$237,861	$207,884	$247,685	$135
Total Effective Gross Income	$1,696,278	$2,666,146	$2,885,969	$2,932,795	$3,213,022	$37,361

Real Estate Taxes	851,119	891,948	790,539	803,949	913,174	$10,618
Insurance	69,078	71,288	84,832	84,833	117,140	$1,362
Management Fee	50,888	79,984	86,579	87,984	96,391	$1,121
Other Expenses(3)	237,417	241,500	208,496	209,536	214,536	$2,495
Total Expenses	$1,208,502	$1,284,720	$1,170,446	$1,186,302	$1,341,240	$15,596

Net Operating Income	$487,776	$1,381,426	$1,715,523	$1,746,494	$1,871,782	$21,765
Replacement Reserves	0	0	0	0	21,500	$250
TI/LC	0	0	0	0	$7,431	$86
Net Cash Flow	$487,776	$1,381,426	$1,715,523	$1,746,494	$1,842,851	$21,429

Occupancy	NAP	NAP	NAP	NAP	96.0%(4)
NCF DSCR	0.33x	0.95x	1.18x	1.20x	1.26x
NOI Debt Yield	2.1%	6.1%	7.6%	7.7%	8.2%
(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	U/W Per Unit is based on total multifamily units (86 units) for all line items except for the commercial revenue line items, which are based on total commercial SF at the property (1,840 SF).
(3)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.
(4)	Represents economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
131

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 13 LocalStorage Seven Property Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,150,000 67.3% 1.14x 7.7%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type - Subtype:	Self Storage – Self Storage
Borrower Sponsor(s):	Jonathan Salinas and Washington Street Investment Partners LLC	Collateral:	Fee
Borrower(s)(1):	Various	Location:	Various, Various
Original Balance:	$22,150,000	Year Built / Renovated:	Various / Various
Cut-off Date Balance:	$22,150,000	Property Management:	Washington Street Partners Property Management LLC
% by Initial UPB:	3.0%	Size(4):	259,933 SF
Interest Rate:	6.54000%	Appraised Value / Per SF(5):	$32,900,000 / $127
Note Date:	September 5, 2024	Appraisal Date:	July 31, 2024
Original Term:	60 months	Occupancy:	83.3% (as of August 21, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	83.7%
Original Amortization:	NAP	Underwritten NOI:	$1,707,162
Interest Only Period:	60 months	Underwritten NCF:	$1,680,551
First Payment Date:	October 6, 2024
Maturity Date:	September 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,774,644 (TTM July 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$1,776,303
Call Protection:	L(24),D(29),O(7)	2022 NOI:	$1,699,342
Lockbox / Cash Management:	Springing / Springing	2021 NOI(6):	NAV
Reserves				Financial Information
	Initial	Monthly	Cap
Taxes:	$35,593	$21,126	NAP	Cut-off Date Loan Per SF:	$85
Insurance:	$0	Springing(2)	NAP	Maturity Date Loan Per SF:	$85
Replacement Reserves:	$0	$2,218	NAP	Cut-off Date LTV:	67.3%
TI / LC:	$0	$0	NAP	Maturity Date LTV:	67.3%
Earnout Reserve(3):	$2,500,000	$0	NAP	UW NOI DY:	7.7%
				UW NCF DSCR:	1.14x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,150,000	100.0%	Loan Payoff	$14,572,476	65.8%
			Principal Equity Distribution	4,228,369	19.1
			Upfront Reserves	2,535,593	11.4
			Closing Costs(7)	813,562	3.7
Total Sources	$22,150,000	100.0%	Total Uses	$22,150,000	100.0%
(1)	The borrowers are Washington Street Coraopolis LLC, Washington Street Centralia LLC, Washington Street Derby LLC, Washington Street Stowe LLC and Washington Street Bedford LLC.
(2)	On each monthly payment date, the borrowers are required to fund an insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to cover premiums over the then succeeding 12-month period. The monthly requirement to fund the insurance reserve is being waived so long as a blanket insurance policy is in place.
(3)	Proceeds from the earnout reserve will be released upon the borrowers’ request provided, among other things, the borrowers provide evidence that the LocalStorage Seven Property Portfolio properties have achieved a debt yield following disbursement equal to or greater than 8.95%, provided, if less than the entire balance of funds in the earnout account are to be disbursed to the borrowers in connection with a disbursement request, the amount of any permitted partial disbursement to be made to the borrowers will be equal to the amount which would satisfy the Earnout Debt Yield (as defined below). In no event will the borrowers be entitled to seek a partial disbursement of less than $500,000. The “Earnout Debt Yield” means, as of any date, the ratio (expressed as a percentage) calculated by the lender of (i) the earnout net operating income, as calculated under the loan documents to (ii) the outstanding principal balance of the LocalStorage Seven Property Portfolio mortgage loan, excluding any portion of the funds which will remain on deposit in the earnout account after a disbursement pursuant to the loan documents.
(4)	The 1732 Derby-Milford Road property is currently undergoing construction of an additional 12,400 SF of expansion space that is expected to be completed on October 31, 2024. We cannot guarantee that the expansion will be completed. If completed, total SF for the LocalStorage Seven Property Portfolio properties is expected to total 272,333 SF.
(5)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of a 3.8% portfolio premium. The sum of the individual appraised values is $31,700,000, which equates to a Cut-off Date LTV and Maturity Date LTV of 69.9%.
(6)	2021 financials are not available due to the borrower sponsor acquiring the LocalStorage Seven Property Portfolio properties in late-2021.
(7)	Closing Costs include a rate buydown fee of $166,125.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
132

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 13 LocalStorage Seven Property Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,150,000 67.3% 1.14x 7.7%

The following table presents certain information relating to the LocalStorage Seven Property Portfolio properties:

Portfolio Summary
Property Name	City, State	Built/Renovated	SF(2)	Appraisal Value(1)		Allocated Cut-off Date Loan Amount ($)	Occupancy(2)	Underwritten NOI(2)
1732 Derby-Milford Road	Derby, CT	1988-2024 / NAP	30,900(3)	$8,700,000		$5,997,598	90.5%	$328,285
167 Fly Rod Road and 697 Moscow Road	Stowe, VT	1974-1987 / 2003	37,433	$6,200,000		$4,286,962	97.2%	$424,253
1127 East Lynchburg Salem Turnpike	Bedford, VA	1989 / 2002	63,400	$5,300,000		$3,952,662	85.1%	$334,925
635 Aaron Parkway	Centralia, IL	2005 / 2024	57,275	$4,300,000		$2,892,398	61.9%	$160,198
617 Moon Clinton Road	Coraopolis, PA	2010 / NAP	28,475	$3,500,000		$2,440,985	90.3%	$225,197
4073 Constitution Boulevard	Darlington, PA	2009 / NAP	24,725	$1,950,000		$1,367,800	87.7%	$113,347
3739 New Castle Road	West Middlesex, PA	2008 / NAP	17,725	$1,750,000		$1,211,595	87.4%	$120,957
Total/Average			259,933	$32,900,000	(4)	$22,150,000	83.3%	$1,707,162
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated August 21, 2024.
(3)	The 1732 Derby-Milford Road property is currently undergoing construction of an additional 12,400 SF of expansion space that is expected to be completed on October 31, 2024. We cannot guarantee that the expansion will be completed. If completed, total SF for the 1732 Derby-Milford Road Property is expected to total 43,300 SF.
(4)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of a 3.8% portfolio premium. The sum of the individual appraised values is $31,700,000, which equates to a Cut-off Date LTV and Maturity Date LTV of 69.9%.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the LocalStorage Seven Property Portfolio properties:

Cash Flow Analysis(1)
	2022	2023	TTM July 2024	U/W	U/W Per Unit
Underwritten Residential Potential Rent	$2,256,074	$2,365,251	$2,349,077	$3,044,508	$11.71
(Vacancy Loss)(2)	0	0	0	(495,017)	($1.90)
(Bad Debt & Concession Loss)	(72,859)	(105,125)	(89,270)	(66,699)	($0.26)
(Non-Revenue Unit Loss)	0	0	0	(95,220)	($0.37)
Net Residential Revenue	$2,183,215	$2,260,126	$2,259,806	$2,387,571	$9.19
Other Miscellaneous Revenue	98,625	128,627	146,502	146,502	$0.56
Effective Gross Revenue	$2,281,840	$2,388,753	$2,406,308	$2,534,073	$9.75
Real Estate Taxes	189,856	177,405	191,013	267,427	$1.03
Insurance	35,100	41,812	43,882	48,683	$0.19
Utilities	64,160	67,191	64,335	64,335	$0.25
Repairs & Maintenance	48,289	60,937	85,503	85,503	$0.33
Management Fee	0	0	0	114,033	$0.44
Payroll (Office, Security, Maintenance)	105,639	124,865	111,839	111,839	$0.43
General and Administrative - Direct	139,454	150,241	135,092	135,092	$0.52
Total Expenses	$582,498	$622,450	$631,664	$826,911	$3.18
Net Operating Income	$1,699,342	$1,766,303	$1,774,644	$1,707,162	$6.57
Replacement Reserves	6,664	10,747	0	26,611	$0.10
Net Cash Flow	$1,692,677	$1,755,556	$1,774,644	$1,680,551	$6.47

Occupancy	87.6%	83.9%	80.2%	83.7%
NCF DSCR	1.15x	1.20x	1.21x	1.14x
NOI Debt Yield	7.7%	8.0%	8.0%	7.7%
(1)	Information is based on the underwritten rent roll dated August 21, 2024.
(2)	Vacancy loss is based on a 5.0% minimum vacancy per property assumption.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
133

Hospitality – Full Service 201 Foster Street Durham, NC 27701	Collateral Asset Summary – Loan No. 14 Marriott Durham City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,500,000 51.0% 1.71x 16.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization	Property Type – Subtype:	Hospitality - Full Service
Borrower Sponsor(s):	Lance T. Shaner, the Lance T. Shaner Revocable Trust and any Sponsor Family Entity	Collateral:	Leasehold
Borrower(s):	Shaner NC Hotel LLC	Location:	Durham, NC
Original Balance:	$19,500,000	Year Built / Renovated:	1989 / 2016
Cut-off Date Balance:	$19,500,000	Property Management:	Shaner Hotel Group Limited Partnership
% by Initial UPB:	2.6%	Size:	190 Rooms
Interest Rate:	8.05000%	Appraised Value / Per Room(2):	$38,200,000 / $201,053
Note Date:	August 16, 2024	Appraisal Date(2):	May 23, 2025
Original Term:	60 months	Occupancy:	76.7% (as of June 30, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	76.7%
Original Amortization:	NAP	Underwritten NOI:	$3,162,478
Interest Only Period:	60 months	Underwritten NCF:	$2,726,020
First Payment Date:	October 6, 2024
Maturity Date:	September 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,987,225 (TTM June 30, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$2,845,492
Call Protection:	L(24),D(33),O(3)	2022 NOI:	$2,376,211
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$509,432

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per Room:	$102,632
Taxes:	$23,168	$23,168	NAP	Maturity Date Loan Per Room:	$102,632
Insurance:	$0	Springing	NAP	Cut-off Date LTV(2):	51.0%
FF&E Reserve:	$0	$36,372	NAP	Maturity Date LTV(2):	51.0%
Deferred Maintenance:	$1,875	$0	NAP	UW NOI DY:	16.2%
Other(1):	$5,079,017	Springing	NAP	UW NCF DSCR:	1.71x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,500,000	100.0%	Principal Equity Distribution	$13,610,629	69.8%
			Upfront Reserves	5,104,060	26.2
			Closing Costs	785,311	4.0
Total Sources	$19,500,000	100.0%	Total Uses	$19,500,000	100.0%
(1)	Other Reserves consists of (i) an upfront capital improvements reserve of $5,000,000, (ii) an upfront ground rent reserve of $79,017, and (iii) a springing monthly PIP reserve.
(2)	The Appraised Value ($) of $38,200,000 represents the appraised value “Upon Completion” as the Marriott Durham City Center property is expected to undergo renovations in 2024, which the borrower deposited $5,000,000 for at origination of the Marriott Durham City Center mortgage loan. The appraisal also concluded to an “As Is” value of $31,500,000 which results in a Cut-off Date LTV and Maturity Date LTV of 61.9% and 61.9% respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
134

Hospitality – Full Service 201 Foster Street Durham, NC 27701	Collateral Asset Summary – Loan No. 14 Marriott Durham City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,500,000 51.0% 1.71x 16.2%

The following table presents certain information relating to the 2023 demand analysis with respect to the Marriott Durham City Center property:

Demand Segmentation(1)
Property	Rooms	Group	Commercial	Leisure
Marriott Durham City Center	190	40.0%	30.0%	30.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Marriott Durham City Center property and its competitors:

Historical Occupancy, ADR, RevPAR
	Marriott Durham City Center(1)			Competitive Set(2)			Penetration Factor
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2020	26.6%	$132.25	$35.13	39.8%	$131.92	$52.46	66.8%	100.3%	67.0%
2021	39.2%	$127.43	$49.98	58.0%	$144.68	$83.91	67.6%	88.1%	59.6%
2022	71.3%	$161.20	$114.89	69.1%	$172.97	$119.50	103.2%	93.2%	96.1%
2023	76.0%	$180.70	$137.37	72.6%	$180.27	$130.85	104.7%	100.2%	105.0%
TTM June 2024	76.7%	$183.99	$141.19	70.8%	$180.09	$127.53	108.4%	102.2%	110.7%
(1)	Occupancy, ADR and RevPAR for the Marriott Durham City Center property are based on the underwritten cash flow as of June 30, 2024.
(2)	Occupancy, ADR and RevPAR are based on a third party market research report. The Competitive Set includes The Durham Hotel, Hilton Garden Inn Durham University Medical Center, aloft Hotel Durham Downtown, Residence Inn Durham McPherson/Duke Medical Center Area, and 21c Museum Hotel Durham.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
135

Hospitality – Full Service 201 Foster Street Durham, NC 27701	Collateral Asset Summary – Loan No. 14 Marriott Durham City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,500,000 51.0% 1.71x 16.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Durham City Center property:

Cash Flow Analysis
	2020	2021	2022	2023	TTM 6/30/2024	UW	UW Per Room(1)
Occupancy (%)	26.6%	39.2%	71.3%	76.0%	76.7%	76.7%
ADR	$132.25	$127.43	$161.20	$180.70	$183.99	$183.99
RevPar	$35.13	$49.98	$114.89	$137.37	$141.19	$141.19

Rooms Revenue	$2,436,059	$3,466,143	$7,967,523	$9,526,841	$9,818,659	$9,791,832	$51,536
Food & Beverage Revenue	184,964	170,340	500,522	544,888	543,368	541,883	$2,852
Other Revenue(2)	147,181	198,238	483,453	538,927	579,329	577,746	$3,041
Total Revenue	$2,768,204	$3,834,722	$8,951,498	$10,610,656	$10,941,356	$10,911,462	$57,429

Rooms Expense	$808,187	$1,083,398	$2,341,248	$2,649,558	$2,689,754	$2,682,405	$14,118
Food & Beverage Expense	194,657	211,930	607,529	731,204	686,170	684,295	$3,602
Other Departmental Expenses(3)	54,039	42,619	71,796	104,665	145,930	145,532	$766
Departmental Expenses	$1,056,883	$1,337,947	$3,020,574	$3,485,427	$3,521,854	$3,512,231	$18,485

Departmental Profit	$1,711,321	$2,496,775	$5,930,924	$7,125,229	$7,419,502	$7,399,230	$38,943

Management Fee	$82,449	$115,363	$269,314	$318,320	$328,045	$327,344	$1,723
Marketing and Franchise Fee	466,359	474,926	1,122,635	1,371,212	1,416,084	1,314,885	$6,920
Other Undistributed Expenses(4)	672,812	790,458	1,350,190	1,509,048	1,597,820	1,596,904	$8,405
Total Undistributed Expenses	$1,221,620	$1,380,747	$2,742,139	$3,198,580	$3,341,950	$3,239,133	$17,048

Real Estate Taxes	$259,837	$285,233	$242,536	$260,436	$263,752	$262,693	$1,383
Property Insurance	115,700	116,758	148,000	218,972	237,194	110,825	$583
Ground Rent Expense(5)	100,731	120,601	348,781	432,211	451,782	474,102	$2,495
Other Fixed Expenses(6)	62,895	84,005	73,257	169,539	137,600	150,000	$789
Net Operating Income	($49,461)	$509,432	$2,376,211	$2,845,492	$2,987,225	$3,162,478	$16,645

FF&E	0	0	0	0	0	436,458	$2,297
Net Cash Flow	($49,461)	$509,432	$2,376,211	$2,845,492	$2,987,225	$2,726,020	$14,347

NCF DSCR	(0.03x)	0.32x	1.49x	1.79x	1.88x	1.71x
NOI Debt Yield	(0.3%)	2.6%	12.2%	14.6%	15.3%	16.2%
(1)	UW Per Room is based on 190 rooms.
(2)	Other Revenue represents revenue generated from parking, vending machines, the sundry shop, and other miscellaneous sources of revenue.
(3)	Other Departmental Expenses represents expenses related to the Other Revenue sources.
(4)	Other Undistributed Expenses consist of administrative and general, operations and maintenance, and heat, power and light expenses.
(5)	Ground rent is equal to $30,000 per year plus a graduated percentage of sales based on 2% of gross revenues attributable to room occupancy less than 30%; 4% of gross revenues attributable to room occupancy between 30% and 40%; 5% of gross revenues attributable to room occupancy between 40% and 50%; 6% of gross revenues attributable to room occupancy between 50% and 60%; 8% of gross revenues attributable to room occupancy between 60% and 70%; and 9% of gross revenues attributable to room occupancy greater than 70%.
(6)	Other Fixed Expenses consists of parking lot rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
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Office – CBD 8 West 38th Street New York, NY 10018	Collateral Asset Summary – Loan No. 15 8 West 38th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 54.3% 1.86x 14.3%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type - Subtype:	Office - CBD
Borrower Sponsor(s):	Juda Srour and Jack Srour	Collateral:	Fee
Borrower(s):	Jay on 38th Street, LLC	Location:	New York, NY
Original Balance:	$19,000,000	Year Built / Renovated:	1900 / 2021
Cut-off Date Balance:	$19,000,000	Property Management:	Self-Managed
% by Initial UPB:	2.6%	Size:	120,589 SF
Interest Rate:	7.26000%	Appraised Value / Per SF:	$35,000,000 / $290
Note Date:	July 31, 2024	Appraisal Date:	July 1, 2024
Original Term:	60 months	Occupancy:	90.3% (as of June 7, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	90.0%
Original Amortization:	NAP	Underwritten NOI(2):	$2,711,489
Interest Only Period:	60 months	Underwritten NCF:	$2,607,748
First Payment Date:	September 6, 2024
Maturity Date:	August 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$1,679,292 (TTM May 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$2,265,020
Call Protection:	L(25),D(28),O(7)	2022 NOI:	$2,167,866
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$2,869,351
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$158
Taxes:	$459,451	$114,863	NAP	Maturity Date Loan Per SF:	$158
Insurance:	$14,125	$7,063	NAP	Cut-off Date LTV:	54.3%
Replacement Reserves:	$0	$1,905	NAP	Maturity Date LTV:	54.3%
TI/LC:	$700,000	$15,074	$1,000,000	UW NOI DY:	14.3%
Deferred Maintenance:	$14,375	$0	NAP	UW NCF DSCR:	1.86x
Other(1):	$721,106	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	49.4%	Purchase Price	$35,000,000	91.0%
Borrower Sponsor Equity	19,459,890	50.6	Upfront Reserves	1,909,058	5.0
			Closing Costs	1,550,832	4.0
Total Sources	$38,459,890	100.0%	Total Uses	$38,459,890	100.0%
(1)	Initial Other Reserves represent (i) an unfunded obligations reserve of $422,705.78 and (ii) a leasing reserve of $298,400 for the build out of the space demised to the second largest tenant, Jay Conference 38th Street LLC (“Jay Suites”).
(2)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the second largest tenant, Jay Conference 38th Street LLC, executing its lease in July 2024.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
137

Office – CBD 8 West 38th Street New York, NY 10018	Collateral Asset Summary – Loan No. 15 8 West 38th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 54.3% 1.86x 14.3%

The following table presents certain information relating to the major tenants at the 8 West 38th Street property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
TCW Trends Inc.	NR/NR/NR	13,300	11.0%	$471,924	$35.48	9.1%	2/28/2025	N	None
Jay Suites(2)	NR/NR/NR	12,430	10.3	576,131	$46.35	11.1	6/30/2034	N	1 x 5 Yr
A&M Rosenthal dba Dessy	NR/NR/NR	11,750	9.7	547,991	$46.64	10.6	6/30/2031	N	1 x 2 Yr
Cocooning Electronics LTD.	NR/NR/NR	11,200	9.3	373,356	$33.34	7.2	12/31/2033	N	None
Apple Ophthalmology PLLC	NR/NR/NR	4,620	3.8	270,200	$58.48	5.2	10/31/2030	N	None
Aptean, Inc.	NR/NR/NR	4,376	3.6	166,320	$38.01	3.2	11/30/2026	N	None
Ola Consulting Engineers P.C.	NR/NR/NR	4,335	3.6	168,848	$38.95	3.3	10/31/2032	N	None
Community Builders Inc.	NR/NR/NR	3,750	3.1	247,538	$66.01	4.8	8/31/2025	N	None
Grain Group, LLC	NR/NR/NR	3,604	3.0	152,198	$42.23	2.9	3/31/2025	N	None
Applied Academics LLC	NR/NR/NR	3,460	2.9	176,210	$50.93	3.4	5/31/2030	N	None
Largest Tenants		72,825	60.4%	$3,150,715	$43.26	60.9%
Remaining Occupied		36,017	29.9	$2,024,256	$56.20	39.1
Total Occupied		108,842	90.3%	$5,174,970	$47.55	100.0%
Vacant		11,747	9.7
Total		120,589	100.0%
(1)	Based on the underwritten rent roll dated June 7, 2024 inclusive of rent steps through July 1, 2025.
(2)	Borrower-affiliated tenant.

The following table presents certain information relating to the lease rollover schedule at the 8 West 38th Street property:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM(2)	1,000	0.8%	0.8%	$31,200	0.6%	$31.20	2
2024	3,425	2.8	3.7%	192,213	3.7	$56.12	1
2025	22,904	19.0	22.7%	988,149	19.1	$43.14	4
2026	9,826	8.1	30.8%	480,244	9.3	$48.87	3
2027	8,922	7.4	38.2%	354,092	6.8	$39.69	5
2028	3,942	3.3	41.5%	229,945	4.4	$58.33	2
2029	6,135	5.1	46.6%	582,426	11.3	$94.93	3
2030	8,620	7.1	53.7%	471,495	9.1	$54.70	3
2031	16,103	13.4	67.1%	726,872	14.0	$45.14	3
2032	4,335	3.6	70.7%	168,848	3.3	$38.95	1
2033	11,200	9.3	80.0%	373,356	7.2	$33.34	1
2034	12,430	10.3	90.3%	576,131	11.1	$46.35	1
2035 & Thereafter	0	0.0	90.3%	0	0.0	$0.00	0
Vacant	11,747	9.7	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	120,589	100.0%		$5,174,970	100.0%	$47.55	29
(1)	Information is based on the underwritten rent roll dated June 7, 2024 inclusive of rent steps through July 1, 2025.
(2)	One MTM tenant utilizes its space as storage rooms and is therefore not allocated any SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
138

Office – CBD 8 West 38th Street New York, NY 10018	Collateral Asset Summary – Loan No. 15 8 West 38th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,000,000 54.3% 1.86x 14.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 8 West 38th Street property:

Cash Flow Analysis(1)
	2021	2022	2023	TTM 5/31/2024	U/W	U/W Per SF
Base Rent	$4,972,990	$4,554,097	$4,494,448	$4,267,926	$5,011,195	$41.56
Contractual Rent Steps(2)	0	0	0	0	163,776	$1.36
Potential Income from Vacant Space	0	0	0	0	485,115	$4.02
Gross Potential Rent	$4,972,990	$4,554,097	$4,494,448	$4,267,926	$5,660,085	$46.94
Reimbursements	534,599	469,752	480,575	455,861	419,890	$3.48
Total Gross Income	$5,507,589	$5,023,848	$4,975,023	$4,723,787	$6,079,975	$50.42
(Vacancy / Credit Loss)	0	0	0	0	(607,997)	($5.04)
Effective Gross Income	$5,507,589	$5,023,848	$4,975,023	$4,723,787	$5,471,977	$45.38
Management Fee	165,228	150,715	149,251	141,714	164,159	$1.36
Real Estate Taxes	1,114,483	1,261,767	1,175,911	1,240,496	1,289,351	$10.69
Insurance	64,287	60,409	74,125	80,315	80,717	$0.67
Other Expenses(3)	1,294,241	1,383,090	1,310,717	1,581,971	1,226,261	$10.17
Total Expenses	$2,638,239	$2,855,983	$2,710,003	$3,044,495	$2,760,488	$22.89

Net Operating Income	$2,869,351	$2,167,866	$2,265,020	$1,679,292	$2,711,489	$22.49
Capital Expenditures	0	0	0	0	22,857	$0.19
TI/LC	0	0	0	0	80,884	$0.67
Net Cash Flow	$2,869,351	$2,167,866	$2,265,020	$1,679,292	$2,607,748	$21.63

Occupancy (%)	86.0%	84.3%	83.6%	90.3%(4)	90.0%(5)
NCF DSCR	2.05x	1.55x	1.62x	1.20x	1.86x
NOI Debt Yield	15.1%	11.4%	11.9%	8.8%	14.3%
(1)	Based on the underwritten rent roll dated June 7, 2024.
(2)	Inclusive of rent steps through July 1, 2025.
(3)	Other Expenses include payroll and benefits, cleaning, contract services, repairs and maintenance, utilities, general and administrative, and garment district business improvement district expenses.
(4)	Represents occupancy as of June 7, 2024.
(5)	Represents economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-262701) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Bancroft Capital, LLC or Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.
139